Exhibit 4.1 ZEBRA TECHNOLOGIES CORPORATION 6.500% SENIOR NOTES DUE 2032 INDENTURE DATED AS OF MAY 28, 2024 U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, AS TRUSTEE

i TABLE OF CONTENTS PAGE ARTICLE 1 DEFINITIONS AND INCORPORATION BY REFERENCE Section 1.01. Definitions .................................................................................................................1 Section 1.02. Other Definitions ....................................................................................................34 Section 1.03. Rules of Construction ..............................................................................................34 Section 1.04. Financial Calculations for Limited Condition Transactions and Otherwise .........36 Section 1.05. Acts of Holders ........................................................................................................37 ARTICLE 2 THE NOTES Section 2.01. Form and Dating, Terms.........................................................................................39 Section 2.02. Execution and Authentication .................................................................................40 Section 2.03. Registrar; Paying Agent .........................................................................................41 Section 2.04. Paying Agent to Hold Money in Trust ....................................................................41 Section 2.05. Holder Lists .............................................................................................................42 Section 2.06. Transfers and Exchange .........................................................................................42 Section 2.07. Replacement Notes ..................................................................................................43 Section 2.08. Outstanding Notes ...................................................................................................43 Section 2.09. Treasury Notes ........................................................................................................44 Section 2.10. Temporary Notes .....................................................................................................44 Section 2.11. Cancellation ............................................................................................................44 Section 2.12. Interest and Defaulted Interest ...............................................................................45 Section 2.13. CUSIP and ISIN Numbers ......................................................................................46 Section 2.14. Persons Deemed Owners ........................................................................................46 ARTICLE 3 REDEMPTION AND PREPAYMENT Section 3.01. Notices to Trustee ...................................................................................................46 Section 3.02. Selection of Notes to Be Redeemed .........................................................................47 Section 3.03. Notice of Optional Redemption ...............................................................................47 Section 3.04. Effect of Notice of Redemption ...............................................................................48 Section 3.05. Deposit of Redemption Price ..................................................................................49 Section 3.06. Notes Redeemed in Part ..........................................................................................49 Section 3.07. Optional Redemption ..............................................................................................49 Section 3.08. Mandatory Redemption or Sinking Fund ................................................................50 ARTICLE 4 COVENANTS Section 4.01. Payment of Notes ....................................................................................................50 Section 4.02. Maintenance of Office or Agency ...........................................................................51

ii Section 4.03. SEC Reports ............................................................................................................51 Section 4.04. Compliance Certificate ...........................................................................................52 Section 4.05. Taxes .......................................................................................................................53 Section 4.06. Stay, Extension and Usury Laws .............................................................................53 Section 4.07. Limitation on Liens .................................................................................................53 Section 4.08. Offer to Repurchase Upon Change of Control Triggering Event ...........................54 Section 4.09. Corporate Existence................................................................................................55 Section 4.10. Limitation on Guarantees .......................................................................................55 Section 4.11. Suspension of Covenants.........................................................................................56 ARTICLE 5 SUCCESSORS Section 5.01. Merger, Consolidation, or Sale of Assets ...............................................................57 Section 5.02. Successor Company Substituted .............................................................................59 ARTICLE 6 DEFAULTS AND REMEDIES Section 6.01. Events of Default .....................................................................................................59 Section 6.02. Acceleration ............................................................................................................63 Section 6.03. Collection of Indebtedness and Suits for Enforcement by Trustee .........................63 Section 6.04. Trustee May File Proofs of Claim ..........................................................................64 Section 6.05. Trustee May Enforce Claims Without Possession of Securities .............................65 Section 6.06. Application of Money Collected..............................................................................65 Section 6.07. Limitation on Suits ..................................................................................................65 Section 6.08. Unconditional Right of Holders to Receive Principal and Interest ........................66 Section 6.09. Restoration of Rights and Remedies .......................................................................66 Section 6.10. Rights and Remedies Cumulative............................................................................66 Section 6.11. Delay or Omission Not Waiver ...............................................................................66 Section 6.12. Control by Holders .................................................................................................67 Section 6.13. Waiver of Past Defaults ..........................................................................................67 Section 6.14. Undertaking for Costs .............................................................................................67 ARTICLE 7 TRUSTEE Section 7.01. Duties of Trustee .....................................................................................................68 Section 7.02. Rights of Trustee .....................................................................................................69 Section 7.03. Individual Rights of the Trustee ..............................................................................71 Section 7.04. Trustee’s Disclaimer ...............................................................................................71 Section 7.05. Notice of Defaults ...................................................................................................71 Section 7.06. Compensation and Indemnity .................................................................................71 Section 7.07. Right of Trustee to Rely on Officer’s Certificate and an Opinion of Counsel ........72 Section 7.08. Replacement of Trustee ...........................................................................................73 Section 7.09. Successor Trustee by Merger, Etc ..........................................................................73 Section 7.10. Eligibility; Disqualification ....................................................................................74

iii Section 7.11. Appointment of Authenticating Agent .....................................................................74 ARTICLE 8 DEFEASANCE; DISCHARGE OF THIS INDENTURE Section 8.01. Satisfaction and Discharge of Indenture ................................................................75 Section 8.02. Application of Trust Funds; Indemnification ..........................................................76 Section 8.03. Legal Defeasance of the Notes ................................................................................77 Section 8.04. Covenant Defeasance ..............................................................................................78 Section 8.05. Repayment to Issuer ................................................................................................79 Section 8.06. Reinstatement ..........................................................................................................80 Section 8.07. Release of Other Obligations ..................................................................................80 ARTICLE 9 AMENDMENT, SUPPLEMENT AND WAIVER Section 9.01. Without Consent of Holders of the Notes ................................................................80 Section 9.02. With Consent of Holders of Notes ...........................................................................81 Section 9.03. Limitations ..............................................................................................................82 Section 9.04. Revocation and Effect of Consents .........................................................................83 Section 9.05. Notation on or Exchange of Notes ..........................................................................83 Section 9.06. Trustee to Sign Amendments, Etc............................................................................83 Section 9.07. Officer’s Certificate and Opinion of Counsel .........................................................83 ARTICLE 10 GUARANTEES Section 10.01. Guarantees ............................................................................................................83 Section 10.02. Execution and Delivery of Guarantee...................................................................85 Section 10.03. Severability ...........................................................................................................85 Section 10.04. Limitation of Guarantors’ Liability ......................................................................85 Section 10.05. Termination, Release and Discharges ..................................................................85 Section 10.06. Benefits Acknowledged .........................................................................................86 ARTICLE 11 MISCELLANEOUS Section 11.01. Concerning the Trust Indenture Act .....................................................................87 Section 11.02. Notices...................................................................................................................87 Section 11.03. Certificate and Opinion as to Conditions Precedent ............................................88 Section 11.04. Statements Required in Certificate or Opinion .....................................................89 Section 11.05. Rules by Trustee and Agents .................................................................................90 Section 11.06. No Personal Liability of Directors, Officers, Employees and Stockholders.........90 Section 11.07. Governing Law; Consent to Jurisdiction ..............................................................90 Section 11.08. No Adverse Interpretation of Other Agreements ..................................................91 Section 11.09. Successors .............................................................................................................91 Section 11.10. Severability ...........................................................................................................91 Section 11.11. Execution in Counterparts ....................................................................................91

iv Section 11.12. Table of Contents, Headings, Etc .........................................................................91 Section 11.13. Force Majeure ......................................................................................................91 Section 11.14. Legal Holidays ......................................................................................................91 Section 11.15. Benefit of the Indenture .........................................................................................92 Section 11.16. U.S.A. Patriot Act..................................................................................................92 Section 11.17. Withholdings and Deductions ...............................................................................92

This Indenture, dated as of May 28, 2024, is by and among Zebra Technologies Corporation, a Delaware Corporation (the “Company”), the guarantors listed on the signature pages hereto and U.S. Bank Trust Company, National Association, as trustee (in such capacity, the “Trustee”). RECITALS OF THE COMPANY WHEREAS, the Company has duly authorized the execution and delivery of this Indenture to provide for (i) the issuance of $500,000,000 in aggregate principal amount of 6.500% Senior Notes due 2032 issued on the date hereof (the “Initial Notes”) and (ii) the issuance of Additional Notes (as defined herein) that may be issued from time to time on any date subsequent to the Issue Date, to be guaranteed as provided herein by the Guarantors; WHEREAS, all things necessary have been done by the Company to make this Indenture, when executed and delivered by the Company, a valid, binding and legal instrument; WHEREAS, all things necessary have been done by the Company to make the Notes, when executed by the Company and authenticated and delivered in accordance with the provisions of this Indenture, the valid obligations of Company. NOW, THEREFORE, THIS INDENTURE WITNESSETH: For and in consideration of the premises and the purchase of the Notes by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders, as follows: ARTICLE 1 DEFINITIONS AND INCORPORATION BY REFERENCE Section 1.01. Definitions. The words “herein,” “hereof” and “hereby” and other words of similar import used in this Indenture refer to this Indenture as a whole and not to any particular section hereof. “Acquired Indebtedness” means with respect to any Person (a) Indebtedness of any other Person or any of its Subsidiaries existing at the time such other Person becomes a Subsidiary or merges or amalgamates with or into or consolidates or otherwise combines with the Company or any Subsidiary and (b) Indebtedness secured by a Lien encumbering any asset acquired by such Person. Acquired Indebtedness shall be deemed to have been incurred, with respect to clause (a) of the preceding sentence, on the date such Person becomes a Subsidiary or on the date of the relevant merger, amalgamation, consolidation, acquisition or other combination. “Acquisition” means any acquisition by the Company or any Restricted Subsidiary, whether by purchase, merger, consolidation, contribution or otherwise, of (w) at least a majority of the assets or property and/or liabilities (or any other substantial part for which financial statements or other financial information is available), or a business line, product line, unit or division of, any other Person, (x) Equity Interests of any other Person such that such other Person

2 becomes a Restricted Subsidiary or (y) additional Equity Interests of any Restricted Subsidiary not then held by the Company or any Restricted Subsidiary. “Additional Notes” means Notes (other than the Initial Notes) issued pursuant to Article 2 and otherwise in compliance with the provisions of this Indenture whether or not they bear the same CUSIP number. “Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified. “Agent” means any Registrar, Paying Agent, transfer agent or other agent appointed pursuant to this Indenture. “amend” means to amend, supplement, restate, amend and restate or otherwise modify, including successively, and “amendment” shall have a correlative meaning. “Applicable Premium” means the greater of (A) 1.0% of the principal amount of such Note and (B) on any redemption date, the excess (to the extent positive) of: (1) the present value at such redemption date of (i) the redemption price of such Note at June 1, 2027 (such redemption price (expressed in percentage of principal amount) being set forth in the table appearing under Section 3.07(c) (excluding accrued but unpaid interest, if any)), plus (ii) all required interest payments due on such Note to and including such date set forth in clause (i) (excluding accrued but unpaid interest, if any), computed upon the redemption date using a discount rate equal to the Applicable Treasury Rate at such redemption date plus 50 basis points; over (2) the outstanding principal amount of such Note, in each case, as calculated by the Company or on behalf of the Company by such Person as the Company shall designate. The Trustee shall have no duty to calculate or verify the calculations of the Applicable Premium. “Applicable Treasury Rate” means the weekly average for each Business Day during the most recent week that has ended at least two Business Days prior to the first day on which the Company mails or otherwise transmits the notice of redemption (or, in the case of redemption in connection with legal or covenant defeasance of the Notes or a satisfaction and discharge of this Indenture, as applicable, at least two Business Days prior to the deposit of trust funds with the Trustee in accordance with the provisions of this Indenture) of the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the Federal Reserve Statistical Release H.15 (or, if such statistical release is not so published or available, any publicly available source of similar market data selected by the Company in good faith)) most nearly equal to the period from the redemption date to June 1, 2027; provided, however, that if the period from the redemption date to June 1, 2027 is not equal to the constant maturity of a United States Treasury security for which a yield is given, the Applicable Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one- twelfth of a year) from the yields of United States Treasury securities for which such yields are

3 given, except that if the period from the redemption date to such applicable date is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used. “Authenticating Agent” means an agent appointed by the Trustee in accordance with Section 2.02(d) and Section 7.11 hereof for the purpose of authenticating the Notes. “Bankruptcy Law” means Title 11, U.S. Code or any similar federal, state or foreign law for the relief of debtors, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, winding-up, restructuring, examinership or similar debtor relief laws. “Board of Directors” means (i) with respect to the Company or any corporation, the board of directors or managers, as applicable, of the corporation, or any duly authorized committee thereof; (ii) with respect to any partnership, the board of directors or other governing body of the general partner, as applicable, of the partnership or any duly authorized committee thereof; (iii) with respect to a limited liability company, the managing member or members or any duly authorized controlling committee thereof; and (iv) with respect to any other Person, the board or any duly authorized committee of such Person serving a similar function. Whenever any provision requires any action or determination to be made by, or any approval of, a Board of Directors, such action, determination or approval shall be deemed to have been taken or made if approved by a majority of the directors on any such Board of Directors (whether or not such action or approval is taken as part of a formal board meeting or as a formal board approval). Unless the context requires otherwise, Board of Directors means the Board of Directors of the Company. “Board Resolution” means a copy of a resolution certified by the Secretary or an Officer of the Company to have been adopted by the Board of Directors or pursuant to authorization by the Board of Directors and to be in full force and effect on the date of the certificate and delivered to the Trustee. “Business Day” means each day that is not a Saturday, Sunday or other day on which banking institutions in New York, New York, United States or in the jurisdiction of the place of payment are authorized or required by law to close. When the payment of any obligation or the performance of any covenant, duty or obligation is stated to be due or performance required on a day which is not a Business Day, the date of such payment or performance shall extend to the immediately succeeding Business Day. “Capital Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP. “Capital Stock” of any Person means any and all shares of, rights to purchase or acquire, warrants, options or depositary receipts for, or other equivalents of, or partnership or other

4 interests in (however designated), equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into, or exchangeable for, such equity. “Capitalized Software Expenditures” means, for any period, the aggregate of all expenditures (whether paid in cash or accrued as liabilities) by the Company and its Restricted Subsidiaries during such period in respect of purchased software or internally developed software and software enhancements that, in conformity with GAAP, are or are required to be reflected as capitalized costs on the consolidated balance sheet of the Company and its Restricted Subsidiaries. “Cash Equivalents” means: (a) (i) Dollars, Canadian Dollars, Sterling or euros, (ii) any national currency of any member state of the European Union or (iii) any other foreign currency, in the case of clauses (ii) and (iii) held by the Company and its Subsidiaries in the ordinary course of business; (b) securities issued or directly and fully guaranteed or insured by the United States or Canadian governments, the United Kingdom, a member state of the European Union or, in each case, any agency or instrumentality thereof (provided that the full faith and credit of such country or such member state is pledged in support thereof), having maturities of not more than two years from the date of acquisition; (c) certificates of deposit, time deposits, eurodollar time deposits, overnight bank deposits or bankers’ acceptances issued by (x) any revolving lender under the Credit Agreement or affiliate thereof or (y) by any bank or trust company (i) whose commercial paper is rated at least “A-1” or the equivalent thereof by S&P or at least “P-1” or the equivalent thereof by Moody’s and (ii) having combined capital and surplus in excess of $500 million; (d) repurchase obligations for underlying securities of the types described in clauses (b) and (c) entered into with any Person referenced in clause (c) above; (e) commercial paper rated at the time of acquisition thereof at least “A-1” or the equivalent thereof by S&P or “P-1” or the equivalent thereof by Moody’s; (f) readily marketable direct obligations issued by any state, commonwealth or territory of the United States of America, any province of Canada, the United Kingdom, any member of the European Union, any other foreign government or any political subdivision or taxing authority thereof, in each case, having one of the two highest rating categories obtainable from either Moody’s or S&P with maturities of not more than two years from the date of acquisition; (g) interests in any investment company or money market fund or enhanced high yield fund which invests at least 90% of its assets in instruments of the type specified in clauses (a) through (f) above; (h) instruments and investments of the type and maturity described in clauses (a) through (g) above denominated in any foreign currency or of foreign obligors, which investments or obligors are, in the reasonable judgment of the Company, comparable in investment quality to those referred to above; and

5 (i) any other investments permitted by the investment policy of the Company and its Restricted Subsidiaries delivered to, and on file with, the administrative agents under the Credit Agreement prior to July 26, 2017. “Cash Management Obligations” means as to any Person, any and all obligations of such Person, whether absolute or contingent and however and whenever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under any agreement to provide Cash Management Services. “Cash Management Services” means any one or more of the following types of services or facilities, including without limitation (a) ACH transactions, (b) cash management services, including controlled disbursement services, treasury, depository, overdraft, netting services, cash pooling arrangements, credit or debit card, stored value card, electronic funds transfer services and (c) foreign exchange facilities or other cash management arrangements in the ordinary course of business. For the avoidance of doubt, Cash Management Services do not include Swap Agreements. “Change of Control” means: (1) the Company becomes aware of (by way of the filing of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, or written notice to the Company or otherwise) the acquisition by any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act as in effect on the Issue Date), directly or indirectly, of more than 50% of the total voting power of the Voting Stock of the Company; (2) the approval by the holders of Capital Stock of the Company of any plan or proposal for the liquidation or dissolution of the Company (whether or not otherwise in compliance with the provisions of this Indenture); or (3) the sale or transfer, in one or a series of related transactions, of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, to a Person (other than the Company or any of its Subsidiaries) and any “person” (as defined in clause (1) above), is or becomes the “beneficial owner” (as so defined) of more than 50% of the total voting power of the Voting Stock of the transferee Person in such sale or transfer of assets, as the case may be. Notwithstanding the foregoing, a transaction shall not be deemed to be a Change of Control if (i) the Company becomes a direct or indirect wholly-owned subsidiary of a holding company and (ii)(A) the direct or indirect holders of the Voting Stock of such holding company immediately following that transaction are substantially the same as the holders of the Company’s Voting Stock immediately prior to that transaction or (B) immediately following that transaction no “person” (as defined in clause (1) above) (other than a holding company satisfying the requirements of this sentence) is the beneficial owner, directly or indirectly, of more than 50% of the Voting Stock of such holding company. Notwithstanding the preceding or any provision of Section 13d-3 of the Exchange Act, (i) a Person or group shall not be deemed to beneficially own (A) Voting Stock subject to a stock or asset purchase agreement, merger agreement, option agreement, warrant agreement or similar

6 agreement (or voting or option or similar agreement related thereto) until the consummation of the acquisition of the Voting Stock in connection with the transactions contemplated by such agreement, (B) any Voting Stock tendered pursuant to a tender or exchange offer made by or on behalf of such Person or any of such Person’s Affiliates until such tendered securities are accepted for purchase or exchange thereunder, or (C) any Voting Stock if such beneficial ownership arises solely as a result of a proxy delivered in a proxy or consent solicitation made pursuant to the applicable rules and regulations of the Exchange Act, (ii) a Person or group will not be deemed to beneficially own the Voting Stock of another Person as a result of its ownership of Voting Stock or other securities of such other Person’s parent entity (or related contractual rights) unless it owns 50% or more of the total voting power of the Voting Stock entitled to vote for the election of directors of such parent entity having a majority of the aggregate votes on the Board of Directors of such parent entity and (iii) the right to acquire Voting Stock (so long as such Person does not have the right to direct the voting of the Voting Stock subject to such right) or any veto power in connection with the acquisition or disposition of Voting Stock will not cause a party to be a beneficial owner. “Change of Control Triggering Event” means the occurrence of both a Change of Control and a Ratings Event. “Company Order” means a written order signed in the name of the Company by one Officer, who must be the Chairman of the Board of Directors, Chief Executive Officer, President, Chief Operating Officer, Chief Financial Officer, Chief Accounting Officer, Chief Legal Officer, General Counsel, any Executive Vice President, any Senior Vice President, any other Vice President (whether or not designated by a word or words added before or after the title “Vice President”), Secretary, Assistant Secretary, Treasurer or any Assistant Treasurer of the Company. “Consolidated Depreciation and Amortization Expense” means, with respect to the Company and its Restricted Subsidiaries for any period, the total amount of depreciation and amortization expense, including amortization or write-off of (i) intangibles and non-cash organization costs, (ii) deferred financing fees or costs and (iii) Capitalized Software Expenditures or costs, capitalized expenditures, customer acquisition costs and incentive payments, conversion costs and contract acquisition costs, the amortization of original issue discount resulting from the issuance of Indebtedness at less than par and amortization of favorable or unfavorable lease assets or liabilities, of such Person and its Restricted Subsidiaries for such period on a consolidated basis and otherwise determined in accordance with GAAP and any write down of assets or asset value carried on the balance sheet. “Consolidated EBITDA” for any period means the Consolidated Net Income for such period: (1) increased (without duplication) by: (a) provision for taxes based on income or profits or capital, including, without limitation, federal, state, provincial, local, foreign, unitary, excise, property, franchise and similar taxes and foreign withholding and similar taxes (including

7 any penalties and interest) of such Person paid or accrued during such period deducted (and not added back) in computing Consolidated Net Income; plus (b) Consolidated Interest Expense of such Person for such period (including (x) net losses on Swap Obligations or other derivative instruments entered into for the purpose of hedging interest rate risk and (y) costs of surety bonds in connection with financing activities), to the extent the same were deducted (and not added back) in computing Consolidated Net Income; plus (c) Consolidated Depreciation and Amortization Expense of such Person for such period to the extent the same were deducted (and not added back) in computing Consolidated Net Income; plus (d) any fees, costs, expenses or charges (other than Consolidated Depreciation and Amortization Expense) related to any actual, proposed or contemplated issuance or registration (actual or proposed) of Equity Interests or any Investment, acquisition, disposition, recapitalization or the incurrence or registration (actual or proposed) of Indebtedness (including a refinancing, amendment, waiver or other modification thereof) in each case, whether or not consummated, deducted (and not added back) in computing Consolidated Net Income; plus (e) the amount of any restructuring charge, reserve, integration cost or other business optimization expense or cost (including charges directly related to implementation of cost-savings initiatives), that is deducted (and not added back) in such period in computing Consolidated Net Income including, without limitation, those related to severance, retention, signing bonuses, relocation, recruiting and other employee related costs, future lease commitments and costs related to the opening and closure and/or consolidation of facilities; plus (f) any other non-cash charges, write-downs, expenses, losses or items reducing Consolidated Net Income for such period including any impairment charges or the impact of purchase accounting, or other items classified by the Company as special items; plus (g) the amount of cost savings, operating expense reductions, other operating improvements and initiatives and synergies projected by the Company in good faith to be reasonably anticipated to be realizable or a plan for realization shall have been established within twenty-four (24) months of the date thereof (which will be added to Consolidated EBITDA as so projected until fully realized and calculated on a pro forma basis as though such cost savings, operating expense reductions, other operating improvements and initiatives and synergies had been realized on the first day of such period), net of the amount of actual benefits realized during such period from such actions; provided that, to the extent any such operational changes are not associated with a Specified Transaction, all steps have been taken for realizing such cost savings and such cost savings are reasonably identifiable and factually supportable (in the good faith determination of the Company); provided further, that the aggregate amount added back pursuant

8 to this clause (g) for any period shall not exceed 25% of Consolidated EBITDA for such period (calculated after giving full effect to the pro forma adjustments set forth in this clause (g)); plus (h) the amount of loss on any sale of Securitization Assets and related assets to a Securitization Subsidiary in connection with a Qualified Securitization Financing; plus (i) any costs or expense incurred by the Company or any Restricted Subsidiary pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement or any stock subscription or shareholder agreement, to the extent that such costs or expenses are funded with net cash proceeds of an issuance of Qualified Equity Interests of the Company; plus (j) cash receipts (or any netting arrangements resulting in reduced cash expenditures) not representing Consolidated EBITDA or Consolidated Net Income in any period to the extent non-cash gains relating to such income were deducted in the calculation of Consolidated EBITDA pursuant to clause (2) below for any previous period and not added back; plus (k) any net loss included in the consolidated financial statements due to the application of Financial Accounting Standards No. 160 “Non-controlling Interests in Consolidated Financial Statements (“FAS 160”) (Accounting Standards Codification Topic 810); plus (l) realized foreign exchange losses resulting from the impact of foreign currency changes on the valuation of assets or liabilities on the balance sheet of the Company and its Restricted Subsidiaries; plus (m) net realized losses from Swap Obligations or embedded derivatives that require similar accounting treatment and the application of Accounting Standard Codification Topic 815 and related pronouncements, in each case to the extent not added back pursuant to clause (b) above; plus (n) the amount of any minority interest expense consisting of Subsidiary income attributable to minority equity interests of third parties in any non-wholly owned Subsidiary of the Company deducted in computing Consolidated Net Income (and not added back in such period to Consolidated Net Income); plus (o) costs related to the implementation of operational and reporting systems and technology initiatives. (2) decreased (without duplication) by: (a) non-cash gains increasing Consolidated Net Income of such Person for such period, excluding any non-cash gains to the extent they represent the reversal of an accrual or reserve for a potential cash item that reduced Consolidated EBITDA in any prior period and any non-cash gains with respect to cash actually received in a prior period so long as such cash did not increase Consolidated

9 EBITDA in such prior period; plus (b) realized foreign exchange income or gains resulting from the impact of foreign currency changes on the valuation of assets or liabilities on the balance sheet of the Company and its Restricted Subsidiaries; plus (c) any net realized income or gains from Swap Obligations or embedded derivatives that require similar accounting treatment and the application of Accounting Standard Codification Topic 815 and related pronouncements; plus (d) any net income included in the consolidated financial statements due to the application of FAS 160 (Accounting Standards Codification Topic 810); plus (e) all cash payments made during such period to the extent made on account of non-cash reserves and other non-cash charges added back to Consolidated Net Income pursuant to clause (f) above in a previous period (it being understood that this clause (2)(e) shall not be utilized in reversing any non-cash reserve or charge added to Consolidated Net Income); plus (f) the amount of any minority interest income consisting of Subsidiary loss attributable to minority equity interests of third parties in any non-wholly owned Subsidiary of the Company added to Consolidated Net Income (and not deducted in such period from Consolidated Net Income); plus (3) increased or decreased (without duplication) by, as applicable, any adjustments resulting for the application of Accounting Standards Codification Topic 460 or any comparable regulation. For purposes of determining compliance with any financial test or ratio under this Indenture, (x) Consolidated EBITDA (i) of any Person, property, business or asset acquired by the Company or any Restricted Subsidiary of the Company during such period and (ii) of any Unrestricted Subsidiary that is converted into a Restricted Subsidiary shall be included in determining Consolidated EBITDA of the Company and its Restricted Subsidiaries for any period, (y) Consolidated EBITDA of any Restricted Subsidiary or any operating entity for which historical financial statements are available that is disposed of during such period or any Restricted Subsidiary that is converted into an Unrestricted Subsidiary during such period shall be excluded in determining Consolidated EBITDA of the Company and its Restricted Subsidiaries for any period, and (z) Consolidated EBITDA shall be calculated on a Pro Forma Basis. Unless otherwise provided herein, Consolidated EBITDA shall be calculated with respect to the Company and its Restricted Subsidiaries. “Consolidated Interest Expense” means, with respect to the Company and its Restricted Subsidiaries for any period, without duplication, the sum of: (1) consolidated interest expense of such Person for such period, to the extent such expense was deducted (and not added back) in computing Consolidated Net Income (including (a) amortization of original issue discount or premium resulting from the issuance of Indebtedness at less than par, (b) all commissions, discounts and other fees and charges owed with respect to letters of credit or bankers acceptances or any similar facilities or financing and hedging agreements, (c) non-cash interest payments (but excluding any non-cash interest expense attributable to the movement in the mark to market valuation of any Swap Obligations or other derivative instruments pursuant to GAAP), (d) the interest component of Capital Lease Obligations, (e) net payments, if any, pursuant to interest rate Swap Obligations with respect to Indebtedness, and (f) to the extent constituting interest expense in accordance with GAAP, consulting fees and expenses, and excluding

10 (t) penalties and interest relating to taxes, (u) accretion or accrual of discounted liabilities other than Indebtedness, (v) any expense resulting from the discounting of any Indebtedness in connection with the application of purchase accounting in connection with any acquisition, (w) amortization of deferred financing fees, debt issuance costs, commissions, fees and expenses, (x) any expensing of bridge, commitment and other financing fees and (y) interest with respect to Indebtedness of any parent of such Person appearing upon the balance sheet of such Person solely by reason of push-down accounting under GAAP); plus (2) consolidated capitalized interest of such Person for such period, whether paid or accrued; plus (3) all cash dividends or other distributions paid (excluding items eliminated in consolidation) on any series of Preferred Stock of any Subsidiary of such Person during such period; plus (4) all cash dividends or other distributions paid (excluding items eliminated in consolidation) on any series of Disqualified Equity Interests during this period; minus (5) interest income for such period. For purposes of this definition, interest on a Capital Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by such Person to be the rate of interest implicit in such Capital Lease Obligation in accordance with GAAP. “Consolidated Net Income” means, for any period, the net income (loss) of the Company and its Restricted Subsidiaries determined on a consolidated basis on the basis of GAAP; provided, however, that there will not be included in such Consolidated Net Income: (a) subject to the limitations contained in clause (iv) below, any net income (loss) of any Person if such Person is not a Restricted Subsidiary, except that any equity in the net income of any such Person for such period will be included in such Consolidated Net Income up to the aggregate amount of cash or Cash Equivalents actually distributed or that (as reasonably determined by a Financial Officer of the Company) could have been distributed by such Person during such period to the Company or any Restricted Subsidiary as a dividend or other distribution or as a return on investment; (b) any net gain (or loss) realized upon the sale or other disposition of any asset or disposed operations of the Company or any Restricted Subsidiaries (including pursuant to any Sale Leaseback which is not sold or otherwise disposed of in the ordinary course of business); (c) any extraordinary, exceptional, unusual or nonrecurring gain, loss, charge or expense, or any charges, expenses or reserves in respect of any restructuring, integration, redundancy or severance expense; (d) the cumulative effect of a change in accounting principles;

11 (e) any (i) non-cash compensation charge or expense arising from any grant of stock, stock options or other equity based awards and any non-cash deemed finance charges in respect of any pension liabilities or other provisions or on the re- valuation of any benefit plan obligation and (ii) income (loss) attributable to deferred compensation plans or trusts; (f) all deferred financing costs written off or amortized and premiums paid or other expenses incurred directly in connection with any early extinguishment of Indebtedness and any net gain (loss) from any write-off or forgiveness of Indebtedness; (g) any unrealized gains or losses in respect of Swap Obligations or any ineffectiveness recognized in earnings related to qualifying hedge transactions or the fair value of changes therein recognized in earnings for derivatives that do not qualify as hedge transactions, in each case, in respect of Swap Obligations; (h) any unrealized foreign currency transaction gains or losses in respect of obligations of any Person denominated in a currency other than the functional currency of such Person and any unrealized foreign exchange gains or losses relating to translation of assets and liabilities denominated in foreign currencies; (i) any unrealized foreign currency translation or transaction gains or losses in respect of Indebtedness or other obligations of the Company or any Restricted Subsidiary owing to the Company or any Restricted Subsidiary; (j) any purchase accounting effects including, but not limited to, adjustments to inventory, property and equipment, software and other intangible assets and deferred revenue in component amounts required or permitted by GAAP and related authoritative pronouncements (including the effects of such adjustments pushed down to the Company and the Restricted Subsidiaries), as a result of any consummated acquisition, or the amortization or write-off of any amounts thereof (including any write-off of in process research and development); (k) any goodwill or other asset impairment charge or write-off or write-down; (l) any after-tax effect of income (loss) from the early retirement, extinguishment or cancellation of Indebtedness or Swap Obligations or other derivative instruments; (m) [reserved]; (n) any net unrealized gains and losses resulting from Swap Obligations or embedded derivatives that require similar accounting treatment and the application of Accounting Standards Codification Topic 815 and related pronouncements; (o) proceeds from any business interruption insurance to the extent not already included in Consolidated Net Income; (p) the amount of any expense to the extent a corresponding amount is received in cash by the Company and the Restricted Subsidiaries from a Person other than the Company or any Restricted Subsidiaries, provided such payment has not been included in determining Consolidated Net Income (it being understood that if the amounts received in cash under any

12 such agreement in any period exceed the amount of expense in respect of such period, such excess amounts received may be carried forward and applied against expense in future periods); (q) gains and losses on the sale, exchange or other disposition of assets outside the ordinary course of business or abandonment of assets and from discontinued operations; and (r) cash and non-cash charges, paid or accrued, and gains resulting from the application of Financial Accounting Standards No. 141R (Accounting Standards Codification Topic 805) (including with respect to earn-outs incurred by the Company or any of its Restricted Subsidiaries). In addition, to the extent not already included in the Consolidated Net Income of the Company and its Restricted Subsidiaries, notwithstanding anything to the contrary in the foregoing, Consolidated Net Income shall exclude (i) any expenses and charges that are reimbursed by indemnification or other reimbursement provisions, or so long as the Company has made a determination that there exists reasonable evidence that such amount will in fact be indemnified or reimbursed (and such amount is in fact reimbursed within 365 days of the date of such charge or payment (with a deduction for any amount so added back to the extent not so reimbursed within such 365 days)), in connection with any investment or any sale, conveyance, transfer or other disposition of assets permitted hereunder, (ii) to the extent covered by insurance and actually reimbursed, or, so long as the Company has made a determination that there exists reasonable evidence that such amount will in fact be reimbursed by the insurer and such amount is (A) not denied by the applicable carrier in writing within 180 days of the date of such evidence and (B) in fact reimbursed within 365 days of the date of such evidence (with a deduction for any amount so added back to the extent not so reimbursed within 365 days), expenses with respect to liability or casualty events or business interruption and (iii) any expenses and charges to the extent paid for, or so long as the Company has made a determination that there exists reasonable evidence that such amount will in fact be reimbursed (and such amount is in fact reimbursed within 365 days of the date of such payment (with a deduction for any amount so added back to the extent not so reimbursed within 365 days)), by any third party other than the Company or any of its Restricted Subsidiaries. “Consolidated Total Assets” means, as of any date of determination, the amount that would, in conformity with GAAP, be set forth opposite the caption “total assets” (or any like caption) on the most recent consolidated balance sheet of the Company and the Restricted Subsidiaries at such date or, for the period prior to the time any such statements are so delivered, the pro forma financial statements of the Company giving effect to the Transactions. “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. The terms “Controlling” and “Controlled” have meanings correlative thereto. “Corporate Trust Office” means the offices of the Trustee at which at any time this Indenture is being administered, which office as of the date hereof is located at U.S. Bank Trust Company, National Association, Global Corporate Trust, 100 Wall Street, Suite 600, New York, New York, 10005 Attention: C. Grell (Zebra Technologies) or such other address as the Trustee

13 may designate from time to time by notice to the Holders and the Company, or the corporate trust office of any successor trustee (or such other address as such successor trustee may designate from time to time by notice to the Holders and the Company). “Credit Agreement” means the Amended and Restated Credit Agreement, dated July 26, 2017 (originally dated as of October 27, 2014 and amended by Amendment No. 1, dated May 31, 2018, Amendment No. 2, dated August 9, 2019, and Amendment No. 3, dated May 25, 2022), by and among the Company, the lenders party thereto, and JPMorgan Chase Bank, N.A. “Credit Facility” means, with respect to the Company or any of its Subsidiaries, one or more credit facilities, debt facilities, financing agreements, indentures or other arrangements (including, without limitation, any term loan, revolving credit, line of credit or similar agreement, commercial paper facilities and overdraft facilities) with one or more banks, other financial institutions or investors providing for loans, borrowings, revolving credit loans, term loans, notes, bonds, receivables financing (including through the sale of receivables to such institutions or to special purpose entities formed to borrow from such institutions against such receivables), letters of credit or other Indebtedness, in each case, as amended, restated, modified, renewed, refunded, replaced, restructured, refinanced, repaid, increased or extended in whole or in part from time to time (and whether in whole or in part and whether or not with the original administrative agent and lenders or another administrative agent or agents or other banks or institutions and whether provided under one or more credit facilities, debt facilities, financing agreements, indentures or other arrangements (including, without limitation, any term loan, revolving credit, line of credit or similar agreement, commercial paper facilities and overdraft facilities)) and in each case including all agreements, instruments and documents executed and delivered pursuant to or in connection with the foregoing (including any notes and letters of credit issued pursuant thereto and any Guarantee and collateral agreement, patent and trademark security agreement, mortgages or letter of credit applications and other Guarantees, pledges, agreements, security agreements and collateral documents). Without limiting the generality of the foregoing, the term “Credit Facility” shall include any agreement or instrument (1) changing the maturity of any Indebtedness incurred thereunder or contemplated thereby, (2) adding Subsidiaries of the Company as additional borrowers or guarantors thereunder, (3) increasing the amount of Indebtedness incurred thereunder or available to be borrowed thereunder or (4) otherwise altering the terms and conditions thereof. “Custodian” means the Person appointed as custodian for the Depositary with respect to the Global Notes, or any successor entity thereto. “Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default; provided that any Default that results solely from the taking of an action that would have been permitted but for the continuation of a previous Default will be deemed to be cured if such previous Default is cured prior to becoming an Event of Default. “Definitive Note” means a certificated Initial Note or Additional Note (bearing the Restricted Notes Legend (as defined in Appendix A) if the transfer of such Note is restricted by applicable law) that does not include the Global Notes Legend (as defined in Appendix A).

14 “Depositary” means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.03(b) hereof as the Depositary with respect to the Global Notes, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provision of this Indenture. “Derivative Instrument” with respect to a Person, means any contract, instrument or other right to receive payment or delivery of cash or other assets to which such Person or any Affiliate of such Person that is acting in concert with such Person in connection with such Person’s investment in the Notes (other than a Screened Affiliate) is a party (whether or not requiring further performance by such Person), the value and/or cash flows of which (or any material portion thereof) are materially affected by the value and/or performance of the Notes and/or the creditworthiness of the Company and/or the Guarantor (the “Performance References”). “Disqualified Equity Interests” means Equity Interests that by their terms (or by the terms of any security into which they are convertible or for which they are exchangeable) (a) require the payment of any cash dividends (other than dividends payable solely in shares of Qualified Equity Interests), (b) mature or are mandatorily redeemable or subject to mandatory repurchase or redemption or repurchase at the option of the holders thereof, in whole or in part and whether upon the occurrence of any event, pursuant to a sinking fund obligation, on a fixed date or otherwise, prior to the date that is 91 days after the Stated Maturity of the Notes (other than (i) upon payment in full of the Obligations (other than contingent indemnification obligations for which no claim has been made) or (ii) upon a “change in control” or (iii) asset sale or similar event) or (c) are convertible or exchangeable, automatically or at the option of any holder thereof, into any Indebtedness other than Indebtedness otherwise permitted under this Indenture; provided that if such Equity Interests are issued pursuant to a plan for the benefit of employees of the Company or the Restricted Subsidiaries or by any such plan to such employees, such Equity Interests shall not constitute Disqualified Equity Interests solely because they may be required to be repurchased by the Company or its Restricted Subsidiaries in order to satisfy applicable statutory or regulatory obligations or as a result of such employee’s termination, death or disability. “Dollars” or “$” means the lawful money of the United States of America. “Domestic Subsidiary” means any Subsidiary of the Company that is incorporated or organized under the laws of the Unites States of America, any state thereof or the District of Columbia. “DTC” means The Depository Trust Company or any successor securities clearing agency. “Equity Interests” means shares of capital stock or other share capital, partnership interests, membership interests in a limited liability or exempted company, beneficial interests in a trust or other equity ownership interests in a Person, and any option, warrant or other right entitling the holder thereof to purchase or otherwise acquire any such equity interest.

15 “Equity Offering” means (i) a sale of Capital Stock (other than through the issuance of Disqualified Equity Interests) other than (a) offerings registered on Form S-8 (or any successor form) under the Securities Act or any similar offering in other jurisdictions or other securities of the and (b) issuances of Capital Stock to any Subsidiary of the Company or (ii) a cash equity contribution to the Company. “euro” means the lawful currency of the Participating Member States introduced in accordance with the legislative measures of the European Council for the introduction of, changeover to or operation of a single or unified European currency. “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder, as amended. “Financial Officer” of any Person means the chief financial officer, vice president of finance, principal accounting officer or treasurer of such Person. “Fitch” means Fitch Ratings, Inc. or any of its successors or assigns that is a Nationally Recognized Statistical Rating Organization. “GAAP” means generally accepted accounting principles in the United States of America set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect from time to time; provided that all terms of an accounting or financial nature used in this Indenture shall be construed, and all computations of amounts and ratios referred to in this Indenture shall be made (a) without giving effect to any election under Accounting Standards Codification Topic 825 — Financial Instruments, or any successor thereto or comparable accounting principle (including pursuant to the Accounting Standards Codification), to value any Indebtedness of the Company or any Subsidiary at “fair value,” as defined therein and (b) the amount of any Indebtedness under GAAP with respect to Capital Lease Obligations shall be determined in accordance with the definition of Capital Lease Obligations. At any time after the Issue Date, the Company may elect to apply IFRS accounting principles in lieu of GAAP and, upon any such election, references herein to GAAP shall thereafter be construed to mean IFRS (except as otherwise provided in this Indenture); provided that any such election, once made, shall be irrevocable; provided, further, any calculation or determination in this Indenture that requires the application of GAAP for periods that include fiscal quarters ended prior to the Company’s election to apply IFRS shall remain as previously calculated or determined in accordance with GAAP. The Company shall give written notice of any such election made in accordance with this definition to the Trustee. For the avoidance of doubt, solely making an election (without any other action) referred to in this definition will not be treated as an incurrence of Indebtedness. If there occurs a change in IFRS or GAAP, as the case may be, and such change would cause a change in the method of calculation of any standards, terms or measures used in this Indenture (an “Accounting Change”), then the Company may elect that such standards, terms or measures shall be calculated as if such Accounting Change had not occurred.

16 “Governmental Authority” means the government of the United States of America, the United Kingdom, and any other nation or any political subdivision thereof, whether state, county, provincial, local or otherwise, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank) and any group or body charged with setting financial accounting or regulatory capital rules or standards (including, without limitation, the Financial Accounting Standards Board, the Bank for International Settlements or the Basel Committee on Banking Supervision or any successor or similar authority to any of the foregoing). “Global Notes” means the Notes that are in the form of Exhibit A issued in global form and registered in the name of the Depositary or its nominee. “Guarantee” of or by any Person means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided that the term “Guarantee” shall not include (x) endorsements for collection or deposit in the ordinary course of business and (y) standard contractual indemnities or product warranties provided in the ordinary course of business; and provided further that the amount of any Guarantee shall be deemed to be the lower of (i) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee is made and (ii) the maximum amount for which such guaranteeing Person may be liable pursuant to the terms of the instrument embodying such Guarantee or, if such Guarantee is not an unconditional guarantee of the entire amount of the primary obligation and such maximum amount is not stated or determinable, the amount of such guaranteeing Person’s maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith. The term “Guaranteed” has a meaning correlative thereto. “Guarantor” means any Person that Guarantees the Notes, until such Note Guarantee is released in accordance with the terms of this Indenture. “Hedging Obligations” means, with respect to any Person, the obligations of such Person under any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, commodity swap agreement, commodity cap agreement, commodity collar agreement, foreign exchange contracts, currency swap agreement or similar agreement providing for the transfer or mitigation of interest rate, commodity price or currency risks either generally or under specific contingencies.

17 “Holder” means each Person in whose name the Notes are registered on the registrar’s books, which shall initially be the nominee of DTC. “IFRS” means the international financial reporting standards as issued by the International Accounting Standards Board as in effect from time to time. “Immaterial Subsidiary” means, at any date of determination, any Subsidiary of the Company that, together with all other Immaterial Subsidiaries, has assets and revenues of less than 7.5% of the Consolidated Total Assets or the Company’s consolidated revenues, as the case may be, in each case, measured at the end of the most recent fiscal period for which consolidated financial statements are available (which may be internal consolidated financial statements) and revenues on a Pro Forma Basis giving effect to any acquisitions or dispositions of companies, division or lines of business since such balance sheet date or the start of such four quarter period, as applicable, and on or prior to the date of acquisition of such Subsidiary. “incur” means issue, create, assume, enter into any Guarantee of, incur, extend or otherwise become liable for; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such Person becomes a Subsidiary (whether by merger, amalgamation, consolidation, acquisition or otherwise) will be deemed to be incurred by such Subsidiary at the time it becomes a Subsidiary and the terms “incurred” and “incurrence” have meanings correlative to the foregoing and any Indebtedness pursuant to any revolving credit or similar facility shall only be “incurred” at the time any funds are borrowed thereunder. “Indebtedness” of any Person means, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (d) all obligations of such Person in respect of the deferred purchase price of property or services, (e) all obligations of the type described in clauses (a), (b), (c), (d), (f), (g), (h), (i), (j) or (k) of this definition of “Indebtedness” of others secured by (or for which the holder of such Indebtedness has an existing unconditional right to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed by such Person, (f) all Guarantees by such Person of obligations of the type described in clauses (a), (b), (c), (d), (e), (g), (h), (i), (j) or (k) of this definition of “Indebtedness” of others, (g) the principal component of Capital Lease Obligations of such Person, (h) all reimbursement obligations of such Person as an account party in respect of letters of credit and letters of guaranty (except to the extent such letters of credit or letters of guaranty relate to trade payables and such outstanding amounts are satisfied within 30 days of incurrence), (i) all reimbursement obligations, of such Person in respect of bankers’ acceptances (except to the extent such bankers’ acceptances relate to trade payables and such outstanding amounts are satisfied within 30 days of incurrence), (j) all obligations of such Person, contingent or otherwise, to purchase, redeem, retire or otherwise acquire for value any Disqualified Equity Interests of such Person to the extent that such purchase, redemption, retirement or other acquisition is required to occur on or prior to the Stated Maturity of the Notes in effect at the time of issuance of such Equity Interests (other than as a result of a Change of Control, asset sale or similar event), and (k) to the extent not otherwise included in this definition, net obligations of such Person under Swap Obligations (the amount of any such obligations to be equal at any time to the net payments under such agreement or

18 arrangement giving rise to such obligation that would be payable by such Person at the termination of such agreement or arrangement. The Indebtedness of any Person shall include the Indebtedness of any partnership in which such Person is a general partner to the extent such Person is liable therefor as a result of such Person’s ownership interest in such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor. Notwithstanding the foregoing, in no event shall the following constitute Indebtedness: (v) trade accounts payable, deferred revenues, liabilities associated with customer prepayments and deposits and any such obligations incurred under ERISA, and other accrued obligations (including transfer pricing), in each case incurred in the ordinary course of business, (w) operating leases, (x) customary obligations under employment agreements and deferred compensation and (y) deferred revenue and deferred tax liabilities. Notwithstanding the foregoing, the term “Indebtedness” shall not include contingent post-closing purchase price adjustments, non-compete or consulting obligations or earn-outs to which the seller in an Acquisition or Investment may become entitled. The amount of Indebtedness of any Person for purposes of clause (e) above shall (unless such Indebtedness has been assumed by such Person) be deemed to be equal to the lesser of (i) the aggregate unpaid amount of such Indebtedness and (ii) the fair market value of the property encumbered thereby as determined by such Person in good faith. “Indenture” means this Indenture, as amended or supplemented from time to time. “Initial Notes” has the meaning specified in the recitals of this Indenture. “interest” with respect to the Notes means interest with respect thereto. “Investment” means (i) any purchase or other acquisition by the Company or any of the Restricted Subsidiaries of, or of a beneficial interest in, any Equity Interests or Indebtedness of any other Person (including any Subsidiary of the Company) and (ii) any loan or advance constituting Indebtedness made by the Company or any of its Restricted Subsidiaries to any other Person (other than accounts receivable, trade credit, prepayments to, or deposits with, vendors, advances to officers, directors, members of management and employees for moving, entertainment and travel expenses, drawing accounts and similar expenditures in the ordinary course of business) or capital contribution by the Company or any of the Restricted Subsidiaries to any other Person (including any Subsidiary of the Company). The amount of any Investment outstanding as of any time shall be the original cost of such Investment (which, in the case of any Investment constituting the contribution of an asset or property, shall be based on the Company’s good faith estimate of the fair market value of such asset or property at the time such Investment is made) plus the cost of all additions thereto, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment, less all Returns received by the Company or any Restricted Subsidiary in respect thereof. “Investment Grade Status” shall occur when the Notes receive two of the following: (1) a rating of “BBB-” or higher from S&P; (2) a rating of “Baa3” or higher from Moody’s; or (3) a rating of “BBB-” or higher from Fitch;

19 or the equivalent of such rating by such rating organization or, if no rating of S&P, Moody’s or Fitch then exists, the equivalent of such rating by any other Nationally Recognized Statistical Ratings Organization. “Issue Date” means May 28, 2024. “LCT Election” has the meaning set forth in Section 1.04. “LCT Test Date” has the meaning set forth in Section 1.04. “Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, charge, assignment by way of security, hypothecation, security interest or similar encumbrance given in the nature of a security interest in, on or of such asset and (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset. “Limited Condition Transaction” means (1) any Investment or acquisition (whether by merger, amalgamation, consolidation or other business combination or the acquisition of Capital Stock or otherwise and which may include, for the avoidance of doubt, a transaction that may constitute a Change of Control), whose consummation is not conditioned on the availability of, or on obtaining, third party financing, (2) any redemption, repurchase, defeasance, satisfaction and discharge or repayment of Indebtedness, Disqualified Equity Interests or Preferred Stock requiring irrevocable notice in advance of such redemption, repurchase, defeasance, satisfaction and discharge or repayment, (3) any asset sale or disposition and (4) a “Permitted Change of Control.” “Long Derivative Instrument” means a Derivative Instrument (i) the value of which generally increases, and/or the payment or delivery obligations under which generally decrease, with positive changes to the Performance References and/or (ii) the value of which generally decreases, and/or the payment or delivery obligations under which generally increase, with negative changes to the Performance References. “LTM EBITDA” means Consolidated EBITDA of the Company measured for the period of the most recent four consecutive fiscal quarters ending prior to the date of such determination for which consolidated financial statements are available (which may be internal financial statements), in each case with such pro forma adjustments giving effect to such Indebtedness, acquisition or Investment, as applicable, since the start of such four quarter period. “Moody’s” means Moody’s Investors Service, Inc. or any of its successors or assigns that is a Nationally Recognized Statistical Rating Organization. “Nationally Recognized Statistical Rating Organization” means a “nationally recognized statistical rating organization” as such term is defined for purposes of Section 3(a)(62) of the Exchange Act. “Net Short” means, with respect to a Holder or beneficial owner, as of a date of determination, either (i) the value of its Short Derivative Instruments exceeds the sum of the (x)

20 the value of its Notes plus (y) the value of its Long Derivative Instruments as of such date of determination or (ii) it is reasonably expected that such would have been the case were a Failure to Pay or Bankruptcy Credit Event (each as defined in the 2014 ISDA Credit Derivatives Definitions) to have occurred with respect to the Company or the Guarantors immediately prior to such date of determination. “Non-Financing Lease Obligation” means a lease obligation that is not required to be accounted for as a financing or capital lease in accordance with GAAP. For the avoidance of doubt, a straight-line or operating lease shall be considered a Non-Financing Lease Obligation. “Non-Guarantor” means any Subsidiary of the Company that is not a Guarantor. “Note Documents” means the Notes (including any Additional Notes), the Note Guarantees and this Indenture. “Note Guarantees” means any Guarantees of the Notes. “Notes” means the Initial Notes and any Additional Notes. The Initial Notes and the Additional Notes, if any, shall be treated as a single class for all purposes under this Indenture. “Obligations” means any principal, interest (including Post-Petition Interest and fees accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company or any Guarantor whether or not a claim for Post-Petition Interest or fees is allowed in such proceedings), penalties, fees, indemnifications, reimbursements (including reimbursement obligations with respect to letters of credit and bankers’ acceptances), damages and other liabilities payable under the documentation governing any Indebtedness. “Offering Memorandum” means the Company’s offering memorandum, dated May 22, 2024, relating to the offer and sale of the Initial Notes. “Officer” means, with respect to any Person, (1) the Chairman of the Board of Directors, the Chief Executive Officer, the President, the Chief Financial Officer, any Vice President, the Treasurer, any Assistant Treasurer, any Managing Director, the Secretary or any Assistant Secretary (a) of such Person or (b) if such Person is owned or managed by a single entity, of such entity, or (2) any other individual designated as an “Officer” for the purposes of this Indenture by the Board of Directors of such Person. “Officer’s Certificate” means, with respect to any Person, a certificate signed by one Officer of such Person. “Opinion of Counsel” means a written opinion from legal counsel who is reasonably satisfactory to the Trustee. The counsel may be an employee of or counsel to the Company or its Subsidiaries. “Paying Agent” means any Person authorized by the Company to pay the principal of (and premium, if any) or interest on any Note on behalf of the Company.

21 “Permitted Change of Control” means any Change of Control that does not constitute a Change of Control Triggering Event. “Permitted Liens” means, with respect to any Person: (1) Liens on assets or property of a Subsidiary of the Company that is not a Guarantor securing Indebtedness and other Obligations of any Subsidiary of the Company that is not a Guarantor; (2) pledges, deposits or Liens (a) in connection with workmen’s and worker’s compensation laws, payroll taxes, unemployment insurance laws, employers’ health tax and other social security laws or similar legislation or other insurance related obligations (including in respect of deductibles, self-insured retention amounts and premiums and adjustments thereto), (b) securing liability, reimbursement or indemnification obligations of (including obligations in respect of letters of credit or bank guarantees or similar instruments) for the benefit of insurance carriers under insurance or self-insurance arrangements or otherwise supporting the payments of items set forth in the foregoing clause (a), or (c) in connection with bids, tenders, completion guarantees, contracts, leases, utilities, licenses, public or statutory obligations, or to secure the performance of bids, trade contracts, government contracts and leases, statutory obligations, surety, stay, indemnity, warranty, release, judgment, customs, appeal, performance bonds, guarantees of government contracts, return of money bonds, bankers’ acceptance facilities and obligations of a similar nature (including those to secure health, safety and environmental obligations), and obligations in respect of letters of credit, bank guarantees or similar instruments that have been posted to support the same, or as security for contested taxes or import or customs duties or for the payment of rent, or other obligations of like nature, in each case incurred in the ordinary course of business or consistent with past practice; (3) Liens with respect to outstanding motor vehicle fines and Liens imposed by law or regulation, including carriers’, warehousemen’s, mechanics’, landlords’, suppliers’, materialmen’s, repairmen’s, architects’, construction contractors’ or other similar Liens, in each case for amounts not overdue for a period of more than 60 days or, if more than 60 days overdue, are unfiled and no other action has been taken to enforce such Liens or that are being contested in good faith by appropriate proceedings; (4) Liens for taxes, assessments, unclaimed or escheated funds or properties, business license fees or other governmental charges that are not overdue for a period of more than 60 days or not yet payable or subject to penalties for nonpayment or that are being contested in good faith by appropriate proceedings; provided that appropriate reserves required pursuant to GAAP (or other applicable accounting principles) have been made in respect thereof, or for property taxes on property the Company or one of its Subsidiaries has determined to abandon if the sole recourse for such tax is to such property; (5) encumbrances, charges, ground leases, easements (including reciprocal easement agreements), survey exceptions, restrictions, encroachments, protrusions, by-law, regulation, zoning restrictions or reservations of, or rights of others for, licenses, rights of way, servitudes, sewers, electric lines, drains, telegraph, telephone and cable television lines and other similar purposes, or zoning, building codes or other restrictions (including minor defects and

22 irregularities in title and similar encumbrances) as to the use of real properties, exceptions on title policies insuring Liens granted on any mortgaged properties or any other collateral or Liens incidental to the conduct of the business of such Person or to the ownership of its properties, including servicing agreements, development agreements, site plan agreements, subdivision agreements, facilities sharing agreements, cost sharing agreements and other similar agreements, charges or encumbrances, which do not in the aggregate materially interfere with the ordinary course conduct of the business of the Company and its Subsidiaries, taken as a whole; (6) Liens (a) securing Hedging Obligations, Cash Management Obligations and the costs thereof; (b) that are rights of set-off, rights of pledge or other bankers’ Liens (i) relating to treasury, depository and Cash Management Services or any automated clearing house transfers of funds in the ordinary course of business or consistent with past practice, (ii) relating to pooled deposit or sweep accounts to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Company or any Subsidiary of the Company or consistent with past practice or (iii) relating to purchase orders and other agreements entered into with customers of the Company or any Subsidiary of the Company in the ordinary course of business or consistent with past practice; (c) on cash accounts with financial institutions; (d) encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business or consistent with past practice and not for speculative purposes; and (e) (i) of a collection bank arising under Section 4-210 of the UCC or any comparable or successor provision on items in the course of collection, (ii) in favor of a banking or other financial institution or electronic payment service providers arising as a matter of law encumbering deposits (including the right of set-off) arising in the ordinary course of business in connection with the maintenance of such accounts and (iii) arising under customary general terms and conditions of the account bank in relation to any bank account maintained with such bank and attaching only to such account and the products and proceeds thereof, which Liens, in any event, do not secure any Indebtedness; (7) leases, licenses, subleases and sublicenses of assets (including real property, intellectual property, software and other technology rights), in each case entered into in the ordinary course of business, consistent with past practice or, with respect to intellectual property, software and other technology rights, that are not material to the conduct of the business of the Company and its Subsidiaries, taken as a whole; (8) Liens securing or otherwise arising out of judgments, decrees, attachments, orders or awards not giving rise to an Event of Default under Section 6.01(e); (9) Liens (a) securing Capital Lease Obligations, or Purchase Money Obligations, or securing the payment of all or a part of the purchase price of, or securing Indebtedness or other Obligations incurred to finance or refinance the acquisition, improvement or construction of, assets or property acquired or constructed in the ordinary course of business; provided that any such Liens may not extend to any assets or property of the Company or any Subsidiary of the Company other than assets and property affixed or appurtenant thereto and accessions, additions, improvements, proceeds, dividends or distributions thereof, including after-acquired property that is (i) affixed or incorporated into the property or assets covered by such Lien, (ii) after- acquired property or assets subject to a Lien securing such Indebtedness, the terms of which

23 Indebtedness require or include a pledge of after-acquired property or assets and (iii) the proceeds and products thereof and (b) any interest or title of a lessor, sublessor, franchisor, licensor or sublicensor or secured by a lessor’s, sublessor’s, franchisor’s, licensor’s or sublicensor’s interest under any Capital Lease Obligations or Non-Financing Lease Obligations; (10) Liens arising from UCC financing statements, including precautionary financing statements (or similar filings) regarding operating leases or consignments entered into by the Company and its Subsidiaries; (11) Liens existing on the Issue Date; (12) Liens on property, other assets or shares of stock of a Person at the time such Person becomes a Subsidiary of the Company (or at the time the Company or a Subsidiary of the Company acquires such property, other assets or shares of stock, including any acquisition by means of a merger, amalgamation, consolidation or other business combination transaction with or into the Company or any Subsidiary of the Company); provided, however, that such Liens are not created in anticipation of such other Person becoming a Subsidiary of the Company (or such acquisition of such property, other assets or stock); provided, further, that such Liens are limited to all or part of the same property, other assets or stock (plus property and assets affixed or appurtenant thereto and additions, improvements, accessions, proceeds, dividends or distributions thereof, including after-acquired property that is (i) affixed or incorporated into the property or assets covered by such Lien, (ii) after-acquired property or assets subject to a Lien securing such Indebtedness, the terms of which Indebtedness require or include a pledge of after- acquired property or assets and (iii) the proceeds and products thereof) that secured (or, under the written arrangements under which such Liens arose, could secure) the Obligations relating to any Indebtedness or other obligations to which such Liens relate; (13) Liens securing Obligations relating to any Indebtedness or other obligations of the Company or a Subsidiary of the Company owing to the Company or another Subsidiary of the Company, or Liens in favor of the Company or any Subsidiary of the Company or the Trustee; (14) Liens securing Indebtedness incurred to refinance Indebtedness that was previously so secured, and permitted to be secured under this Indenture; provided that any such Lien is limited to all or part of the same property or assets (plus property and assets affixed or appurtenant thereto and additions, improvements, accessions, proceeds, dividends or distributions thereof, including after-acquired property that is (i) affixed or incorporated into the property or assets covered by such Lien, (ii) after-acquired property or assets subject to a Lien securing such Indebtedness, the terms of which Indebtedness require or include a pledge of after- acquired property or assets and (iii) the proceeds and products thereof) that secured (or, under the written arrangements under which the original Lien arose, could secure) the Obligations relating to the Indebtedness or other obligations being refinanced or is in respect of property or assets that is or could be the security for or subject to a Permitted Lien hereunder; (15) (a) mortgages, liens, security interests, restrictions, encumbrances or any other matters of record that have been placed by any government, statutory or regulatory authority, developer, landlord or other third party on property over which the Company or any Subsidiary of the Company has easement rights or on any leased property and subordination or similar

24 arrangements relating thereto and (b) any condemnation or eminent domain proceedings affecting any real property; (16) any encumbrance or restriction (including put and call arrangements) with respect to Capital Stock of any joint venture or similar arrangement pursuant to any joint venture or similar agreement; (17) Liens on property or assets under construction (and related rights) in favor of a contractor or developer or arising from progress or partial payments by a third party relating to such property or assets; (18) Liens arising out of conditional sale, title retention, hire purchase, consignment or similar arrangements for the sale or purchase of goods entered into in the ordinary course of business or consistent with past practice; (19) Liens securing Indebtedness and other Obligations in respect of (a) Credit Facilities, in an aggregate principal amount at any time outstanding not to exceed $3.5 billion and (b) obligations of the Company or any Subsidiary of the Company in respect of any Cash Management Obligation or Hedging Obligation provided by any lender party to any Credit Facility or Affiliate of such lender (or any Person that was a lender or an Affiliate of a lender at the time the applicable agreements in respect of such Cash Management Obligation or Hedging Obligation were entered into); (20) Liens securing Acquired Indebtedness; provided that such Liens shall only be permitted if such Liens are limited to all or part of the same property or assets, including Capital Stock (plus property and assets affixed or appurtenant thereto and additions, improvements, accessions, proceeds, dividends or distributions thereof, including after-acquired property that is (i) affixed or incorporated into the property or assets covered by such Lien, (ii) after-acquired property or assets subject to a Lien securing such Indebtedness, the terms of which Indebtedness require or include a pledge of after-acquired property or assets and (iii) the proceeds and products thereof) acquired, or of any Person acquired or merged, consolidated or amalgamated with or into the Company or any Subsidiary of the Company, in any transaction to which such Indebtedness or other Obligation relates; (21) Liens securing Indebtedness and other Obligations of any Non-Guarantor covering only assets of such Subsidiary of the Company; (22) [reserved]; (23) Liens deemed to exist in connection with Investments permitted under clause (4) of the definition of “Cash Equivalents”; (24) Liens on (i) goods the purchase price of which is financed by a documentary letter of credit issued for the account of the Company or any Subsidiary of the Company or Liens on bills of lading, drafts or other documents of title arising by operation of law or pursuant to the standard terms of agreements relating to letters of credit, bank guarantees and other similar instruments and (ii) specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances or documentary letters of

25 credit issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods; (25) Liens on vehicles or equipment of the Company or any Subsidiary of the Company in the ordinary course of business or consistent with past practice; (26) Liens on assets or securities deemed to arise in connection with and solely as a result of the execution, delivery or performance of contracts to sell such assets or securities if such sale is otherwise permitted by this Indenture; (27) (a) Liens on insurance policies and the proceeds thereof securing the financing of the premiums with respect thereto, and (b) Liens, pledges, deposits made or other security provided to secure liabilities to, or indemnification obligations of (including obligations in respect of letters of credit or bank guarantees for the benefits of), insurance carriers in the ordinary course of business or consistent with past practice; (28) Liens solely on any cash earnest money deposits made in connection with any letter of intent or purchase agreement permitted under this Indenture; (29) Liens (i) on cash advances or escrow deposits in favor of the seller of any property to be acquired in an Investment permitted under this Indenture to be applied against the purchase price for such Investment or otherwise in connection with any escrow arrangements with respect to any such Investment (including any letter of intent or purchase agreement with respect to such Investment), and (ii) consisting of an agreement to sell, transfer, lease or otherwise dispose of any property in an asset sale, in each case, solely to the extent such Investment or sale, transfer, lease or other disposition, as the case may be, would have been permitted on the date of the creation of such Lien; (30) Liens securing Indebtedness and other Obligations in an aggregate principal amount not to exceed the greater of (a) $325.0 million and (b) 30.0% of LTM EBITDA at the time incurred; (31) Liens securing Indebtedness; provided that with respect to liens securing Indebtedness permitted under this clause, at the time of incurrence and after giving pro forma effect thereto, the Total Secured Net Leverage Ratio would be no greater than 4.25 to 1.00; (32) Liens deemed to exist in connection with Investments in repurchase agreements; provided that such Liens do not extend to any assets other than those that are the subject of such repurchase agreement; (33) Liens arising in connection with a Qualified Securitization Financing or a Receivables Facility; (34) [reserved]; (35) rights of recapture of unused real property in favor of the seller of such property set forth in customary purchase agreements and related arrangements with any government, statutory or regulatory authority;

26 (36) the rights reserved to or vested in any Person or government, statutory or regulatory authority by the terms of any lease, license, franchise, grant or permit held by the Company or any Subsidiary of the Company or by a statutory provision, to terminate any such lease, license, franchise, grant or permit, or to require annual or periodic payments as a condition to the continuance thereof; (37) restrictive covenants affecting the use to which real property may be put and Liens or covenants restricting or prohibiting access to or from lands abutting on controlled access highways or covenants affecting the use to which lands may be put; provided that such Liens or covenants do not interfere with the ordinary conduct of the business of the Company or any Subsidiary of the Company; (38) Liens on property, assets or Investments used to defease or to satisfy or discharge Indebtedness; provided such defeasance, satisfaction or discharge is not prohibited by this Indenture; (39) Liens relating to escrow arrangements securing Indebtedness, including (i) Liens on escrowed proceeds from the issuance of Indebtedness for the benefit of the related holders of debt securities or other Indebtedness (or the underwriters, arrangers, trustee or collateral agent thereof) and (ii) Liens on cash or Cash Equivalents set aside at the time of the incurrence of any Indebtedness, in either case to the extent such cash or Cash Equivalents prefund the payment of interest or premium or discount on such Indebtedness (or any costs related to the issuance of such Indebtedness) and are held in an escrow account or similar arrangement to be applied for such purpose; and (40) Liens securing the Notes (other than any Additional Notes) and the related Guarantees. In the event that a Permitted Lien meets the criteria of more than one of the types of Permitted Liens (at the time of incurrence or at a later date), the Company in its sole discretion may divide, classify or from time to time reclassify all or any portion of such Permitted Lien in any manner that complies with this Indenture and such Permitted Lien shall be treated as having been made pursuant only to the clause or clauses of the definition of Permitted Lien to which such Permitted Lien has been classified or reclassified. In addition, for purposes of determining whether a Lien constitutes a “Permitted Lien” and determining compliance with Section 4.07, (i) the creation of a Lien to secure Indebtedness where such Indebtedness existed prior to the creation of such Lien will be deemed to involve Indebtedness in an amount equal to the lesser of (x) the fair value (determined in good faith by the Company) of the asset subjected to such Lien and (y) the principal amount secured by such Lien and (ii) in no event will the amount of any Indebtedness or Liens securing any Indebtedness be required to be included more than once despite the fact more than one Person is or becomes liable with respect to such Indebtedness and despite the fact such Indebtedness is secured by the assets of more than one Person. “Person” means any natural person, corporation, company, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity

27 “Post-Petition Interest” means any interest or entitlement to fees or expenses or other charges that accrue after the commencement of any bankruptcy or insolvency proceeding, whether or not allowed or allowable as a claim in any such bankruptcy or insolvency proceeding. “Preferred Stock,” as applied to the Capital Stock of any Person, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Capital Stock of any other class of such Person. “principal” means, with respect to the Notes, the principal of, and premium, if any, on the Notes. “Pro Forma Basis” means, with respect to the calculation of the Total Secured Net Leverage Ratio, the amount of Consolidated EBITDA or Consolidated Total Assets or any other financial test or ratio under this Indenture, that such calculation shall give pro forma effect to the Transactions and all Specified Transactions (with any such incurrence of Indebtedness being deemed to be amortized over the applicable testing period in accordance with its terms) (and the application of the proceeds from any such asset sale or debt incurrence) that have occurred during the relevant testing period for which such financial test or ratio is being calculated and, except as set forth in the proviso below, during the period immediately following the date of determination therefor and prior to or simultaneously with the event for which the calculation of any such ratio on such date of determination is made, including pro forma adjustments arising out of events which are attributable to the Transactions or the proposed Specified Transaction, including giving effect to those specified in accordance with the definition of “Consolidated EBITDA,” in each case as certified on behalf of the Company by a Financial Officer of the Company, using, for purposes of determining such compliance with a financial test or ratio (including any incurrence test), the historical financial statements of all entities, divisions or lines or assets so acquired or sold and the consolidated financial statements of the Company and/or any of its Restricted Subsidiaries, calculated as if the Transactions or such Specified Transaction, and all other Specified Transactions that have been consummated during the relevant period, and any Indebtedness incurred or repaid in connection therewith, had been consummated (and the change in Consolidated EBITDA resulting therefrom) and incurred or repaid at the beginning of such period and Consolidated Total Assets shall be calculated after giving effect thereto. Whenever pro forma effect is to be given to the Transactions or a Specified Transaction, the pro forma calculations shall be made in good faith by a Financial Officer of the Company (including adjustments for costs and charges arising out of the proposed Specified Transaction and the “run rate” cost savings and synergies resulting from such Specified Transaction that have been or are reasonably anticipated to be realizable (“run rate” means the full recurring benefit for a test period that is associated with any action taken or expected to be taken or for which a plan for realization has been established (including any savings expected to result from the elimination of a public target’s compliance costs with public company requirements), net of the amount of actual benefits realized during such test period from such actions), and any such adjustments included in the initial pro forma calculations shall continue to apply to subsequent calculations of such financial ratios or tests, including during any subsequent test periods in which the effects thereof are expected to be realizable); provided that (i) such amounts are projected by the Company in good faith to result from actions either taken or expected to be taken or a plan for realization shall have been established

28 within 24 months after the end of the test period in which the Specified Transaction occurred and, in each case, certified by a Financial Officer of the Company and (ii) no amounts shall be added pursuant to this paragraph to the extent duplicative of any amounts that are otherwise added back in computing Consolidated EBITDA for such test period. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the date of the event for which the calculation is made had been the applicable rate for the entire test period (taking into account any interest hedging arrangements applicable to such Indebtedness). Interest on a Capital Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a Financial Officer of the Company to be the rate of interest implicit in such Capital Lease Obligation in accordance with GAAP. Interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rate, shall be determined to have been based upon the rate actually chosen, or if none, then based upon such optional rate chosen as the Company or the applicable Restricted Subsidiary may designate. “Purchase Money Obligations” means any Indebtedness incurred to finance or refinance the acquisition, leasing, expansion, construction, installation, replacement, repair or improvement of property (real or personal), equipment or assets (including Capital Stock), and whether acquired through the direct acquisition of such property or assets, or the acquisition of the Capital Stock of any Person owning such property or assets, or otherwise. “Qualified Equity Interests” means any Equity Interests other than Disqualified Equity Interests. “Qualified Securitization Financing” means any Securitization Facility of a Securitization Subsidiary that meets the following conditions: (i) the Company shall have determined in good faith that such Securitization Facility (including financing terms, covenants, termination events and other provisions) is in the aggregate economically fair and reasonable to the Company and its Restricted Subsidiaries; (ii) all sales of Securitization Assets and related assets by the Company or any Restricted Subsidiary to a Securitization Subsidiary or any other Person are made at fair market value (as determined in good faith by the Company); (iii) the financing terms, covenants, termination events and other provisions thereof shall be on market terms (as determined in good faith by the Company) and may include Standard Securitization Undertakings; and (iv) the obligations under such Securitization Facility are non-recourse (except for customary representations, warranties, covenants and indemnities made in connection with such facilities) to the Company or any of its Restricted Subsidiaries (other than a Securitization Subsidiary). “Rating Agencies” means S&P, Moody’s and Fitch or if no rating of S&P, Moody’s or Fitch is publicly available, as the case may be, the equivalent of such rating selected by the Company by any other Nationally Recognized Statistical Ratings Organization. “Ratings Decline Period” means the period that (i) begins on the earlier of (a) a Change of Control or (b) the first public notice of the intention by the Company or another party to effect a Change of Control and (ii) ends 60 days following the consummation of such Change of

29 Control; provided, that such period will be extended so long as the rating of the Notes is under publicly announced consideration for a possible downgrade by any of the Rating Agencies. “Ratings Event” means (a) a downgrade by one or more gradations (including gradations within ratings categories as well as between categories) or withdrawal of the rating of the Notes, in each case within the Ratings Decline Period, by any of the Rating Agencies if the applicable Rating Agencies shall have put forth a public statement to the effect that such downgrade is attributable in whole or in part to the applicable Change of Control and (b) the Notes do not have an Investment Grade Status (as reflected in clauses (1), (2) and (3) of the definition thereof but without reference to the lead-in thereto) from any one of the Rating Agencies at such time. “Receivables Assets” means (a) any accounts receivable owed to the Company or a Restricted Subsidiary subject to a Receivables Facility and the proceeds thereof and (b) all collateral securing such accounts receivable, all contracts and contract rights, guarantees or other obligations in respect of such accounts receivable, all lock-box accounts and all records with respect to such accounts receivable and any other assets customarily transferred together with accounts receivable in connection with a non-recourse accounts receivable factoring arrangement and which are sold, conveyed, assigned or otherwise transferred or pledged by the Company or a Restricted Subsidiary to a commercial bank, any other financial institution or an Affiliate of any of the foregoing in connection with a Receivables Facility. “Receivables Facility” means an arrangement between the Company or a Restricted Subsidiary and a commercial bank, any other financial institution or an Affiliate of any of the foregoing pursuant to which (a) the Company or such Restricted Subsidiary, as applicable, sells (directly or indirectly) to such commercial bank or financial institution (or such Affiliate of any of the foregoing) accounts receivable owing by customers, together with Receivables Assets related thereto, at a maximum discount, for each such account receivable, not to exceed 10.0% of the face value thereof, (b) the obligations of the Company or such Restricted Subsidiary, as applicable, thereunder are non-recourse (except for Securitization Repurchase Obligations) to the Company and such Restricted Subsidiary and (c) the financing terms, covenants, termination events and other provisions thereof shall be on market terms (as determined in good faith by the Company) and may include Standard Securitization Undertakings, and shall include any guaranty in respect of such arrangement. “refinance” means refinance, refund, replace, renew, repay, modify, restate, defer, substitute, supplement, reissue, resell, extend or increase (including pursuant to any defeasance or discharge mechanism) and the terms “refinances,” “refinanced” and “refinancing” as used for any purpose in this Indenture shall have a correlative meaning. “Reserved Indebtedness Amount” has the meaning set forth in Section 1.04. “Responsible Officer of the Trustee” means any vice president, any assistant treasurer, any assistant secretary, any trust officer or assistant trust officer, or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers, and also means, with respect to a particular corporate trust matter relating to this Indenture, any other officer to whom such matter is referred because of such person’s

30 knowledge of and familiarity with the particular subject and, in each case, who shall have direct responsibility for the administration of this Indenture. “Restricted Subsidiary” means any Subsidiary that is not an Unrestricted Subsidiary. “Return” means, with respect to any Investment, any dividend, distribution, repayment of principal, income, profit (from a disposition or otherwise) and any other amount received or realized in respect thereof in each case that represents a return of capital. “S&P” means Standard & Poor’s Investors Ratings Services or any of its successors or assigns that is a Nationally Recognized Statistical Rating Organization. “Sale Leaseback” means any transaction or series of related transactions pursuant to which the Company or any of the Restricted Subsidiaries (a) sells, transfers or otherwise disposes of any property, real or personal, whether now owned or hereafter acquired, and (b) as part of such transaction, thereafter rents or leases such property that it intends to use for substantially the same purpose or purposes as the property being sold, transferred or disposed. “Screened Affiliate” means any Affiliate of a Holder (i) that makes investment decisions independently from such Holder and any other Affiliate of such Holder that is not a Screened Affiliate, (ii) that has in place customary information screens between it and such Holder and any other Affiliate of such Holder that is not a Screened Affiliate and such screens prohibit the sharing of information with respect to the Company, the Guarantor or any of their Subsidiaries, (iii) whose investment policies are not directed by such Holder or any other Affiliate of such Holder that is acting in concert with such Holder in connection with its Investment in the Notes, and (iv) whose investment decisions are not influenced by the investment decisions of such Holder or any other Affiliate of such Holder that is acting in concert with such Holders in connection with its investment in the Notes. “SEC” means the Securities and Exchange Commission or any successor thereto. “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder, as amended. “Securitization Asset” means (a) any accounts receivable or related assets and the proceeds thereof, in each case subject to a Securitization Facility and (b) all collateral securing such receivable or asset, all contracts and contract rights, guarantees or other obligations in respect of such receivable or asset, lockbox accounts and records with respect to such receivables or asset and any other assets customarily transferred (or in respect of which security interests are customarily granted), together with receivables or assets in a securitization financing and which in the case of clause (a) and (b) above are sold, conveyed, assigned or otherwise transferred or pledged by the Company or any Restricted Subsidiary in connection with a Qualified Securitization Financing. “Securitization Facility” means any transaction or series of securitization financings that may be entered into by the Company or any of its Restricted Subsidiaries pursuant to which the Company or any of its Restricted Subsidiaries may sell, convey or otherwise transfer, or may grant a security interest in, Securitization Assets to either (a) a Person that is not a Restricted

31 Subsidiary or (b) a Securitization Subsidiary that in turn sells such Securitization Assets to a Person that is not a Restricted Subsidiary, or may grant a security interest in, any Securitization Assets of the Company or any of its Subsidiaries. “Securitization Repurchase Obligation” means any obligation of a seller (or any guaranty of such obligation) of Securitization Assets or Receivables Assets in a Qualified Securitization Financing or a Receivables Facility to repurchase Securitization Assets arising as a result of a breach of a representation, warranty or covenant or otherwise, including, without limitation, as a result of a receivable or portion thereof becoming subject to any asserted defense, dispute, offset or counterclaim of any kind as a result of any action taken by, any failure to take action by or any other event relating to the seller. “Securitization Subsidiary” means any Subsidiary of the Company in each case formed for the purpose of and that solely engages in one or more Qualified Securitization Financings and other activities reasonably related thereto or another Person formed for the purpose of engaging in a Qualified Securitization Financing in which the Company or any Subsidiary of the Company makes an Investment and to which the Company or any Subsidiary of the Company transfers Securitization Assets and related assets. “Short Derivative Instrument” means a Derivative Instrument (i) the value of which generally decreases, and/or the payment or delivery obligations under which generally increase, with positive changes to the Performance References and/or (ii) the value of which generally increases, and/or the payment or delivery obligations under which generally decrease, with negative changes to the Performance References. “Significant Subsidiary” means any Subsidiary of the Company that would be a “significant subsidiary” as defined in Article 1, Rule 1-02(w) of Regulation S-X, promulgated pursuant to the Securities Act, as such regulation is in effect on the Issue Date. “Specified Transaction” means any (a) disposition of all or substantially all the assets of or all the Equity Interests of any Restricted Subsidiary of the Company or of any product line, business unit, line of business or division of the Company or any of the Restricted Subsidiaries of the Company for which historical financial statements are available, (b) permitted acquisition under the Credit Agreement, (c) Investment that results in a Person becoming a Restricted Subsidiary of the Company (which, for purposes hereof, shall be deemed to also include (1) the merger, consolidation, liquidation or similar amalgamation of any Person into the Company or any Restricted Subsidiary, so long as the Company or such Restricted Subsidiary is the surviving Person, and (2) the transfer of all or substantially all of the assets of a Person to the Company or any Restricted Subsidiary), (d) designation of any Restricted Subsidiary as an Unrestricted Subsidiary, or of any Unrestricted Subsidiary as a Restricted Subsidiary or (e) the proposed incurrence of Indebtedness or making of a Restricted Payment or payment in respect of Indebtedness in respect of which compliance with any financial ratio is by the terms of this Agreement required to be calculated on a Pro Forma Basis. “Standard Securitization Undertakings” means representations, warranties, covenants, and indemnities entered into by the Company or any Subsidiary of the Company which the Company has determined in good faith to be customary in a Securitization Facility or

32 Receivables Facility, including, without limitation, those relating to the servicing of the assets of a Securitization Subsidiary, it being understood that any Securitization Repurchase Obligation shall be deemed to be a Standard Securitization Undertaking or, in the case of a Receivables Facility, a non-credit related recourse accounts receivables factoring arrangement. “State” means any of the states of the United States of America. “Stated Maturity” means, with respect to any security, the date specified in such security as the fixed date on which the payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision, but shall not include any contingent obligations to repay, redeem or repurchase any such principal prior to the date originally scheduled for the payment thereof. “Subordinated Indebtedness” means, with respect to any Person, any Indebtedness (whether outstanding on the Issue Date or thereafter incurred) which is expressly subordinated in right of payment to the Notes pursuant to a written agreement. “Subsidiary” means, with respect to any Person (the “parent”) at any date, any corporation, company, limited liability company, partnership, association or other entity of which securities or other ownership interests representing more than 50% of the ordinary voting power for the election of the members of the governing body or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned or controlled by the parent and/or one or more Subsidiaries of the parent. “Swap Agreement” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward contracts, future contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, repurchase agreements, reverse repurchase agreements, sell buy back and buy sell back agreements, and securities lending and borrowing agreements or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement. “Swap Obligation” means, with respect to any Person, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act. “Total Indebtedness” means, as of any date, the aggregate outstanding principal amount of funded Indebtedness of the Company and its Restricted Subsidiaries, on a consolidated basis,

33 for borrowed money, Capital Lease Obligations and purchase money Indebtedness (other than any intercompany indebtedness). Total Indebtedness shall exclude Indebtedness in an aggregate amount of up to $350,000,000 in respect of any Receivables Facility or Qualified Securitization Financing or Cash Management Services. “Total Secured Net Leverage Ratio” means, on any date of determination, the ratio of (a) Total Indebtedness as of such date that is secured by Liens, less the aggregate amount of unrestricted cash and Cash Equivalents of the Company and its Restricted Subsidiaries as of such date to (b) Consolidated EBITDA for the period of four consecutive fiscal quarters of the Company most recently ended on or prior such date of determination for which financial statements have been furnished pursuant to Section 4.03. “Transactions” means the offering and issuance of the notes for cash on the Issue Date, the use of the proceeds from the offering and issuance of the notes described in this offering memorandum and the payment of fees and expenses related thereto, and the entry into the Note Documents. “Trust Indenture Act” means the Trust Indenture Act of 1939, as amended. “Trustee” means the party named as such in the preamble hereto until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean or include each person who is then a Trustee hereunder, and if at any time there is more than one such person, the “Trustee” shall mean each such person. “UCC” means the Uniform Commercial Code (or equivalent statute) as in effect from time to time in the State of New York; provided, however, that at any time, if by reason of mandatory provisions of law, any or all of the perfection or priority of a collateral agent’s security interest in any item or portion of the collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term “UCC” shall mean the Uniform Commercial Code as in effect, at such time, in such other jurisdiction for purposes of the provisions hereof relating to such perfection or priority and for purposes of definitions relating to such provisions. “United States” or “U.S.” means the United States of America. “Unrestricted Subsidiary” means (i) any Subsidiary of the Company that the Company has designated as an Unrestricted Subsidiary, and (ii) any Subsidiary of an Unrestricted Subsidiary, provided that, a Subsidiary may not be designated as an Unrestricted Subsidiary if such designation would result in an Event of Default. As of the Issue Date, all Subsidiaries designated as “Unrestricted Subsidiaries” pursuant to the Credit Agreement shall be deemed to be Unrestricted Subsidiaries. “U.S. Government Obligations” means securities that are (1) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged or (2) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation of the United States of America, which, in either case, are not callable or redeemable at the option of the Company thereof, and shall also include a depositary

34 receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such U.S. Government Obligations or a specific payment of principal of or interest on any such U.S. Government Obligations held by such custodian for the account of the holder of such depositary receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the U.S. Government Obligations or the specific payment of principal of or interest on the U.S. Government Obligations evidenced by such depositary receipt. “Vice President”, when used with respect to the Company, means any vice president, whether or not designated by a number or a word or words added before or after the title “vice president.” “Voting Stock” of a Person means all classes of Capital Stock of such Person then outstanding and normally entitled to vote in the election of directors. Section 1.02. Other Definitions. Term Defined in Section “Authentication Order” 2.02(c) “Authorized Agent” 11.07 “Change of Control Offer” 4.08 “covenant defeasance” 8.04 “Event of Default” 6.01 “Initial Default” 6.01 “LCT Election” 1.04 “LCT Public Offer” 1.04 “LCT Test Date” 1.04 “legal defeasance” 8.03 “Note Register” 2.03 “payment default” 6.01(d)(i) “Registrar” 2.03 “Reserved Indebtedness Amount” 1.04(a) “Reversion Date” 4.11(b) “Successor Company” 5.01 “Suspended Covenants” 4.11 “Suspension Period” 4.11(b) Section 1.03. Rules of Construction. Unless the context otherwise requires: (a) a term defined in Sections 1.01 or 1.02 has the meaning assigned to it therein; (b) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP; (c) “or” is not exclusive;

35 (d) words in the singular include the plural, and words in the plural include the singular; (e) provisions apply to successive events and transactions; (f) unless the context otherwise requires, any reference to an “Appendix,” “Article,” “Section,” “clause” or “Exhibit” refers to an Appendix, Article, Section, clause or Exhibit, as the case may be, of this Indenture; (g) the words “herein,” “hereof” and other words of similar import refer to this Indenture as a whole and not any particular Article, Section, clause or other subdivision; (h) “including” or “include” means including or include without limitation; (i) references to sections of, or rules under, the Securities Act or the Exchange Act shall be deemed to include substitute, replacement or successor sections or rules adopted by the SEC from time to time; (j) unless otherwise provided, references to agreements and other instruments shall be deemed to include all amendments and other modifications to such agreements or instruments, but only to the extent such amendments and other modifications are not prohibited by the terms of this Indenture; (k) unsecured Indebtedness shall not be deemed to be subordinated or junior to secured Indebtedness merely by virtue of its nature as unsecured Indebtedness and senior Indebtedness shall not be deemed to be subordinated or junior to any other senior Indebtedness merely because it has a junior priority with respect to the same collateral; (l) unless otherwise provided in this Indenture or in the Notes, the words “execute,” “execution,” “signed” and “signature” and words of similar import used in or related to any document to be signed in connection with this Indenture, the Notes or any of the transactions contemplated hereby (including amendments, waivers, consents and other modifications) shall be deemed to include electronic signatures and the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature in ink or the use of a paper-based recordkeeping system, as applicable, to the fullest extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other similar state laws based on the Uniform Electronic Transactions Act; provided that, notwithstanding anything herein to the contrary, the Trustee is not under any obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by the Trustee pursuant to procedures approved by the Trustee. The Trustee shall have the right to accept and act upon any notice, instruction or other communication, including any funds transfer instruction (each, a “Notice”), received pursuant to this Indenture by electronic transmission (including by e-mail, facsimile transmission, web portal or other electronic methods) and shall not have any duty to confirm that the person sending such Notice is, in fact, a person authorized to do so. Electronic signatures believed by the Trustee to comply with the ESIGN Act of 2000 or other applicable law (including electronic images of handwritten signatures and digital signatures provided by DocuSign, Orbit, Adobe Sign or any other digital signature provider

36 identified by any other party hereto and acceptable to the Trustee) shall be deemed original signatures for all purposes. Each other party to this Indenture assumes all risks arising out of the use of electronic signatures and electronic methods to send Notices to the Trustee, including without limitation the risk of the Trustee acting on an unauthorized Notice and the risk of interception or misuse by third parties. Notwithstanding the foregoing, the Trustee may in any instance and in its sole discretion require that a Notice in the form of an original document bearing a manual signature be delivered to the Trustee in lieu of, or in addition to, any such electronic Notice; and (m) certain terms used primarily in Appendix A are defined in that Appendix. Section 1.04. Financial Calculations for Limited Condition Transactions and Otherwise. (a) For all purposes under this Indenture, including for purposes of calculating the Total Secured Net Leverage Ratio in connection with the incurrence or creation of any Lien pursuant to the definition of “Permitted Liens,” the Company may elect, at its option, to treat all or any portion of the committed amount of any Indebtedness (and the issuance and creation of letters of credit and bankers’ acceptances thereunder) which is to be secured by such Lien (any such committed amount elected until revoked as described in this Section 1.04, the “Reserved Indebtedness Amount”), as being incurred as of such election date, and, if the Total Secured Net Leverage Ratio or other provision of this Indenture, as applicable, is complied with (or satisfied) with respect thereto on such election date, any subsequent borrowing or reborrowing thereunder (and the issuance and creation of letters of credit and bankers’ acceptances thereunder) will be deemed to be permitted under this Section 1.04 or the definition of “Permitted Liens,” whether or not the Total Secured Net Leverage Ratio or other provision of this Indenture, as applicable, at the actual time of any subsequent borrowing or reborrowing (or issuance or creation of letters of credit or bankers’ acceptances thereunder) is complied with (or satisfied) for all purposes (including as to the absence of any continuing Default or Event of Default); provided that for purposes of subsequent calculations of the Total Secured Net Leverage Ratio or other provision of this Indenture, as applicable, the Reserved Indebtedness Amount shall be deemed to be outstanding, whether or not such amount is actually outstanding, for so long as such commitments are outstanding or until the Company revokes an election of a Reserved Indebtedness Amount. (b) When calculating the availability under any basket or ratio under this Indenture or compliance with any provision of this Indenture in connection with any Limited Condition Transaction and any actions or transactions related thereto (including acquisitions, Investments, the incurrence or creation of Liens and repayments), in each case, at the option of the Company (the Company’s election to exercise such option, an “LCT Election”), the date of determination for availability under any such basket or ratio and whether any such action or transaction is permitted (or any requirement or condition therefor is complied with or satisfied (including as to the absence of any continuing Default or Event of Default)) under this Indenture shall be deemed to be the date (the “LCT Test Date”) either (a) the definitive agreement for such Limited Condition Transaction is entered into, or (b) solely in connection with an acquisition to which the United Kingdom City Code on Takeovers and Mergers applies, the date on which a “Rule 2.7 announcement” of a firm intention to make an offer (or equivalent announcement in another jurisdiction) (an “LCT Public Offer”) in respect of a target of a Limited Condition Transaction and, in each case, if, after giving pro forma effect to the Limited Condition Transaction and any

37 actions or transactions related thereto (including acquisitions, Investments, the incurrence or creation of Liens and repayments) and any related pro forma adjustments, the Company or any of its Subsidiaries would have been permitted to take such actions or consummate such transactions on the relevant LCT Test Date in compliance with such ratio, test or basket (and any related requirements and conditions), such ratio, test or basket (and any related requirements and conditions) shall be deemed to have been complied with (or satisfied) for all purposes (in the case of Indebtedness, for example, whether such Indebtedness is committed, issued, assumed or incurred at the LCT Test Date or at any time thereafter); provided, that (a) if financial statements for one or more subsequent fiscal quarters shall have become available, the Company may elect, in its sole discretion, to redetermine all such ratios, tests or baskets on the basis of such financial statements, in which case, such date of redetermination shall thereafter be the applicable LCT Test Date for purposes of such ratios, tests or baskets and (b) except as contemplated in the foregoing clause (a), compliance with such ratios, test or baskets (and any related requirements and conditions) shall not be determined or tested at any time after the applicable LCT Test Date for such Limited Condition Transaction and any actions or transaction related thereto (including acquisitions, the incurrence, the incurrence or creation of Liens and repayments). (c) For the avoidance of doubt, if the Company has made an LCT Election, (1) if any of the ratios, tests or baskets for which compliance was determined or tested as of the LCT Test Date would at any time after the LCT Test Date have been exceeded or otherwise failed to have been complied with as a result of fluctuations in any such ratio, test or basket, including due to fluctuations in EBITDA or Consolidated Total Assets of the Company or the Person subject to such Limited Condition Transaction, such baskets, tests or ratios will not be deemed to have been exceeded or failed to have been complied with as a result of such fluctuations; (2) if any related requirements and conditions (including as to the absence of any continuing Default or Event of Default) for which compliance or satisfaction was determined or tested as of the LCT Test Date would at any time after the LCT Test Date not have been complied with or satisfied (including due to the occurrence or continuation of an Default or Event of Default), such requirements and conditions will not be deemed to have been failed to be complied with or satisfied (and such Default or Event of Default shall be deemed not to have occurred or be continuing); and (3) in calculating the availability under any ratio, test or basket in connection with any action or transaction unrelated to such Limited Condition Transaction following the relevant LCT Test Date and prior to the earlier of the date on which such Limited Condition Transaction is consummated or the date that the definitive agreement or date for redemption, purchase or repayment specified in an irrevocable notice for such Limited Condition Transaction is terminated, expires or passes (or, if applicable, the irrevocable notice is terminated, expires or passes or, as applicable, the offer in respect of an LCT Public Offer for, such acquisition is terminated), as applicable, without consummation of such Limited Condition Transaction, any such ratio, test or basket shall be determined or tested giving pro forma effect to such Limited Condition Transaction. Section 1.05. Acts of Holders. (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing. Except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments or record or both are delivered to the Trustee and, where it is hereby expressly

38 required, to the Company and the Guarantors. Proof of execution of any such instrument or of a writing appointing any such agent, or the holding by any Person of a Note, shall be sufficient for any purpose of this Indenture and (subject to Section 7.01) conclusive in favor of the Trustee, the Company and the Guarantors, if made in the manner provided in this Section 1.05. (b) The fact and date of the execution by any Person of any such instrument or writing may be proved (i) by the affidavit of a witness of such execution or by the certificate of any notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof or (ii) in any other manner deemed reasonably sufficient by the Trustee. Where such execution is by a signer acting in a capacity other than such signer’s individual capacity, such certificate or affidavit shall also constitute proof of such signer’s authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner that the Trustee deems sufficient. (c) The ownership of Notes shall be proved by the Note Register. (d) Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Note shall bind every future Holder of the same Note and the Holder of every Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, in respect of any action taken, suffered or omitted by the Trustee, the Company or the Guarantors in reliance thereon, whether or not notation of such action is made upon such Note. (e) If the Company shall solicit from the Holders any request, demand, authorization, direction, notice, consent, waiver or other act, the Company may, at its option, by or pursuant to a board resolution of the Company’s Board of Directors, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other act, but the Company shall have no obligation to do so. Any such record date shall be the record date specified in or pursuant to such board resolution, which shall be a date not more than 30 days prior to the first solicitation of Holders generally in connection therewith and no later than the date such solicitation is completed. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other act may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of outstanding Notes have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other act, and for that purpose the outstanding Notes shall be computed as of such record date; provided that no request, demand, authorization, direction, notice, consent, waiver or other act by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than six months after the record date. (f) Without limiting the foregoing, a Holder entitled to take any action hereunder with regard to any particular Note may do so with regard to all or any part of the principal amount of such Note or by one or more duly appointed agents, each of which may do so pursuant to such appointment with regard to all or any part of such principal amount. Any notice given or action taken by a Holder or its agents with regard to different parts of such principal amount pursuant to

39 this paragraph shall have the same effect as if given or taken by separate Holders of each such different part. (g) Without limiting the generality of the foregoing, a Holder, including a Depositary that is the Holder of a Global Note, may make, give or take, by a proxy or proxies duly appointed in writing, any request, demand, authorization, direction, notice, consent, waiver or other action provided in this Indenture to be made, given or taken by Holders, and a Depositary that is the Holder of a Global Note may provide its proxy or proxies to the beneficial owners of interests in any such Global Note through such Depositary’s standing instructions and customary practices. (h) With respect to any Global Note, the Company may fix a record date for the purpose of determining the Persons who are beneficial owners of interests in any Global Note held by a Depositary entitled under the procedures of such Depositary, if any, to make, give or take, by a proxy or proxies duly appointed in writing, any request, demand, authorization, direction, notice, consent, waiver or other action provided in this Indenture to be made, given or taken by Holders; provided that if such a record date is fixed, only the beneficial owners of interests in such Global Note on such record date or their duly appointed proxy or proxies shall be entitled to make, give or take such request, demand, authorization, direction, notice, consent, waiver or other action, whether or not such beneficial owners remain beneficial owners of interests in such Global Note after such record date. No such request, demand, authorization, direction, notice, consent, waiver or other action shall be effective hereunder unless made, given or taken on or prior to the expiration date, if any, designated by the Company. ARTICLE 2 THE NOTES Section 2.01. Form and Dating, Terms. (a) Provisions relating to the Initial Notes, Additional Notes and any other Notes issued under this Indenture are set forth in Appendix A, which is hereby incorporated in and expressly made a part of this Indenture (with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture). The Notes and the Trustee’s certificate of authentication shall each be substantially in the form of Exhibit A hereto (with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture), which is hereby incorporated in and expressly made a part of this Indenture. The Notes may have notations, legends or endorsements required by law, rules or agreements with national securities exchanges to which the Company or any Guarantor is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Company). Each Note shall be dated the date of its authentication. The Notes shall be issued only in fully registered form without coupons and only in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. (b) The aggregate principal amount of Notes that may be authenticated and delivered under this Indenture is unlimited. (c) The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture, and the Company, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and

40 to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling. (d) The Notes shall be subject to repurchase by the Company pursuant to a Change of Control Offer as provided in Section 4.08, and otherwise as not prohibited by this Indenture. The Notes shall not be redeemable, other than as provided in Article 3. (e) An unlimited aggregate principal amount of Additional Notes ranking pari passu with the Initial Notes may be created and issued from time to time by the Company without notice to or consent of the Holders and shall be consolidated with and form a single class with the Initial Notes and shall have the same terms as to status, redemption or otherwise (other than issue date, issue price and, if applicable, the first interest payment date and the first date from which interest will accrue) as the Initial Notes; provided that the Company’s ability to issue Additional Notes shall be subject to the Company’s compliance with Section 4.07; provided further that if any Additional Notes are not fungible with the Initial Notes for U.S. federal income tax purposes or securities law purposes or if the Company otherwise determines that any Additional Notes should be differentiated from any other Notes, such Additional Notes shall have separate CUSIP and ISIN numbers from the Initial Notes. The Initial Notes and any Additional Notes shall be treated as a single class for all purposes under this Indenture, including waivers, amendments, redemptions and offers to purchase. Any Additional Notes shall be issued either pursuant to an Officer’s Certificate of the Company, pursuant to a resolution by the Board of Directors of the Company or pursuant to an indenture supplemental to this Indenture. Section 2.02. Execution and Authentication. (a) At least one Officer of the Company shall execute the Notes on behalf of the Company by manual, facsimile or other electronic signature. If an Officer whose signature is on a Note no longer holds that or any office at the time a Note is authenticated, the Note shall nevertheless be valid. (b) A Note shall not be entitled to any benefit under this Indenture or be valid or obligatory for any purpose until authenticated substantially in the form of Exhibit A attached hereto by the manual signature of an authorized signatory of the Trustee. The signature shall be conclusive evidence that the Note has been duly authenticated and delivered under this Indenture. (c) On the Issue Date, the Trustee shall, upon receipt of a Company Order (an “Authentication Order”), authenticate and deliver the Initial Notes. In addition, at any time and from time to time, the Trustee shall, upon receipt of an Authentication Order, authenticate and deliver any Additional Notes in an aggregate principal amount specified in such Authentication Order for such Additional Notes issued hereunder. (d) The Trustee may appoint an Authenticating Agent acceptable to the Company to authenticate Notes in accordance Section 7.11 hereof. Unless limited by the terms of such appointment, an Authenticating Agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An Authenticating Agent has the same rights as an Agent to deal with Holders, the Company or an Affiliate of the Company.

41 (e) The Trustee shall authenticate and make available for delivery upon receipt of an Authentication Order from the Company (i) Initial Notes for original issue on the Issue Date in an aggregate principal amount of $500,000,000, (ii) subject to the terms of this Indenture, Additional Notes and (iii) any Unrestricted Global Notes (as defined in Appendix A) issued in exchange for any of the foregoing in accordance with this Indenture. Such order shall specify the amount of the Notes to be authenticated, the date on which the Notes are to be authenticated and whether the Notes are to be Initial Notes, Additional Notes or Unrestricted Global Notes. Upon receipt of an Authentication Order, the Trustee shall authenticate Notes in substitution for Notes originally issued to reflect any name change of the Company. Section 2.03. Registrar; Paying Agent. (a) The Company shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange (“Registrar”) and at least one office or agency where Notes may be presented for payment. The Registrar shall keep a register of the Notes (“Note Register”) and of their transfer and exchange. The Company may appoint one or more co-registrars and one or more additional Paying Agents. The term “Registrar” includes any co-registrar, and the term “Paying Agent” includes any additional paying agent. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Company may act as Paying Agent or Registrar. (b) The Company initially appoints The Depository Trust Company to act as Depositary with respect to the Global Notes. The Company initially appoints the Trustee to act as Paying Agent and Registrar for the Notes and to act as Custodian with respect to the Global Notes. Section 2.04. Paying Agent to Hold Money in Trust. Unless otherwise agreed with the Paying Agent, the Company shall, no later than 11:00 a.m. (New York City time) on each due date for the payment of principal, premium, if any, and interest on any of the Notes, deposit with a Paying Agent a sum sufficient to pay such amount, such sum to be held in trust for the Trustee and the Holders entitled to the same, and (unless such Paying Agent is the Trustee) the Company shall promptly notify the Trustee of its action or failure so to act. The Company shall require each Paying Agent other than the Trustee to agree in writing that such Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by such Paying Agent for the payment of principal, premium, if any, and interest on the Notes, and shall notify the Trustee of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it in trust for the benefit of the Holders to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, a Paying Agent shall have no further liability for the money. If the Company or a Subsidiary acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Trustee and the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Company specified in Section 6.01(g) or Section 6.01(h), the Trustee shall serve as Paying Agent for the Notes.

42 Section 2.05. Holder Lists. The Trustee, for so long as it is acting as Registrar, shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders. If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least two Business Days before each interest payment date, and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders. Every Holder, by receiving and holding the same, agrees with the Company, the Guarantors and the Trustee that none of the Company, the Guarantors or the Trustee or any agent of any of them shall be held accountable by reason of the disclosure of any information as to the names and addresses of the Holders, regardless of the source from which such information was derived. Section 2.06. Transfers and Exchange. (a) The Notes shall be issued in registered form and shall be transferable only upon the surrender of a Note for registration of transfer and in compliance with Appendix A. (b) To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Global Notes and Definitive Notes upon receipt of an Authentication Order in accordance with Section 2.02 or at the Registrar’s request. (c) No service charge shall be imposed in connection with any registration of transfer or exchange of the Notes (other than pursuant to Section 2.07), but the Holders shall be required to pay any documentary, stamp, similar issue or transfer tax or similar governmental charge payable in connection therewith (other than any such documentary, stamp, similar issue or transfer tax or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.10, 3.06, 4.08 and 9.05). (d) All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange. (e) Neither the Company nor the Registrar shall be required (i) to issue, to register the transfer of or to exchange any Note during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption in accordance with Section 3.02 and ending at the close of business on the day of selection, (ii) to register the transfer of or to exchange any Note so selected for redemption, or tendered for repurchase (and not withdrawn) in connection with a Change of Control Offer, in whole or in part, except the unredeemed or unpurchased portion of any Note being redeemed or repurchased in part or (iii) to register the transfer of or to exchange any Note between a record date and the next succeeding interest payment date. (f) Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal, premium, if any, and (subject to the record date provisions of the Notes) interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Company shall be affected by notice to the contrary.

43 (g) Upon surrender for registration of transfer of any Note at the office or agency of the Company designated pursuant to Section 4.02, the Company shall execute, and the Trustee shall authenticate and mail, in the name of the designated transferee or transferees, one or more replacement Notes of any authorized denomination or denominations of a like aggregate principal amount. (h) At the option of the Holder, Notes may be exchanged for other Notes of any authorized denomination or denominations of a like aggregate principal amount upon surrender of the Notes to be exchanged at such office or agency. Whenever any Global Notes or Definitive Notes are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and mail, the replacement Global Notes and Definitive Notes that the Holder making the exchange is entitled to in accordance with the provisions of Appendix A. (i) All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.06 to effect a registration of transfer or exchange may be submitted by mail or by facsimile or electronic transmission. (j) Every Note presented or surrendered for registration of transfer or for exchange shall (if so required by the Company or the Registrar) be duly endorsed, or be accompanied by a written instrument of transfer, in form satisfactory to the Company and the Registrar, duly executed by the Holder thereof or his or her attorney duly authorized in writing. Section 2.07. Replacement Notes. If a mutilated Note is surrendered to the Trustee or if a Holder claims that its Note has been lost, destroyed or wrongfully taken and the Trustee receives evidence to its satisfaction of the ownership and loss, destruction or theft of such Note, the Company shall issue and the Trustee, upon receipt of an Authentication Order, shall authenticate a replacement Note if the Trustee’s requirements are otherwise met. If required by the Trustee or the Company, an indemnity bond must be provided by the Holder that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Company may charge the Holder for the expenses of the Company and the Trustee in replacing a Note. Every replacement Note is a contractual obligation of the Company and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder. Notwithstanding the foregoing provisions of this Section 2.07, in case any mutilated, lost, destroyed or wrongfully taken Note has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Note, pay such Note. Section 2.08. Outstanding Notes. (a) The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section 2.08 as not outstanding. Except as set forth in Section 2.09, a Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note; provided that Notes held by the Company or a Subsidiary of the Company will not be deemed to be outstanding to the extent specified in Section 3.07(b).

44 (b) If a Note is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a protected purchaser, as such term is defined in Section 8-303 of the New York UCC. (c) If the principal amount of any Note is considered paid under Section 4.01, it ceases to be outstanding and interest on it ceases to accrue from and after the date of such payment. (d) If a Paying Agent (other than the Company, a Subsidiary or an Affiliate of any thereof) holds, on the maturity date, any redemption date or any date of purchase pursuant to a Change of Control Offer, money sufficient to pay Notes payable or to be redeemed or purchased on that date, then on and after that date such Notes shall be deemed to be no longer outstanding and shall cease to accrue interest. Section 2.09. Treasury Notes. In determining whether the Holders of the requisite principal amount of Notes have concurred in any direction, waiver or consent, Notes beneficially owned by the Company, or by any Affiliate of the Company, shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that a Responsible Officer of the Trustee has written notice as being so owned shall be so disregarded. Notes so owned which have been pledged in good faith shall not be disregarded if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right to deliver any such direction, waiver or consent with respect to the Notes and that the pledgee is not the Company or any obligor upon the Notes or any Affiliate of the Company or of such other obligor. Notwithstanding the foregoing, Notes that are to be acquired by the Company or an Affiliate of the Company pursuant to an exchange offer, tender offer or other agreement shall not be deemed to be owned by such entity until legal title to such Notes passes to such entity. To the extent the Company acquires Notes, the Company may in its discretion, but is not required to, submit such Notes to the Trustee for cancellation. Section 2.10. Temporary Notes. Until Definitive Notes are ready for delivery, the Company may prepare and the Trustee, upon receipt of an Authentication Order, shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of Definitive Notes but may have variations that the Company considers appropriate for temporary Notes. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate Definitive Notes in exchange for temporary Notes. Holders and beneficial holders, as the case may be, of temporary Notes shall be entitled to all of the benefits accorded to Holders, or beneficial holders, respectively, of Notes under this Indenture. Section 2.11. Cancellation. All Notes surrendered for payment, redemption, registration of transfer or exchange or for credit against any current or future sinking fund payment shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee. All Notes so delivered to the Trustee shall be promptly cancelled by it. The Company may at any time deliver to the Trustee for cancellation any Notes previously authenticated and delivered hereunder that the Company may have acquired in any manner whatsoever, and may deliver to the Trustee (or to any other Person for delivery to the Trustee) for cancellation any Notes previously authenticated hereunder that the Company has not issued and sold, and all Notes so delivered shall be promptly cancelled by the Trustee. If the Company shall acquire any of the

45 Notes, however, such acquisition shall not operate as a redemption, cancellation or satisfaction of the indebtedness represented by such Notes unless and until the same are surrendered to the Trustee for cancellation. If the Company or any of its Subsidiaries acquires any of the Notes, the Company and its Subsidiaries may, but are not required to, submit such Notes to the Trustee for cancellation. No Notes shall be authenticated in lieu of or in exchange for any Notes cancelled as provided in this Section 2.11, except as expressly permitted by this Indenture. All cancelled Notes held by the Trustee shall be disposed of by the Trustee in accordance with its customary procedures. The Company may not issue new Notes or replace Notes that it has paid or that have been delivered to Trustee for cancellation. The Trustee shall, at the Company’s written request, provide certification of the disposal of cancelled Notes. Section 2.12. Interest and Defaulted Interest. (a) Interest, if any, on the Notes that is payable, and is punctually paid or duly provided for, on any interest payment date shall be paid to the Person in whose name such Note is registered at the close of business on the regular record date for such interest at the office or agency of the Company maintained for such purpose pursuant to Section 4.02; provided, however, that each installment of interest, if any, on the Notes may at the Company’s option be paid by (i) mailing a check for such interest, payable to or upon the written order of the Person entitled thereto pursuant to Section 2.14 or to the address of such Person as it appears on the Note Register or (ii) wire transfer to an account located in the United States maintained by the payee; provided that payment by wire transfer of immediately available funds shall be required with respect to interest payable on all Global Notes and all other Notes the Holders of which shall have provided wire transfer instructions to the Company or the Paying Agent at least five Business Days prior to the applicable payment date. Such payment shall be in such coin or currency of the United States as at the time of payment is legal tender for payment of public and private debts. (b) If the Company defaults in a payment of interest on the Notes, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.01. The Company shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment, and the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such defaulted interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such defaulted interest as provided in this Section 2.12. The Company shall fix or cause to be fixed each such special record date and payment date; provided that no such special record date shall be less than 10 days prior to the related payment date for such defaulted interest. The Company shall promptly notify the Trustee of such special record date. At least 15 days before the special record date, the Company (or, upon the request of the Company, the Trustee in the name and at the expense of the Company) shall mail or deliver by electronic transmission in accordance with the applicable procedures of the Depositary, or cause to be mailed or delivered by electronic transmission in accordance with the applicable procedures of the Depositary to each Holder a notice that states the special record date, the related payment date and the amount of such interest to be paid.

46 (c) Subject to the foregoing provisions of this Section 2.12 and for greater certainty, each Note delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Note shall carry the rights to interest accrued and unpaid, and to accrue interest, that were carried by such other Note. Section 2.13. CUSIP and ISIN Numbers. The Company in issuing the Notes may use CUSIP or ISIN numbers (if then generally in use) and, if so, the Trustee shall use CUSIP or ISIN numbers in notices of redemption or exchange or in Change of Control Offers as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of redemption or exchange or in Change of Control Offers and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption or exchange or Change of Control Offer shall not be affected by any defect in or omission of such numbers. The Company shall promptly notify the Trustee in writing of any change in the CUSIP or ISIN numbers. Section 2.14. Persons Deemed Owners. Prior to due presentment of a Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such Note is registered as the owner of such Note for the purpose of receiving payment of principal of (and premium, if any) and (subject to Section 2.12) interest, if any, on such Note and for all other purposes whatsoever, whether or not such Note be overdue, and none of the Company, the Trustee or any agent of the Company or the Trustee shall be affected by notice to the contrary. None of the Company, the Trustee, any Paying Agent or the Registrar will have any responsibility or liability for any aspect of (i) the records relating to or payments made on account of any participants in the Depositary or any beneficial ownership interests of a Global Note, (ii) maintaining, supervising or reviewing any records maintained by any Depositary or participant therein or any other Person relating to such beneficial ownership interests, or (iii) any consent given or other action taken by the Depositary or other Holder of a Note, as the registered holder thereof. Notwithstanding the foregoing, with respect to any Global Note, nothing herein shall prevent the Company, the Trustee, or any agent of the Company or the Trustee, from giving effect to any written certification, proxy or other authorization furnished by any Depositary, as a Holder, with respect to such Global Note or impair, as between such Depositary and owners of beneficial interests in such Global Note, the operation of customary practices governing the exercise of the rights of such Depositary (or its nominee) as Holder of such Global Note. ARTICLE 3 REDEMPTION AND PREPAYMENT Section 3.01. Notices to Trustee. If the Company elects to redeem Notes pursuant to the optional redemption provisions of Section 3.07, it shall furnish to the Trustee, at least three Business Days (or such shorter period as is acceptable to the Trustee) before sending a notice of such redemption to the Holders, a notice setting forth the (i) section of this Indenture pursuant to which the redemption shall occur, (ii) redemption date and (iii) principal amount of Notes to be

47 redeemed. Any such notice to the Trustee may be cancelled at any time prior to notice of such redemption being sent to any Holder and shall thereby be void and of no effect. Section 3.02. Selection of Notes to Be Redeemed. (a) If less than all of the Notes are to be redeemed at any time, the Company will select the Notes for redemption in compliance with the requirements of the principal securities exchange, if any, on which the Notes are listed and in compliance with the requirements of DTC, or if the Notes are not so listed or such exchange prescribes no method of selection and the Notes are not held through DTC or DTC prescribes no method of selection, the Trustee will select by lot or on a pro rata basis, subject to adjustments so that no Note in an unauthorized denomination remains outstanding after such redemption; provided, however, that no Note of $2,000 in aggregate principal amount or less shall be redeemed in part. (b) If any Note is to be redeemed in part only, the notice of redemption that relates to that Note shall state the portion of the principal amount thereof to be redeemed, in which case a portion of the original Note will be issued in the name of the Holder thereof upon cancellation of the original Note. In the case of a Global Note, an appropriate notation will be made on such Note to decrease the principal amount thereof to an amount equal to the unredeemed portion thereof. Subject to the terms of the applicable redemption notice (including any conditions contained therein), Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, unless the Company defaults in the payment of the redemption price, interest ceases to accrue on the Notes or portions of them called for redemption. Section 3.03. Notice of Optional Redemption. Notices of redemption will be delivered electronically or, at the Company’s option, mailed by first-class mail at least 10 days but not more than 60 days before the redemption date to each Holder of Notes to be redeemed at the address of such Holder appearing in the security register or otherwise in accordance with the applicable procedures of DTC (with a copy to the Trustee), except that redemption notices may be delivered electronically or mailed more than 60 days prior to a redemption date if the notice is issued in connection with a legal or covenant defeasance of the Notes or a satisfaction and discharge of this Indenture. Notice of any redemption of the Notes may, at the Company’s discretion, be given prior to the completion of a transaction (including an Equity Offering, an incurrence of Indebtedness, a Change of Control or other transaction) and any redemption notice may, at the Company’s discretion, be subject to one or more conditions precedent, including, but not limited to, completion of a related transaction. If such redemption or purchase is so subject to satisfaction of one or more conditions precedent, such notice shall describe each such condition, and if applicable, shall state that, in the Company’s discretion, the redemption date may be delayed until such time as any or all such conditions shall be satisfied, or such redemption or purchase may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied by the redemption date, or by the redemption date as so delayed. In addition, the Company may provide in such notice that payment of the redemption price and performance of the Company’s obligations with respect to such redemption may be performed by another Person. The Company will provide the Trustee with written notice of the satisfaction or waiver of such conditions precedent, the delay of such redemption or the rescission of such notice of redemption in the same manner that the related notice of redemption was given to the Trustee, and, at the request of the Company, the Trustee will send a copy of

48 such notice to the Trustee to the Holders in the same manner that the related notice of redemption was given to such Holders. The notice shall identify the Notes to be redeemed (including “CUSIP” numbers and corresponding “ISINs,” if applicable) and shall state: (a) the redemption date; (b) the redemption price (or the method by which it is to be determined); (c) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date, upon surrender of such Note, a new Note in principal amount equal to the unredeemed portion shall be issued upon cancellation of the original Note (or appropriate adjustments to the amount and beneficial interest in a Global Note will be made, as appropriate); (d) the name and address of the Paying Agent; (e) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price; (f) that, unless the Company defaults in making such redemption payment, interest, if any, on Notes called for redemption ceases to accrue on and after the redemption date; (g) the paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed; and (h) any conditions precedent to such redemption. At the Company’s written request, the Trustee shall give the notice of redemption, which shall be prepared by the Company in the Company’s name and at its expense; provided, however, that the Company shall have delivered to the Trustee, at least 10 days (unless a shorter time shall be acceptable to the Trustee) prior to the notice date, an Officer’s Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice and the form of such notice. Any such request to the Trustee may be revoked or cancelled at any time prior to notice of such redemption being sent to any Holder and shall thereby be void and of no effect. The notice sent in the manner herein provided shall be deemed to have been duly given whether or not the Holder receives such notice. In any case, failure to give such notice or any defect in the notice to the Holder of any Note shall not affect the validity of the proceeding for the redemption of any other Note. The notice of redemption issued pursuant to Section 3.07 need not set forth the Applicable Premium but only the manner of calculation thereof. Section 3.04. Effect of Notice of Redemption. Once notice of redemption is delivered in accordance with Section 3.03, Notes called for redemption become due and payable on the redemption date at the applicable redemption price, subject to satisfaction of any conditions specified in the notice of redemption.

49 Section 3.05. Deposit of Redemption Price. On or before 11:00 a.m. (New York City time) on the redemption date, the Company shall deposit with the Trustee or with the Paying Agent (or, if the Company or a Subsidiary of the Company is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the redemption price on all Notes to be redeemed on that date. The Trustee or the Paying Agent shall promptly return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the redemption price of all Notes to be redeemed. If Notes called for redemption or tendered in a Change of Control Offer are paid or if the Company has deposited with the Trustee or Paying Agent money sufficient to pay the redemption or purchase price of, and unpaid and accrued interest, if any, on, all Notes to be redeemed or purchased, on and after the redemption or purchase date, interest, if any, shall cease to accrue on the Notes or the portions of Notes called for redemption or tendered and not withdrawn in a Change of Control Offer (regardless of whether certificates for such securities are actually surrendered). If a Note is redeemed or purchased on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest, if any, shall be paid to the Person in whose name such Note was registered at the close of business on such record date. If any Note called for redemption shall not be so paid upon surrender for redemption because of the failure of the Company to comply with the preceding paragraph, interest, if any, shall be paid on the unpaid principal from the redemption or purchase date until such principal is paid and, to the extent lawful, on any interest, if any, not paid on such unpaid principal, in each case, at the rate provided in the Notes and in Section 4.01. Section 3.06. Notes Redeemed in Part. Upon surrender and cancellation of a Note that is redeemed in part, the Company shall issue and, upon receipt of an Authentication Order from the Company, the Trustee shall authenticate for the Holder at the expense of the Company a new Note equal in principal amount to the unredeemed portion of the Note surrendered and canceled; provided that each such new Note will be in a minimum denomination of $2,000 or integral multiples of $1,000 in excess thereof. Section 3.07. Optional Redemption. (a) At any time prior to June 1, 2027, the Company may redeem the Notes in whole or in part, at its option, upon notice pursuant to Section 3.03, at a redemption price equal to 100% of the principal amount of such Notes plus the Applicable Premium and accrued and unpaid interest, if any, to, but not including, the redemption date. (b) At any time and from time to time, the Company may redeem Notes, upon notice pursuant to Section 3.03, with the net cash proceeds received by the Company from any Equity Offering completed prior to June 1, 2027 at a redemption price equal to 106.500% of the principal amount of such Notes, plus accrued and unpaid interest, if any, to, but not including, the redemption date, in an aggregate principal amount for all such redemptions not to exceed 40% of the aggregate principal amount of the Notes issued under this Indenture on the Issue Date (together with Additional Notes); provided that: (i) in each case, the redemption takes place not later than 180 days after the closing of the related Equity Offering; and

50 (ii) not less than 50% of the aggregate principal amount of the then- outstanding Notes issued under this Indenture remains outstanding immediately thereafter (including Additional Notes but excluding Notes held by the Company or any of its Subsidiaries), unless all such Notes are redeemed substantially concurrently. (c) At any time and from time to time on or after June 1, 2027, the Company may redeem the Notes in whole or in part, upon notice pursuant to Section 3.03, at a redemption price equal to the percentage of principal amount set forth below plus accrued and unpaid interest, if any, on the Notes redeemed, to, but excluding, the applicable redemption date, if redeemed during the twelve-month period beginning on June 1 of the year indicated below: Year Percentage 2027 103.250% 2028 101.625% 2029 and thereafter 100.000% (d) Notwithstanding the foregoing, in connection with any tender offer for the Notes, including a Change of Control Offer, if Holders of not less than 90% in aggregate principal amount of the outstanding Notes validly tender and the Company or a third party in lieu of the Company, purchases all of the Notes validly tendered and not withdrawn by such Holders, the Company or such third party will have the right upon not less than 10 nor more than 60 days’ prior notice, given not more than 30 days following such purchase date, to redeem all Notes that remain outstanding following such purchase at a redemption price equal to the price offered to each other Holder (excluding any early tender or incentive fee) in such tender offer plus, to the extent not included in the tender offer payment, accrued and unpaid interest, if any, thereon, to, but not including, the date of such redemption. (e) If the optional redemption date is on or after a record date and on or before the corresponding interest payment date, the accrued and unpaid interest up to, but not including, the redemption date will be paid on the redemption date to the Holder in whose name the Note is registered at the close of business on such record date in accordance with the applicable procedures of DTC, and no additional interest will be payable to Holders whose Notes will be subject to redemption by the Company. Section 3.08. Mandatory Redemption or Sinking Fund. The Company is not required to make mandatory redemption payments or sinking fund payments with respect to the Notes. ARTICLE 4 COVENANTS Section 4.01. Payment of Notes. The Company shall pay or cause to be paid the principal of, premium, if any, and interest on the Notes on the dates and in the manner provided in the Notes. Principal, premium, if any, and interest shall be considered paid for all purposes hereunder on the date the Trustee or the Paying Agent (if other than the Company or a Subsidiary thereof) holds, as of 11:00 a.m. (New York City time) on the relevant payment date, U.S. dollars deposited by the Company in immediately available funds and designated for and

51 sufficient to pay all such principal, premium, if any, and interest then due. The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to the then applicable interest rate on the Notes to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace period), at the same rate to the extent lawful. Section 4.02. Maintenance of Office or Agency. (a) The Company shall maintain an office or agency where, subject to such reasonable regulations as the Company or the Trustee may prescribe, Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company and Guarantors in respect of the Notes and this Indenture may be served. (b) The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands (other than service of legal process) may be made or served at the Corporate Trust Office of the Trustee; provided, however, the Trustee shall not be deemed an agent of the Company or any Guarantor for service of process. (c) The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency. (d) The Company hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Company in accordance with Section 2.03. Section 4.03. SEC Reports. (a) Whether or not the Company is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company must provide the Trustee and, upon request, to any Holder of the Notes within fifteen (15) Business Days after filing the same with the SEC, or in the event no such filing is required, within fifteen (15) Business Days after the end of the applicable time periods specified in the SEC’s rules and regulations (excluding any such information, documents or reports, or portions thereof, subject to confidential treatment and any correspondence with the SEC): (i) all financial statements that would be required to be contained in an annual report on Form 10-K, or any successor or comparable form, filed with the SEC, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and a report on the annual financial statements by the Company’s independent registered public accounting firm; (ii) all financial statements that would be required to be contained in a quarterly report on Form 10-Q, or any successor or comparable form, filed with the SEC, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and financial statements prepared in accordance with GAAP;

52 (iii) all current reports containing financial statements that would be required to be filed with the SEC on Form 8-K, or any successor or comparable form; provided that the foregoing shall not obligate the Company to make available any trade secrets, privileged or confidential information obtained from another Person and competitively sensitive information; and (iv) any other information, documents and other reports necessary to comprise “current public information” for purposes of Rule 144 under the Securities Act. In addition, to the extent not satisfied by the foregoing, the Company shall furnish to prospective investors, upon their request, any information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act so long as the Notes are not freely transferable under the Securities Act; provided that the foregoing delivery requirements shall be deemed satisfied if the foregoing materials are available on the SEC’s EDGAR system or on the Company’s website within the applicable time period, it being agreed that the Trustee shall have no obligation to determine whether such reports have been made available. (b) To the extent such information is not available on the SEC’s EDGAR system, the Company will make the above information and reports available to securities analysts and prospective investors upon request by posting it on the Company’s website. (c) The Trustee shall have no duty to review or analyze any reports furnished or made available to it and the Trustee’s receipt of such reports shall not constitute actual or constructive knowledge of the information contained therein or determinable therefrom, including the Company’s or any Guarantor’s compliance with any of its covenants (as to which the Trustee is entitled to conclusively rely on an Officer’s Certificate). The Trustee shall have no liability whatsoever to determine whether any financial information has been filed or posted on the SEC’s EDGAR system (or any successor electronic delivery procedure) or have any duty to monitor or determine whether the Company has delivered the reports described under this Section 4.03 or otherwise complied with its obligation under this Section 4.03. Section 4.04. Compliance Certificate. The Company shall deliver to the Trustee, within 120 days after the end of each fiscal year an Officer’s Certificate stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officer with a view to determining whether each has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to such Officer signing the certificate, that, to his or her knowledge, each entity has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Defaults of which he or she may have knowledge and what action the Company is taking or proposes to take with respect thereto) and that, to his or her knowledge, no event has occurred and remains in existence by reason of which payments on account of the principal of, premium, if any, or interest, if any, on the Notes is prohibited or if such event has occurred, a description of the event and what action the Company is taking or proposes to take with respect thereto.

53 The Company shall, so long as any of the Notes are outstanding, deliver to the Trustee within 30 days after any Officer becomes aware of any Default or Event of Default, an Officer’s Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto; provided that no notice is required if the event that would constitute a default has been cured or waived before the date the Company is required to deliver notice. Section 4.05. Taxes. The Company shall pay, and shall cause each of its Subsidiaries to pay, prior to delinquency all material taxes, assessments and governmental levies, except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders of the Notes. Section 4.06. Stay, Extension and Usury Laws. The Company and each of the Guarantors covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company and each of the Guarantors (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted. Section 4.07. Limitation on Liens. (a) The Company shall not, and shall not permit any Guarantor to create, incur or permit to exist any Lien (except Permitted Liens) (each, an “Initial Lien”) that secures obligations under any Indebtedness or any related Guarantee, on any asset or property of the Company or any Guarantor, unless: (i) in the case of Liens securing Subordinated Indebtedness, the Notes and related Note Guarantees are secured by a Lien on such property, assets or proceeds that is senior in priority to such Liens; or (ii) in all other cases, the Notes or the Note Guarantees are equally and ratably secured; provided, however, that the foregoing shall not apply to Liens securing the Notes and the related Note Guarantees. (b) Any Lien created for the benefit of the Holders pursuant to the preceding clause (a) shall provide by its terms that such Lien shall be automatically and unconditionally released and discharged upon the release and discharge of the Initial Lien. (c) With respect to any Lien securing Indebtedness that was permitted to secure such Indebtedness at the time of the incurrence of such Indebtedness, such Lien shall also be permitted to secure any Increased Amount of such Indebtedness. The “Increased Amount” of any Indebtedness shall mean any increase in the amount of such Indebtedness in connection with any accrual of interest, the accretion of accreted value, the amortization of original issue discount, the payment of interest in the form of additional Indebtedness with the same terms, accretion of original issue discount or liquidation preference and increases in the amount of

54 Indebtedness outstanding solely as a result of fluctuations in the exchange rate of currencies or increases in the value of property securing Indebtedness. Section 4.08. Offer to Repurchase Upon Change of Control Triggering Event. (a) If a Change of Control Triggering Event occurs, unless a third party makes a Change of Control Offer as described below or the Company has previously or substantially concurrently therewith delivered a redemption notice with respect to all the outstanding Notes pursuant to Section 3.07, the Company will make an offer to purchase all of the Notes pursuant to the offer described below (the “Change of Control Offer”) at a price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest, if any, to but not including the date of repurchase; provided that if the repurchase date is on or after the record date and on or before the corresponding interest payment date, then Holders in whose name the Notes are registered at the close of business on such record date will receive the interest due on the repurchase date. Within 30 days following any Change of Control Triggering Event, the Company will deliver or cause to be delivered a notice of such Change of Control Offer electronically in accordance with the applicable procedures of DTC or by first-class mail, with a copy to the Trustee, to each Holder of Notes at the address of such Holder appearing in the security register or otherwise in accordance with the applicable procedures of DTC, describing the transaction or transactions that constitute the Change of Control Triggering Event and offering to repurchase the Notes for the specified purchase price on the date specified in the notice, which date will be no earlier than 10 days and no later than 60 days from the date such notice is delivered, pursuant to the procedures required by this Indenture and described in such notice, except in the case of a conditional Change of Control Offer made in advance of a Change of Control Triggering Event as described below. (b) The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws, rules or regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws, rules or regulations, including Rule 14e-1 under the Exchange Act, conflict with the provisions of this Indenture, the Company shall not be deemed to have breached its obligations described in this Indenture by virtue of compliance therewith. The Company may rely on any no-action letters issued by the SEC indicating that the staff of the SEC will not recommend enforcement action in the event a tender offer satisfies certain conditions. (c) The Company will not be required to make a Change of Control Offer following a Change of Control Triggering Event if (i) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer made by the Company and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer or (ii) a notice of redemption of all outstanding Notes has been given pursuant to Section 3.07, unless and until there is a default in the payment of the redemption price on the applicable redemption date or the redemption is not consummated due to the failure of a condition precedent contained in the applicable redemption notice to be satisfied. (d) Notwithstanding anything to the contrary herein, a Change of Control Offer may be made in advance of a Change of Control Triggering Event, conditional upon such Change of Control Triggering Event.

55 (e) The provisions in this Section 4.08 relating to the Company’s obligation to make a Change of Control Offer may be waived, modified or terminated with the written consent of the Holders of a majority in principal amount of the Notes then outstanding. Section 4.09. Corporate Existence. Subject to Article 5, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its existence as a corporation or other legal entity, as applicable, and the Company shall provide written notice to the Trustee of any change in name or formation of the Company. Section 4.10. Limitation on Guarantees. (a) If after the Issue Date, (A) any Subsidiary (including any newly formed or newly acquired Subsidiary), other than an existing Guarantor, Guarantees Indebtedness under the Credit Agreement or (B) any Domestic Subsidiary (including any newly formed or newly acquired Domestic Subsidiary), other than (i) an Immaterial Subsidiary, (ii) a Securitization Subsidiary or (iii) an existing Guarantor, Guarantees Indebtedness under any Credit Facility (other than the Credit Agreement) or any capital markets debt securities of the Company in an aggregate principal amount in excess of (x) $75.0 million individually or (y) $200.0 million together with all other Non-Guarantors, then the Company shall cause each such Subsidiary to become a Guarantor, in which case: (i) such Subsidiary will within 60 days execute and deliver a supplemental indenture to this Indenture providing for a Note Guarantee by such Subsidiary, except that with respect to a guarantee of Indebtedness of the Company or any Guarantor, if such Indebtedness is by its express terms subordinated in right of payment to the Notes or such Guarantor’s Note Guarantee, any such Guarantee by such Subsidiary with respect to such Indebtedness shall be subordinated in right of payment to such Guarantee substantially to the same extent as such Indebtedness is subordinated to the Notes or such Guarantor’s Note Guarantee; and (ii) such Subsidiary will waive and not in any manner whatsoever claim or take the benefit or advantage of, any rights of reimbursement, indemnity or subrogation or any other rights against the Company or any other Subsidiary of the Company as a result of any payment by such Subsidiary under its Guarantee until payment in full of Obligations under this Indenture; provided that this Section 4.10 shall not be applicable to any Guarantee of any Subsidiary of the Company that (i) existed at the time such Person became a Subsidiary of the Company and was not incurred in connection with, or in contemplation of, such Person becoming a Subsidiary of the Company, or (ii)(x) would be illegal or would be impractical due to regulatory or administrative conditions, (y) could cause criminal or civil liability to be imposed on directors or officers of such Subsidiary of the Company, or (z) could have material adverse tax consequences, in each case under this clause (ii), as determined in good faith by the Company. (b) The Company may elect, in its sole discretion, to cause or allow, as the case may be, any Subsidiary of the Company that is not otherwise required to be a Guarantor to become a Guarantor, in which case, such Subsidiary of the Company shall not be required to comply with the 60-day period described above and such Note Guarantee may be released at any time in the Company’s sole discretion so long as any Indebtedness of such Subsidiary of the Company then

56 outstanding could have been incurred by such Subsidiary of the Company (either (x) when so incurred or (y) at the time of the release of such Note Guarantee) assuming such Subsidiary of the Company were not a Guarantor at such time. (c) If any Guarantor becomes an Immaterial Subsidiary, the Company shall have the right, by delivery of a supplemental indenture executed by the Company to the Trustee, to cause such Immaterial Subsidiary to automatically and unconditionally cease to be a Guarantor, subject to the requirement described in clause Error! Reference source not found. above that such Subsidiary of the Company shall be required to become a Guarantor if it ceases to be an Immaterial Subsidiary and Guarantees Indebtedness of the Company as described in clause (a) above. Section 4.11. Suspension of Covenants. (a) Following the first day (i) the Notes have achieved Investment Grade Status; and (ii) no Default or Event of Default has occurred and is continuing, then, beginning on that day (the “Covenant Suspension Date”) and continuing until the Reversion Date, the Company and its Subsidiaries will not be subject to the provisions of Section 4.10 and Section 5.01(a)(iii) (collectively, the “Suspended Covenants”). (b) In the event that the Company and its Subsidiaries are not subject to the Suspended Covenants under this Indenture for any period of time as a result of the foregoing, and on any subsequent date (the “Reversion Date”) the Notes cease to have Investment Grade Status, then the Suspended Covenants will thereafter be reinstated as if such covenants had never been suspended and be applicable pursuant to the terms of this Indenture (including in connection with performing any calculation or assessment to determine compliance with the terms of this Indenture), unless and until the Notes subsequently attain Investment Grade Status and no Default or Event of Default is in existence (in which event the Suspended Covenants shall no longer be in effect for such time that the Notes maintain an Investment Grade Status); provided, however, that no Default, Event of Default or breach of any kind shall be deemed to exist under this Indenture, the Notes or the Note Guarantees with respect to the Suspended Covenants based on, and none of the Company or any of its Subsidiaries shall bear any liability for, any actions taken or events occurring during the Suspension Period, or any actions taken at any time pursuant to any contractual obligation arising prior to the Reversion Date, regardless of whether such actions or events would have been permitted if the applicable Suspended Covenants remained in effect during such period. The period of time between the Covenant Suspension Date and the Reversion Date is referred to as the “Suspension Period.” The obligation to grant Note Guarantees pursuant to Section 4.10 shall be reinstated upon the Reversion Date. No Default or Event of Default will be deemed to have occurred on the Reversion Date as a result of any actions taken by the Company or its Subsidiaries during the Suspension Period. On and after each Reversion Date, the Company and its Subsidiaries will be permitted to consummate the transactions contemplated by any contract entered into during the Suspension Period, so long as such contract and such consummation would have been permitted during such Suspension Period. (c) The Company shall deliver promptly to the Trustee an Officer’s Certificate notifying the Trustee of the date of suspension of the covenants or Reversion Date, as the case may be, pursuant to this Section 4.11, upon which the Trustee may conclusively rely. The Trustee shall have no duty to monitor the ratings of the Notes, shall not be deemed to have any

57 knowledge of the ratings of the Notes and shall have no duty to notify Holders if the Notes achieve Investment Grade Status or of the occurrence of a Reversion Date. The Trustee shall have no duty to inquire or to verify the treatment of the Company’s debt by the Rating Agencies or otherwise to determine the factual basis for the Company’s determination of the occurrence or timing of a date of suspension of the covenants or Reversion Date. The Company also shall provide notice to the Holders of any date of suspension of the covenants or Reversion Date. ARTICLE 5 SUCCESSORS Section 5.01. Merger, Consolidation, or Sale of Assets. (a) The Company shall not consolidate with or merge with or into, or convey, transfer or lease all or substantially all its assets, in one transaction or a series of related transactions, to any Person, if the Company is not the resulting, surviving or transferee Person or other successor Person (the “Successor Company”) unless: (i) the Successor Company will be a corporation, partnership, limited liability company or similar entity organized or existing under the laws of the United States of America, any State of the United States or the District of Columbia, and the Successor Company (if not the Company) will expressly assume all the obligations of the Company under the Notes and this Indenture pursuant to supplemental indentures or other documents and instruments; (ii) immediately after giving effect to such transaction (and treating any Indebtedness that becomes an obligation of the applicable Successor Company as a result of such transaction as having been incurred by the applicable Successor Company), no Event of Default shall have occurred and be continuing; and (iii) the Company (in the event that the Company is not the resulting, surviving or transferee Person) shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with this Indenture and an Opinion of Counsel stating that such supplemental indenture (if any) is a valid and binding agreement enforceable against the Successor Company, provided that in giving an Opinion of Counsel, counsel may rely on an Officer’s Certificate as to any matters of fact, including as to satisfaction of clause (ii) above, and such Opinion of Counsel shall be subject to customary qualifications and assumptions with respect to enforceability. (b) The Successor Company will succeed to, and be substituted for, and may exercise every right and power of, the Company under the Notes and this Indenture, and the Company will automatically and unconditionally be released and discharged from its obligations under the Notes and this Indenture (except in the case of (x) a lease or (y) a sale of less than all of its assets). (c) Notwithstanding any other provision of this Section 5.01, (i) the Company may consolidate or otherwise combine with, merge into or transfer all or part of its properties and assets to a Guarantor provided such Guarantor is a corporation, partnership, limited liability

58 company or similar entity organized or existing under the laws of the United States of America, any State of the United States or the District of Columbia, (ii) the Company may consolidate or otherwise combine with or merge into an Affiliate organized or existing under the laws of the United States of America, any State of the United States or the District of Columbia incorporated or organized for the purpose of changing the legal domicile of the Company, reincorporating the Company in another jurisdiction, or changing the legal form of the Company, (iii) any Subsidiary of the Company may consolidate or otherwise combine with, merge into or transfer all or part of its properties and assets to the Company or a Guarantor and (iv) any Subsidiary of the Company may consolidate or otherwise combine with, merge into or transfer all or part of its properties and assets to any other Subsidiary of the Company. (d) Subject to Section 10.05, no Guarantor may consolidate with or merge with or into, or convey, transfer or lease all or substantially all its assets, in one or a series of related transactions, to any Person, if the Guarantor is not the Successor Company unless: (i) the resulting, surviving or transferee Person becomes a Guarantor concurrently with the transaction and expressly assumes all the obligations of the Guarantor under its Note Guarantee and this Indenture by supplemental indenture or other documents or instruments and immediately after giving effect to the transaction, no Event of Default shall have occurred and be continuing; or (ii) the transaction constitutes a sale, disposition or transfer of the Guarantor or the conveyance, transfer or lease of all or substantially all of the assets of the Guarantor (in each case other than to the Company or a Subsidiary of the Company) otherwise permitted by this Indenture; and (iii) in the case of either clause (1) or (2) above, the Company (if the Guarantor is not the Successor Company) shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger, or transfer and such supplemental indenture (if any) comply with this Indenture and an Opinion of Counsel stating that such supplemental indenture (if any) is a valid and binding agreement enforceable against the successor Guarantor, provided that in giving an Opinion of Counsel, counsel may rely on an Officer’s Certificate as to any matters of fact, including as to satisfaction of clause (ii) above, and such Opinion of Counsel shall be subject to customary qualifications and assumptions with respect to enforceability. (e) Notwithstanding any other provision of this Section 5.01, any Guarantor may (i) consolidate with or merge with or into, or convey, transfer or lease all or substantially all its assets to another Guarantor or the Company, (ii) consolidate or otherwise combine with or merge into an Affiliate incorporated or organized for the purpose of changing the legal domicile of the Guarantor, reincorporating the Guarantor in another jurisdiction or changing the legal form of the Guarantor, (iii) convert into a corporation, partnership, limited partnership, limited liability company or trust organized or existing under the laws of the jurisdiction of organization of such Guarantor and (iv) liquidate or dissolve or change its legal form if the Company determines in good faith that such action is in the best interests of the Company. Notwithstanding anything to the contrary in this Section 5.01, the Company may contribute Capital Stock of any or all of its Subsidiaries to any Guarantor.

59 (f) Any reference in this Indenture to a merger, consolidation, amalgamation, assignment, sale, disposition or transfer, or similar term, shall be deemed to apply to a division of or by a limited liability company, limited partnership or trust, or an allocation of assets to a series of a limited liability company, limited partnership or trust (or the unwinding of such a division or allocation), as if it were a merger, consolidation, amalgamation, assignment, sale, disposition or transfer, or similar term, as applicable, to, of or with a separate Person. Any division of a limited liability company, limited partnership or trust shall constitute a separate Person hereunder (and each division of any limited liability company, limited partnership or trust that is a Subsidiary, joint venture or any other like term shall also constitute such a Person or entity). Section 5.02. Successor Company Substituted. Upon any merger, consolidation, sale, conveyance (other than by way of lease), transfer or other disposition, and upon any such assumption by the Successor Company or Successor Companies, such Successor Company or Successor Companies shall succeed to and be substituted for the Company, with the same effect as if it or they had been named as the Company herein and in the Notes and the Company shall be relieved of any further obligations under this Indenture and the Notes and the predecessor company may be dissolved, wound up and liquidated at any time thereafter. ARTICLE 6 DEFAULTS AND REMEDIES Section 6.01. Events of Default. Each of the following is an “Event of Default”: (a) default in any payment of interest on any Note when due and payable, continued for 30 days; (b) default in the payment of the principal amount of or premium, if any, on any Note issued under this Indenture when due at its Stated Maturity, upon optional redemption, upon required repurchase, upon declaration or otherwise; (c) failure by the Company or any Guarantor to comply for 60 days after written notice by the Trustee on behalf of the Holders or by the Holders of at least 30% in aggregate principal amount of the outstanding Notes with any agreement or obligation contained in this Indenture; provided that in the case of a failure to comply with Section 4.03, such period of continuance of such default or breach shall be 180 days after the written notice described in this clause has been given; (d) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any Significant Subsidiary (or group of Subsidiaries that, taken together (as of the latest audited consolidated financial statements for the Company and its Subsidiaries) would constitute a Significant Subsidiary) (or the payment of which is Guaranteed by the Company or any Significant Subsidiary (or group of Subsidiaries that, taken together (as of the latest audited consolidated financial statements for the Company and its Subsidiaries) would constitute a Significant Subsidiary)) other than Indebtedness owed to the Company or a Subsidiary whether such Indebtedness or Guarantee now exists, or is created after the date hereof, which default:

60 (i) is caused by a failure to pay principal of such Indebtedness, at its stated final maturity (after giving effect to any applicable grace periods) provided in such Indebtedness (“payment default”); or (ii) results in the acceleration of such Indebtedness prior to its stated final maturity; and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a payment default of principal at its stated final maturity (after giving effect to any applicable grace periods) or the maturity of which has been so accelerated, aggregates to $100.0 million or more at any one time outstanding; (e) failure by the Company or a Significant Subsidiary (or group of Subsidiaries that, taken together (as of the latest audited consolidated financial statements for the Company and its Subsidiaries) would constitute a Significant Subsidiary) to pay final judgments aggregating in excess of $100.0 million other than any judgments covered by indemnities provided by, or insurance policies issued by, reputable and creditworthy companies, which final judgments remain unpaid, undischarged and unstayed for a period of more than 60 days after such judgment becomes final, and in the event such judgment is covered by insurance, an enforcement proceeding has been commenced by any creditor upon such judgment or decree which is not promptly stayed; (f) any Guarantee of the Notes by a Significant Subsidiary ceases to be in full force and effect, other than (i) in accordance with the terms of this Indenture or (ii) in connection with the bankruptcy of a Guarantor, so long as the aggregate assets of such Guarantor and any other Guarantor whose Note Guarantee ceased or ceases to be in full force as a result of a bankruptcy are less than $100.0 million; (g) the Company or a Significant Subsidiary (or group of Subsidiaries, that taken together as of the latest audited consolidated financial statements of the Company and its Subsidiaries, would constitute a Significant Subsidiary) pursuant to or within the meaning of any Bankruptcy Law: (i) commences a voluntary case or proceeding; (ii) consents to the entry of an order for relief against it in an involuntary case or proceeding; (iii) consents to the appointment of a custodian of it or for all or substantially all of its property; (iv) makes a general assignment for the benefit of its creditors; (v) consents to or acquiesces in the institution of a bankruptcy or an insolvency proceeding against it;

61 (vi) takes any comparable action under any foreign laws relating to insolvency; or (h) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that: (i) is for relief against the Company or any Significant Subsidiary of the Company (or group of Subsidiaries of the Company that, taken together (as of the latest audited consolidated financial statements for the Company and its Subsidiaries), would constitute a Significant Subsidiary) in an involuntary case; (ii) appoints a custodian of the Company or any Significant Subsidiary of the Company (or group of Subsidiaries of the Company that, taken together (as of the latest audited consolidated financial statements for the Company and its Subsidiaries), would constitute a Significant Subsidiary) or for all or substantially all of the property of the Company or any Significant Subsidiary of the Company (or group of Subsidiaries of the Company that, taken together (as of the latest audited consolidated financial statements for the Company and its Subsidiaries), would constitute a Significant Subsidiary); (iii) orders the winding up or liquidation of the Company or any Significant Subsidiary of the Company (or group of Subsidiaries of the Company that, taken together (as of the latest audited consolidated financial statements for the Company and its Subsidiaries), would constitute a Significant Subsidiary); or (iv) or any similar relief is granted under any foreign laws and the order, decree or relief remains unstayed and in effect for 60 consecutive days; provided that a Default under clause (c), (d) or (e) of this Section 6.01 will not constitute an Event of Default until the Trustee or the Holders of at least 30% in principal amount of the outstanding Notes notify the Company of the Default and, with respect to clauses (c) and (e), the Company does not cure such Default within the time specified in clause (c) or (e) of this Section 6.01 after receipt of such notice; provided that a notice of Default may not be given with respect to any action taken, and reported publicly or to Holders, more than two years prior to such notice of Default. Any notice of Default, notice of acceleration or instruction to the Trustee to provide a notice of Default, notice of acceleration or take any other action (a “Noteholder Direction”) provided by any one or more Holders (each a “Directing Holder”) must be accompanied by a written representation from each such Holder delivered to the Company and the Trustee that such Holder is not (or, in the case such Holder is DTC or its nominee, that such Holder is being instructed solely by beneficial owners that are not) Net Short (a “Position Representation”), which representation, in the case of a Noteholder Direction relating to the delivery of a notice of Default shall be deemed a continuing representation until the resulting Event of Default is cured or otherwise ceases to exist or the Notes of the applicable series are accelerated. In addition, each Directing Holder is deemed, at the time of providing a Noteholder Direction, to covenant to

62 provide the Company with such other information as the Company may reasonably request from time to time in order to verify the accuracy of such Noteholder’s Position Representation within five Business Days of request therefor (a “Verification Covenant”). In any case in which the Holder is DTC or its nominee, any Position Representation or Verification Covenant required hereunder shall be provided by the beneficial owner of the Notes of the applicable series in lieu of DTC or its nominee and DTC shall be entitled to conclusively rely on such Position Representation and Verification Covenant in delivering its direction to the Trustee. If, following the delivery of a Noteholder Direction, but prior to acceleration of the Notes of the applicable series, the Company determines in good faith that there is a reasonable basis to believe a Directing Holder was, at any relevant time, in breach of its Position Representation and provides to the Trustee an Officer’s Certificate stating that the Company has initiated litigation in a court of competent jurisdiction seeking a determination that such Directing Holder was, at such time, in breach of its Position Representation, and seeking to invalidate any Default, Event of Default or acceleration (or notice thereof) that resulted from the applicable Noteholder Direction, the cure period with respect to such Default shall be automatically stayed and the cure period with respect to such Default or Event of Default shall be automatically reinstituted and any remedy stayed pending a final and non-appealable determination of a court of competent jurisdiction on such matter. If, following the delivery of a Noteholder Direction, but prior to acceleration of the Notes of the applicable series, the Company provides to the Trustee an Officer’s Certificate stating that a Directing Holder failed to satisfy its Verification Covenant, the cure period with respect to such Default shall be automatically stayed and the cure period with respect to any Default or Event of Default that resulted from the applicable Noteholder Direction shall be automatically reinstituted and any remedy stayed pending satisfaction of such Verification Covenant. Any breach of the Position Representation shall result in such Holder’s participation in such Noteholder Direction being disregarded; and, if, without the participation of such Holder, the percentage of Notes of the applicable series held by the remaining Holders that provided such Noteholder Direction would have been insufficient to validly provide such Noteholder Direction, such Noteholder Direction shall be void ab initio (other than any indemnity offered or provided to the Trustee), with the effect that such Default or Event of Default shall be deemed never to have occurred, acceleration voided and the Trustee shall be deemed not to have received such Noteholder Direction or any notice of such Default or Event of Default. Notwithstanding anything in the preceding two paragraphs to the contrary, any Noteholder Direction delivered to the Trustee during the pendency of an Event of Default as the result of a bankruptcy or similar proceeding shall not require compliance with the foregoing paragraphs. For the avoidance of doubt, the Trustee shall be entitled to conclusively rely on any Noteholder Direction delivered to it in accordance with this Indenture, shall have no duty to inquire as to or investigate the accuracy of any Position Representation, enforce compliance with any Verification Covenant, verify any statements in any Officer’s Certificate delivered to it, or otherwise make calculations, investigations or determinations with respect to Derivative Instruments, Net Shorts, Long Derivative Instruments, Short Derivative Instruments or otherwise, or to monitor any court proceedings undertaken in connection with any Position

63 Representation. The Trustee shall have no liability to the Company, any Holder or any other Person in acting in accordance with a Noteholder Direction. In the event of a declaration of acceleration of the Notes because an Event of Default under Section 6.01(d) has occurred and is continuing, the declaration of acceleration of the Notes shall be automatically annulled, waived and rescinded if the event of default or payment default triggering such Event of Default shall be remedied or cured, or waived by the holders of the Indebtedness, or the Indebtedness that gave rise to such Event of Default shall have been discharged in full, in each case, within 30 days after the declaration of acceleration with respect thereto and the annulment of the acceleration of the Notes would not conflict with any judgment or decree of a court of competent jurisdiction. If a Default for a failure to report or failure to deliver a required certificate in connection with another default (the “Initial Default”) occurs, then at the time such Initial Default is cured, (i) such Default for a failure to report or failure to deliver a required certificate in connection with another default that resulted solely because of that Initial Default will also be cured without any further action and (ii) any Default or Event of Default for the failure to comply with the time periods prescribed in Section 4.03 or otherwise to deliver any notice or certificate pursuant to any other provision of this Indenture shall be deemed to be cured upon the delivery of any such report required by such Section 4.03 or such notice or certificate, as applicable, even though such delivery is not within the prescribed period specified in this Indenture. Section 6.02. Acceleration. If an Event of Default occurs and is continuing (other than an Event of Default referred to in Section 6.01(g) or (h)), then the Trustee or the Holders of not less than 30% in aggregate principal amount of the outstanding Notes may declare the principal of all of the Notes to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by Holders), and upon any such declaration such principal (or specified amount) shall become immediately due and payable. If an Event of Default specified in Section 6.01(g) or (h) occurs and is continuing with respect to the Notes, the principal of all outstanding Notes shall ipso facto become and be immediately due and payable without further action or notice on the part of the Trustee or any Holder of the Notes. At any time after the principal amount of all outstanding Notes shall have been so declared or otherwise become due and payable, and before a judgment or decree for payment of the money due shall have been obtained by the Trustee as hereinafter in this Article 6 provided, the Holders of a majority in principal amount of the outstanding Notes, by written notice to the Company and the Trustee, may rescind and annul that declaration or acceleration and its consequences if all Events of Default with respect to the Notes, other than the non-payment of the principal and interest, if any, of the Notes that have become due solely by such acceleration, have been cured or have been waived as provided in Section 6.13. No such rescission shall affect any subsequent Default or impair any right consequent thereon. Section 6.03. Collection of Indebtedness and Suits for Enforcement by Trustee. The Company covenants that if:

64 (a) default is made in the payment of any interest on the Notes when such interest becomes due and payable and such default continues for a period of 30 days (unless the entire amount of such payment is deposited by the Company with the Trustee or with a Paying Agent prior to the expiration of such 30-day period); or (b) default is made in the payment of principal of the Notes when due and payable, then, the Company will, upon demand of the Trustee, pay to it, for the benefit of the Holders, the whole amount then due and payable on the Notes for principal and interest and, to the extent that payment of such interest shall be permitted by law, interest on any overdue principal and any overdue interest as described herein, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the compensation and reasonable expenses, disbursements and advances of the Trustee, its agents and counsel. If the Company fails to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Company or any other obligor upon the Notes and collect the moneys adjudged or deemed to be payable in the manner provided by law out of the property of the Company or any other obligor upon the Notes, wherever situated. If an Event of Default with respect to the Notes occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy. Section 6.04. Trustee May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other similar judicial proceeding relative to the Company or any other obligor upon the Notes or the property of the Company or of such other obligor or their creditors, the Trustee (irrespective of whether the principal of the Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of overdue principal or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise, (a) to file and prove a claim for the whole amount of principal and interest owing and unpaid in respect of the Notes and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the compensation and reasonable expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders allowed in such judicial proceeding; and (b) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same, and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the

65 Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.06. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding. Section 6.05. Trustee May Enforce Claims Without Possession of Securities. All rights of action and claims under this Indenture or the Notes may be prosecuted and enforced by the Trustee without the possession of any of the Notes or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the compensation and reasonable expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders in respect of which such judgment has been recovered. Section 6.06. Application of Money Collected. Any money or property collected by the Trustee after the occurrence and continuation of an Event of Default shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money or property on account of principal or interest, upon presentation of the Notes and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid: First: To the payment of all amounts due the Trustee, the Agents and their agents and counsel under this Indenture; and Second: To the payment of the amounts then due and unpaid for principal of and interest, if any, on the Notes in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Notes for principal and interest; and Third: To the Company or such other Person as a court of competent jurisdiction directs. Section 6.07. Limitation on Suits. No Holder shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture or the Notes, or for the appointment of a receiver, trustee or similar official, or for any other remedy hereunder, unless (a) such Holder has previously given written notice to the Trustee of a continuing Event of Default with respect to the Notes; (b) the Holders of at least 30% in principal amount of the outstanding Notes shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

66 (c) such Holder or Holders have offered and, if requested, provided to the Trustee indemnity or security reasonably satisfactory to it against the costs, expenses and liabilities to be incurred in compliance with such request; (d) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and (e) no direction inconsistent with such written request has been given to the Trustee during such 60- day period by the Holders of a majority in principal amount of the Notes; it being understood and intended that no one or more of such Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other of such Holders, or to obtain or to seek to obtain priority or preference over any other of such Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all such Holders. Section 6.08. Unconditional Right of Holders to Receive Principal and Interest. Notwithstanding any other provision in this Indenture, the right of any Holder to receive payment of the principal of, and premium or interest, if any, on the Notes at the place, time, rates and in the currency expressed herein, or to institute suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder. Section 6.09. Restoration of Rights and Remedies. If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and, in every such case, subject to any determination in such proceeding and to the extent permitted by applicable law, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted. Section 6.10. Rights and Remedies Cumulative. Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes in Section 2.07, to the extent permitted by applicable law, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy and every right and remedy shall, to the extent permitted by applicable law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not, to the extent permitted by applicable law, prevent the concurrent assertion or employment of any other appropriate right or remedy. Section 6.11. Delay or Omission Not Waiver. To the extent permitted by applicable law, no delay or omission of the Trustee or of any Holder to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein and every right and remedy given by

67 this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be. Section 6.12. Control by Holders. The Holders of a majority in principal amount of the outstanding Notes shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the Notes, provided that: (a) such direction shall not be in conflict with any rule of law or with this Indenture; (b) the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction; (c) the Trustee shall have the right to decline to follow any such direction if the Trustee in good faith shall, by a Responsible Officer of the Trustee, determine that the proceeding so directed would involve the Trustee in personal liability or would be unduly prejudicial to any Holder not participating in the direction (it being understood that the Trustee has no duty to determine whether any such direction is prejudicial to any other Holder); and (d) the Holders shall have offered and, if requested, provided to the Trustee security or indemnity satisfactory to the Trustee against the losses, costs, expenses and liabilities that might be incurred by it in compliance with such request or direction. Section 6.13. Waiver of Past Defaults. The Holders of not less than a majority in principal amount of the outstanding Notes may (including by consents obtained in connection with a tender offer or exchange offer for the Notes), on behalf of the Holders of all the Notes, by written notice to the Trustee and the Company, waive any past Default hereunder with respect to the Notes and its consequences, except a Default in the payment of the principal of or interest, if any, on any Notes and any Default, the modification of which requires the consent of the Holders of all of the outstanding Notes (provided, however, that the Holders of a majority in principal amount of the outstanding Notes may rescind an acceleration of the Notes and its consequences, including any related payment default that resulted from such acceleration). Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but, to the extent permitted by applicable law, no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon. Section 6.14. Undertaking for Costs. All parties to this Indenture agree, and each Holder by his or her acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section 6.14 shall not apply to any suit instituted by the Company, to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in principal amount of

68 the outstanding Notes, or to any suit instituted by any Holder for the enforcement of the payment of the principal of or interest on the Notes on or after the respective due dates expressed herein. ARTICLE 7 TRUSTEE Section 7.01. Duties of Trustee. (a) If an Event of Default has occurred and is continuing, and is actually known to a Responsible Officer of the Trustee, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the degree of care that a prudent person would use under the circumstances in the conduct of his or her own affairs. (b) Except during the continuance of an Event of Default that is actually known to a Responsible Officer of the Trustee: (i) the Trustee need perform only those duties that are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee. (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions that are provided to the Trustee and conform to the requirements of this Indenture; provided, however, in the case of any such certificates or opinions that by any provisions hereof are specifically required to be furnished to the Trustee, the Trustee will examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein). (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that: (i) This paragraph does not limit the effect of paragraph (b) of this Section 7.01. (ii) The Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer of the Trustee, unless it is proved that the Responsible Officer of the Trustee was negligent in ascertaining the pertinent facts. (iii) The Trustee shall not be liable with respect to any action taken, suffered or omitted to be taken by it with respect to Notes in good faith in accordance with the direction of the Holders of a majority in principal amount of the outstanding Notes relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture with respect to the Notes. (d) Every provision of this Indenture that in any way relates to the Trustee is subject to this Section 7.01 and Section 7.02.

69 (e) Subject to the provisions of Section 8.05 hereof, all moneys or property received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated from other funds except to the extent required by law. The Trustee shall not be liable for interest on (or the investment of) any money received by it except as the Trustee may agree to in writing with the Company. (f) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties, or in the exercise of any of its rights or powers, if it shall have grounds for believing that repayment of such funds or adequate indemnity against such risk is not reasonably assured to it. (g) The Trustee may refuse to perform any duty or exercise any right or power unless it receives indemnity satisfactory to it against the losses, costs, expenses and liabilities that might be incurred by it in performing such duty or exercising such right or power. Section 7.02. Rights of Trustee. (a) The Trustee may rely on and shall be protected in acting or refraining from acting upon any document (whether in original, facsimile or electronic form) believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document. (b) Before the Trustee acts or refrains from acting, it may require an Officer’s Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officer’s Certificate or Opinion of Counsel or both. (c) The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care. No Depositary shall be deemed an agent of the Trustee and the Trustee shall not be responsible for any act or omission by any Depositary. The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within its rights or powers, provided that the Trustee’s conduct does not constitute gross negligence or willful misconduct. (d) The Trustee may, at the expense of the Company, consult with counsel reasonably selected by it and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder without gross negligence or willful misconduct, and in reliance thereon. (e) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Holders unless such Holders shall have offered and, if requested, provided to the Trustee security or indemnity satisfactory to the Trustee against the losses, costs, expenses and liabilities that might be incurred by it in compliance with such request or direction. (f) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit.

70 (g) The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event that is in fact such a default is received by a Responsible Officer of the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Notes and this Indenture and indicates it is a “notice of default.” (h) The rights, privileges, protections, immunities and benefits given to the Trustee, including its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, each Agent, and each agent, custodian and other person employed to act hereunder. (i) The Trustee shall not be responsible or liable for any action taken or omitted by it in good faith at the direction of the Holders of not less than a majority in principal amount of the outstanding Notes as to the time, method and place of conducting any proceedings for any remedy available to the Trustee or the exercising of any power conferred by this Indenture. (j) Any action taken, or omitted to be taken, by the Trustee in good faith pursuant to this Indenture upon the request or authority or consent of any person who, at the time of making such request or giving such authority or consent, is the Holder of any Note shall be conclusive and binding upon future Holders and upon any Note executed and delivered in exchange therefor or in place thereof. (k) The Trustee shall not be responsible or liable for punitive, special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of actions. (l) The Trustee shall not be required to give any bond or surety in respect of the execution of the trusts and powers under this Indenture. (m) Any permissive right of the Trustee to take or refrain from taking actions enumerated in this Indenture or the Notes shall not be construed as a duty. (n) Nothing herein shall be deemed to require the Trustee to submit to the jurisdiction or venue of a non-U.S. court. (o) The Trustee is not responsible for monitoring the performance by any third party of their duties or for their failure to perform. (p) Nothing herein shall be construed to impose an obligation on the part of the Trustee to monitor, recalculate, evaluate or verify any report, certificate or information received from the Company or any other person (unless and except to the extent otherwise expressly set forth herein), or to monitor, verify or independently determine compliance by the Company with the terms hereof. (q) Under no circumstances shall the Trustee be liable in its individual capacity for the obligations evidenced by the Notes.

71 (r) Any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Order and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution. (s) The Trustee may request that the Company deliver a certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture. (t) Permissive rights of the Trustee under this Indenture shall not be construed as duties. Section 7.03. Individual Rights of the Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of the Notes and may otherwise deal with the Company or an Affiliate of the Company with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. The Trustee is also subject to Section 7.10. Section 7.04. Trustee’s Disclaimer. The Trustee shall not be (a) responsible for, and makes no representation as to, the validity or adequacy of this Indenture or the Notes; (b) accountable for the Company’s use of the proceeds from the Notes, or any money paid to the Company or upon the Company’s direction under any provision of this Indenture; (c) responsible for the use or application of any money received by any Paying Agent other than the Trustee; and (d) responsible for any statement or recital in this Indenture, the Notes or any other document relating to the sale of the Notes or this Indenture, other than its certificate of authentication. Section 7.05. Notice of Defaults. If a Default or Event of Default occurs and is continuing with respect to the Notes and if a Responsible Officer of the Trustee is deemed to have knowledge of such Default or Event of Default in accordance with Section 7.02(g), the Trustee shall send to Holders a notice of a Default or Event of Default within 90 days after it occurs or, if later, after a Responsible Officer of the Trustee is deemed to have actual knowledge of such Default or Event of Default, in each case unless such Default or Event of Default shall have been cured or waived. Except in the case of a Default or Event of Default in payment of principal of or interest on any Note, the Trustee may withhold the notice if and so long as a committee of Responsible Officers of the Trustee in good faith determines the withholding of such notice is in the interests of the Holders. Section 7.06. Compensation and Indemnity. The Company shall pay to the Trustee from time to time compensation for its services as the Company and the Trustee shall from time to time agree upon in writing. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred by the Trustee in the performance of its duties under this Indenture, as Trustee or Agent. Such expenses shall include the reasonable compensation and expenses of the Trustee’s agents and counsel. The Company and the Guarantors, jointly and severally, shall indemnify each of the Trustee, in any capacity under this Indenture and any other document or transaction entered into

72 in connection herewith, each Agent and each of its respective agents and any authenticating agent for, and to hold each of them harmless against, any and all losses, liabilities, damages, costs, claims or expenses (including the fees and expenses of counsel) incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture including the costs and expenses of enforcing this Indenture against the Company and the Guarantors (including this Section 7.06) and defending itself against any claim (whether asserted by the Company, any Guarantor, any Holder or any other Person) or liability in connection with the exercise or performance of any of its rights, powers or duties under this Indenture, except to the extent any such loss, liability or expense may be attributable to its own gross negligence or willful misconduct, as determined by a final nonappealable order of a court of competent jurisdiction. The obligation of the Company under this Section 7.06 shall survive the satisfaction and discharge of this Indenture and the earlier resignation or removal or the Trustee. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld. The indemnification provided in this Section 7.06 shall extend to the officers, directors, agents and employees of the Trustee. Anything in this Indenture to the contrary notwithstanding (including, without limitation, the first two paragraphs of this Section 7.06), the Company need not reimburse any expense or indemnify against any loss, liability or expense incurred by the Trustee or by any officer, director, employee, shareholder or agent of the Trustee through gross negligence or willful misconduct as determined by a final nonappealable order of a court of competent jurisdiction. To secure the Company’s payment obligations in this Section 7.06, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal of and interest on the Notes. When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(g) or (h) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law. The provisions of this Section 7.06 shall survive the termination of this Indenture and the resignation or removal of the Trustee, and shall extend to any co-trustee or separate trustee. Section 7.07. Right of Trustee to Rely on Officer’s Certificate and an Opinion of Counsel. Subject to Section 7.01 and Section 7.02, whenever in the administration of the trusts of this Indenture the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or suffering or omitting any action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of gross negligence or willful misconduct on the part of the Trustee as determined by a final order of a court of competent jurisdiction, be deemed to be conclusively proved and established by an Officer’s Certificate and Opinion of Counsel delivered to the Trustee, and such certificate, in the absence of gross negligence or willful misconduct on the part of the Trustee as determined by a final order of a court of competent jurisdiction, shall be full warrant to the Trustee for any action taken, suffered or omitted by it under the provisions of this Indenture upon the faith thereof.

73 Section 7.08. Replacement of Trustee. A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.08. The Trustee may resign by giving written notice of resignation to the Company at least 30 days (or such shorter time as the Trustee deems necessary, provided a successor Trustee is in place) prior to the date of the proposed resignation. The Holders of a majority in principal amount of the outstanding Notes may remove the Trustee by so notifying the Company and the Trustee in writing. The Company may remove the Trustee if: (a) the Trustee fails to comply with Section 7.10; (b) the Trustee is adjudged bankrupt or insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law; (c) a Custodian or public officer takes charge of the Trustee or its property; or (d) the Trustee becomes incapable of acting. If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company. If a successor Trustee does not take office within 90 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of at least a majority in principal amount of the outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee at the Company’s expense. A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Immediately after that, the retiring Trustee shall transfer all property held by it as Trustee to the successor Trustee subject to the Lien provided for in Section 7.06, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee with respect to the Notes. A successor Trustee shall give a notice of its succession to each Holder of the Notes. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company’s obligations under Section 7.06 hereof shall continue for the benefit of the retiring Trustee. Section 7.09. Successor Trustee by Merger, Etc. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another person, such other person without any further act shall be the successor Trustee with the same effect as if the successor Trustee had been named as the Trustee in this Indenture. In case at the time such successor to the Trustee shall succeed to the trusts created by this Indenture any of the Notes shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor Trustee and deliver the Notes so authenticated; and, in case at that time any of the Notes shall not have been

74 authenticated, any successor to the Trustee may authenticate the Notes either in the name of any predecessor hereunder or in the name of the successor Trustee; and in all such cases such certificate shall have the full force which it is anywhere in the Notes or in this Indenture, provided, that the right to adopt the certificate of authentication of any predecessor Trustee or to authenticate Notes in the name of the predecessor Trustee shall apply only to its successor or successors by merger, conversion or consolidation. Section 7.10. Eligibility; Disqualification. There shall at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States or of any state thereof that is authorized under such laws to exercise corporate trust powers and that is subject to supervision or examination by federal or state authorities. Such Trustee (or its parent) together with its affiliates shall at all times have a combined capital surplus of at least $25.0 million as set forth in its most recent annual report of condition. Section 7.11. Appointment of Authenticating Agent. (a) At any time when any of the Notes remain outstanding, the Trustee may appoint an Authenticating Agent or Agents with respect to the Notes that shall be authorized to act on behalf of the Trustee to authenticate the Notes and the Trustee shall give written notice of such appointment to all Holders, in the manner provided for in Section 11.02. Notes so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder. Any such appointment shall be evidenced by an instrument in writing signed by the Trustee, and a copy of such instrument shall be promptly furnished to the Company. Wherever reference is made in this Indenture to the authentication and delivery of Notes by the Trustee or the Trustee’s certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent. (b) Each Authenticating Agent shall be reasonably acceptable to the Company and shall at all times be a corporation organized and doing business under the laws of the United States of America, any state thereof or the District of Columbia, authorized under such laws to act as Authenticating Agent, having a combined capital and surplus of at least $25.0 million and subject to supervision or examination by federal or state authority. If such corporation publishes or files reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section 7.11, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published or filed. If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section 7.11, it shall resign immediately in the manner and with the effect specified in this Section 7.11. (c) Any corporation into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any corporation succeeding to the corporate agency or corporate trust business of an Authenticating Agent, shall continue to be an Authenticating Agent, provided such corporation shall be otherwise eligible under this Section 7.11, without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

75 (d) An Authenticating Agent may resign at any time by giving written notice thereof to the Trustee and to the Company. The Trustee may at any time terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent and to the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section 7.11, the Trustee may appoint a successor Authenticating Agent that shall be acceptable to the Company and shall give written notice of such appointment to all Holders, in the manner provided for in Section 11.02. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section 7.11. (e) The Company agrees to pay to each Authenticating Agent from time to time reasonable compensation for its services under this Section 7.11. ARTICLE 8 DEFEASANCE; DISCHARGE OF THIS INDENTURE Section 8.01. Satisfaction and Discharge of Indenture. This Indenture shall upon Company Order cease to be of further effect (except as hereinafter provided in this Section 8.01) with respect to the Notes, and the Trustee, at the expense of the Company, shall execute instruments requested by the Company acknowledging satisfaction and discharge of this Indenture, when: (a) any of the following shall have occurred: (i) no Notes have been issued hereunder; (ii) all Notes theretofore authenticated and delivered (other than the Notes that have been destroyed, lost or stolen and that have been replaced or paid and the Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company or any of its Subsidiaries and thereafter repaid to the Company or discharged from such trust as in this Indenture provided) have been delivered to the Trustee for cancellation; or (iii) all such Notes not theretofore delivered to the Trustee for cancellation: (A) have become due and payable, or (B) will become due and payable at their Stated Maturity within one year, or (C) have been called for redemption or are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption in the name, and at the expense, of the Company,

76 and the Company, in the case of (A), (B) or (C) above, has irrevocably (except as provided in Sections 8.02(c) and 8.05 hereof) deposited or caused to be deposited with the Trustee as trust funds in trust an amount sufficient for the purpose of paying and discharging the entire indebtedness on such Notes not theretofore delivered to the Trustee for cancellation, for principal and interest, if any, to the date of such deposit (in the case of the Notes that have become due and payable on or prior to the date of such deposit) or to the Stated Maturity or redemption date, as the case may be, provided that if the Notes are redeemable at a premium that is calculated pursuant to a formula or spread to the spread on a government security, the amount of money that the Company must irrevocably deposit or cause to be deposited will be determined using an assumed premium calculated as of the date of such deposit, as calculated by the Company, or on behalf of the Company, in good faith, and the Company must irrevocably deposit or cause to be deposited additional money in trust on the redemption date as necessary to pay the premium as determined on such date; (b) the Company has paid or caused to be paid all other sums payable hereunder by the Company with respect to the Notes; and (c) the Company has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture with respect to the Notes have been complied with. Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 7.06, the provisions of this Section 8.01 and, if money shall have been deposited with the Trustee pursuant to clause (a) of this Section 8.01, the provisions of Sections 2.03, 2.06, 2.07, 8.02 and 8.05 and, if the Notes have been or are to be called for redemption, Article 3 shall survive. Section 8.02. Application of Trust Funds; Indemnification. (a) Subject to the provisions of Sections 8.02(c) and 8.05, all money deposited with the Trustee pursuant to Section 8.01, all money and U.S. Government Obligations deposited with the Trustee pursuant to Section 8.03 or Section 8.04 and all money received by the Trustee in respect of U.S. Government Obligations deposited with the Trustee pursuant to Section 8.03 or Section 8.04 with respect to the Notes, shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the persons entitled thereto, of the principal and interest for whose payment such money and/or U.S. Government Obligations have been deposited with or received by the Trustee or to make mandatory sinking fund payments or analogous payments as contemplated by Section 8.03 or Section 8.04 with respect to the Notes. (b) The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against U.S. Government Obligations deposited pursuant to Sections 8.03 or 8.04 or the principal and interest received in respect thereof, other than any such tax, fee or other charge that by law is for the account of the Holders of the outstanding the Notes. (c) The Trustee shall deliver or pay to the Company from time to time upon Company Order any U.S. Government Obligations or money held by it as provided in Sections 8.03 or 8.04

77 that are then in excess of the amount thereof that then would have been required to be deposited for the purpose for which such U.S. Government Obligations or money were deposited or received. This provision shall not authorize the sale by the Trustee of any U.S. Government Obligations held under Section 8.03 or Section 8.04 of this Indenture. Section 8.03. Legal Defeasance of the Notes. The Company shall be deemed to have paid and discharged the entire indebtedness on all the outstanding Notes on the 91st day after the date of the deposit referred to in this Section 8.03, and the provisions of this Indenture, as it relates to such outstanding the Notes, shall no longer be in effect (and the Trustee, at the expense of the Company, shall, at Company Order, execute instruments acknowledging the same (“legal defeasance”)), except as to: (a) the rights of Holders to receive, solely from the trust funds described in this Section 8.03, (i) payment of the principal of and each installment, if any, of principal of and interest on the outstanding the Notes on the Stated Maturity of such principal or installment of principal or interest and (ii) the benefit of any mandatory sinking fund payments applicable to the Notes on the day on which such payments are due and payable in accordance with the terms of this Indenture and the Notes; (b) the provisions of Sections 2.03, 2.06, 2.07, 8.02, 8.03 and 8.05 and, if the Notes have been or are to be called for redemption, Article 3; and (c) the rights, powers, trust, indemnities and immunities of the Trustee hereunder and the obligations of the Company in connection therewith; provided that, the following conditions shall have been satisfied: (i) the Company shall have deposited or caused to be irrevocably deposited (except as provided in Section 8.02(c) and Section 8.05) with the Trustee as trust funds in trust for the purpose of making the following payments, specifically pledged as security for and dedicated solely to the benefit of the Holders, cash in Dollars and/or U.S. Government Obligations, which through the payment of interest and principal in respect thereof in accordance with their terms, will provide (and without reinvestment and assuming no tax liability will be imposed on such Trustee), not later than one day before the due date of any payment of principal of or interest, if any, on and any mandatory sinking fund payments in respect of, the Notes, an amount in cash sufficient (which, in the case of U.S. Government Obligations, shall be determined based on the opinion of a nationally recognized firm of independent public accountants, investment bank or consultants expressed in a written certificate delivered to the Trustee) to pay and discharge each installment of principal of and interest, if any, on and any mandatory sinking fund payments in respect of all the Notes on the dates such installments of interest or principal and such sinking fund payments are due or, if applicable, any redemption date specified by the Company; (ii) such deposit will not result in a breach or violation of, or constitute a default under, this Indenture or any other material instrument or agreement relating to or

78 evidencing indebtedness for borrowed money to which the Company is a party or by which it is bound; (iii) no Default or Event of Default with respect to the Notes shall have occurred and be continuing on the date of such deposit or during the period ending on the 91st day after such date; (iv) the Company shall have delivered to the Trustee (A) a ruling received from the Internal Revenue Service or (B) an Opinion of Counsel based upon a change in applicable U.S. federal income tax laws after the date of this Indenture, in either case to the effect that the beneficial owners of the Notes will not recognize income, gain or loss for U.S. Federal income tax purposes as a result of such legal defeasance and will be subject to U.S. federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such legal defeasance had not occurred; (v) if the deposit of money and/or U.S. Government Obligations shall be sufficient to pay the principal of, interest, if any on and any mandatory sinking fund payments in respect of any or all of the outstanding the Notes provided the Notes are redeemed on a particular redemption date, and if the Notes have not been called for redemption, the Company shall make arrangements reasonably satisfactory to the Trustee for the giving of notice of such redemption in the name, and at the expense of, the Company; and (vi) the Company shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, to the effect that all conditions precedent provided for relating to the legal defeasance contemplated by this Section 8.03 have been complied with. The Company may effect legal defeasance with respect to the Notes notwithstanding that the Company may have previously effected covenant defeasance with respect to the Notes. For the avoidance of doubt and without limitation to any of the other provisions set forth in this Article 8, if the Company effects legal defeasance with respect to the Notes, payment of the Notes may not be accelerated because of an Event of Default with respect to the Notes. Section 8.04. Covenant Defeasance. The Company shall be released from its obligations under, and may omit to comply with, any term, provision or condition set forth in Sections 4.07, 4.09, 4.10 and 5.01 with respect to the Notes as well as any additional covenants specified in a supplemental indenture, a Board Resolution or an Officer’s Certificate delivered pursuant to Section 2.02 with respect to the Notes (and the failure to comply with any such covenants shall not constitute a default, Default or Event of Default with respect to any the Notes, whether such default, Default or Event of Default is specified in this Indenture or in any supplemental indenture or any Board Resolution and Officer’s Certificate delivered pursuant to Section 2.02 in respect of the Notes (“covenant defeasance”)), provided that the following conditions shall have been satisfied: (a) the Company shall have deposited or caused to be irrevocably deposited (except as provided in Section 8.02(c) and Section 8.05) with the Trustee as trust funds in trust for the

79 purpose of making the following payments, specifically pledged as security for and dedicated solely to the benefit of the Holders, cash in Dollars and/or U.S. Government Obligations, which through the payment of interest and principal in respect thereof in accordance with their terms, will provide (and without reinvestment and assuming no tax liability will be imposed on such Trustee), not later than one day before the due date of any payment of principal of or interest, if any, on and any mandatory sinking fund payments in respect of, the Notes, an amount in cash sufficient (which, in the case of U.S. Government Obligations, shall be determined based on the opinion of a nationally recognized firm of independent public accountants, investment bank or consultants expressed in a written certificate delivered to the Trustee) to pay and discharge each installment of principal of and interest, if any, on and any mandatory sinking fund payments in respect of all the Notes on the dates such installments of interest or principal and such sinking fund payments are due or, if applicable, any redemption date specified by the Company; (b) such deposit will not result in a breach or violation of, or constitute a default under, this Indenture or any other material instrument or agreement relating to or evidencing indebtedness for borrowed money to which the Company is a party or by which it is bound; (c) no Default or Event of Default with respect to the Notes shall have occurred and be continuing on the date of such deposit; (d) the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that beneficial owners of the Notes will not recognize income, gain or loss for U.S. Federal income tax purposes as a result of such covenant defeasance and will be subject to U.S. Federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred; (e) if the deposit of money and/or U.S. Government Obligations shall be sufficient to pay the principal of, interest, if any on and any mandatory sinking fund payments in respect of any or all of the outstanding the Notes; provided the Notes are redeemed on a particular redemption date, and if the Notes have not been called for redemption, the Company shall make arrangements reasonably satisfactory to the Trustee for the giving of notice of such redemption in the name, and at the expense of, the Company; and (f) the Company shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each to the effect that all conditions precedent provided for relating to the covenant defeasance contemplated by this Section 8.04 have been complied with. Section 8.05. Repayment to Company. Subject to applicable law, the Trustee and the Paying Agent shall pay to the Company upon request any money, U.S. Government Obligations held by them in trust for the payment of principal, interest, premium, if any, or any sinking fund payment on the Notes and not applied that remains unclaimed for two years after the respective dates such principal, interest or premium, if any, or sinking fund payment on the Notes, as the case may be, shall have become due and payable. After that, Holders entitled to the payment thereof must look to the Company for payment as general creditors unless an applicable abandoned property law designates another person, and the Trustee shall have no further liability with respect to such money.

80 Section 8.06. Reinstatement. If the Trustee or the Paying Agent is unable to apply any money deposited with respect to the Notes in accordance with Sections 8.01, 8.03 or 8.04 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the obligations of the Company under this Indenture with respect to the Notes and under the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.01, Section 8.03 and/or Section 8.04, as applicable, until such time as the Trustee or the Paying Agent is permitted to apply all such money in accordance with Section 8.01, Section 8.03 and/or Section 8.04, as applicable; provided, however, that if the Company has made any payment of principal of or interest or premium on or any sinking fund payments with respect to the Notes because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders to receive such payment from the money held by the Trustee or Paying Agent. Section 8.07. Release of Other Obligations. Upon legal defeasance or covenant defeasance of the Notes or if the Company shall effect satisfaction and discharge of this Indenture pursuant to Section 8.01, then all Guarantees, if any, of the Notes shall be automatically released and terminated, all Guarantors, if any, of the Notes shall be automatically released and discharged from all of their obligations under this Indenture, their respective Guarantees of the Notes and any other instruments or agreements creating or evidencing such Guarantees, all collateral, if any, for the Notes (other than the money and/or U.S. Government Obligations, as the case may be, deposited to effect such legal defeasance, covenant defeasance or satisfaction and discharge, as the case may be, in respect of the Notes pursuant to Section 8.01, 8.03 or 8.04, as the case may be) shall be automatically released and all Liens on such collateral (other than Liens on such money and/or U.S. Government Obligations deposited as aforesaid) securing the Notes shall be automatically released and terminated, all without any action by the Company, any Holder or the Trustee; provided that the Trustee agrees to take such action as the Company may reasonably request in order to evidence or effectuate the release, discharge and termination of any such Guarantees, Guarantors, collateral and Liens upon receipt of an Officer’s Certificate and Opinion of Counsel delivered pursuant to Section 11.03. ARTICLE 9 AMENDMENT, SUPPLEMENT AND WAIVER Section 9.01. Without Consent of Holders of the Notes. The Company and the Trustee may enter into a supplemental indenture in order to amend or supplement this Indenture or the Notes or any Note Document without notice to or the consent of any Holder to: (a) cure any ambiguity, omission, mistake, defect, error or inconsistency or reduce the minimum denomination of the Notes; (b) provide for the assumption by a Successor Company of the obligations of the Company or a Guarantor under any Note Document or to comply with Section 5.01 hereof; (c) provide for uncertificated Notes in addition to or in place of certificated Notes or to alter the provisions of this Indenture relating to the form of the Notes (including related definitions);

81 (d) add or modify the covenants or provide for a Note Guarantee for the benefit of the Holders or surrender any right or power conferred upon the Company or any Subsidiary; (e) make any change (including changing the CUSIP or other identifying number on any Notes) that would provide any additional rights or benefits to the Holders or that does not materially and adversely affect the rights of any Holder in any material respect; (f) comply with any requirement of the SEC in connection with the qualification of this Indenture under the Trust Indenture Act; (g) make such provisions as necessary for the issuance of Additional Notes in accordance with the terms of this Indenture; (h) add Guarantees with respect to the Notes, to add security to or for the benefit of the Notes, or to confirm and evidence the release, termination, discharge or retaking of any Guarantee or Lien with respect to or securing the Notes when such release, termination, discharge or retaking is provided for under this Indenture; (i) evidence and provide for the acceptance and appointment under this Indenture of a successor Trustee or successor Paying Agent thereunder pursuant to the requirements thereof or to provide for the accession by the Trustee to any Note Document; (j) secure the Notes and/or the related Note Guarantees or to add collateral thereto; (k) add an obligor or a Guarantor under this Indenture; (l) make any amendment to the provisions of this Indenture relating to the transfer and legending or delegending of Notes as permitted by this Indenture, including to facilitate the issuance and administration of Notes; provided, however, that such amendment does not materially and adversely affect the rights of Holders to transfer the Notes; (m) comply with the rules and procedures of any applicable securities depositary, including with respect to delegending Notes pursuant to clause (l) above; provided, however, that such amendment does not materially and adversely affect the rights of Holders to transfer the Notes; and (n) conform any provision to the section of the Offering Memorandum under the caption “Description of Notes.” Section 9.02. With Consent of Holders of Notes. Subject to Section 9.03 and Section 9.04, the Company and the Trustee may enter into a supplemental indenture for the purpose of supplementing or amending in any manner this Indenture or the Notes, with the written consent of the Holders of at least a majority in principal amount of the outstanding Notes, voting as a single class (including consents obtained in connection with a tender offer or exchange offer for the Notes); provided that no such consent of Holders shall be required in respect of any supplement or amendment permitted by Section 9.01 hereof. Without limitation to Section 6.13 and subject to Section 9.03, the Holders of at least a majority in principal amount of the outstanding Notes by written notice to the Trustee (including consents obtained in connection

82 with a tender offer or exchange offer for the Notes) may, on behalf of the Holders, waive compliance by the Company with covenants or other provisions of this Indenture and the Notes (including, without limitation, covenants and provisions that may be set forth in a Board Resolution and Officer’s Certificate or supplemental indenture). Upon the request of the Company, and upon the filing with the Trustee of evidence of the consent of Holders, the Trustee shall join with the Company in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion but shall not be obligated to, enter into such supplemental indenture. It shall not be necessary for the consent of the Holders under this Section 9.02 to approve the particular form of any proposed supplemental indenture or waiver, but it shall be sufficient if such consent approves the substance thereof. After a supplemental indenture or waiver under this Section 9.02 becomes effective, the Company shall deliver to the Holders affected thereby, a notice briefly describing the supplemental indenture or waiver. Any failure by the Company to deliver such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture or waiver. A consent to any amendment or waiver under this Indenture by any Holder of Notes given in connection with a tender of such Holder’s Notes shall not be rendered invalid by such tender. Section 9.03. Limitations. Subject to Section 9.04 of this Indenture, an amendment, supplement or waiver pursuant to Section 9.02 of this Indenture (as modified by Section 8.03 hereof) affecting the Notes may not, without the consent of the affected Holders: (a) reduce the principal amount of such Notes whose Holders must consent to an amendment; (b) reduce the stated rate of or extend the stated time for payment of interest on any such Note (other than provisions relating to Change of Control); (c) reduce the principal of or extend the Stated Maturity of any such Note (other than provisions relating to Change of Control); (d) reduce the premium payable upon the redemption of any such Note or change the time at which any such Note may be redeemed, in each case as described above under Article 3 hereof; (e) make any such Note payable in currency other than that stated in such Note; (f) impair the right of any Holder to institute suit for the enforcement of any payment of principal of and interest on such Holder’s Notes on or after the due dates therefor; (g) waive a Default or Event of Default with respect to the nonpayment of principal, premium or interest (except pursuant to a rescission of acceleration of the Notes by the Holders of at least a majority in principal amount of such Notes outstanding and a waiver of the payment default that resulted from such acceleration); or

83 (h) modify any provision of Section 6.13 or this Section 9.03. Section 9.04. Revocation and Effect of Consents. Until an amendment or supplement is set forth in a supplemental indenture or a waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder and every subsequent Holder of the Note or portion of the Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on the Note. However, any such Holder or subsequent Holder may revoke the consent as to his or her Note or portion of the Note if the Trustee receives the notice of revocation before the date of the supplemental indenture or the date the waiver becomes effective. Any amendment, supplement or waiver once effective shall bind every Holder affected by such amendment, supplement or waiver unless it is of the type or relates to any matters described in any of clauses (a) through (h) of Section 9.03. In that case then, anything herein to the contrary notwithstanding, the amendment, supplement or waiver shall bind each Holder who has consented to it and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note. Section 9.05. Notation on or Exchange of Notes. The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Company in exchange for all Notes may issue and the Trustee shall authenticate new Notes that reflect the amendment, supplement or waiver. Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver. Section 9.06. Trustee to Sign Amendments, Etc. Subject to Section 9.07, the Trustee shall sign any amended or supplemental indenture or other amendment authorized pursuant to this Article 9 if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. Section 9.07. Officer’s Certificate and Opinion of Counsel. In connection with any amendment, supplement or waiver, in signing or refusing to sign any such amendment, supplement or waiver, the Trustee shall be entitled to receive (and, subject to Section 7.01, shall be fully protected in relying upon) an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent to such amendment, supplement or waiver have been satisfied, that such amendment, supplement or waiver is authorized or permitted by this Indenture, and, with respect to such Opinion of Counsel, that such amendment, supplement or waiver is the legal, valid and binding obligation of the parties thereto, enforceable against it in accordance with its terms. ARTICLE 10 GUARANTEES Section 10.01. Guarantees. (a) For value received, each Guarantor, fully and unconditionally, jointly and severally with each other Guarantor and each other Person that may become a Guarantor hereunder, guarantees the Notes and obligations of the Company hereunder and thereunder, and guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee, that: (i) the principal of and premium, if any, and interest on the

84 Notes shall be paid in full when due, whether at Stated Maturity, by acceleration, call for redemption or otherwise, together with interest on the overdue principal, if any, and interest on any overdue interest, if any, to the extent lawful, and all other Obligations of the Company to the Holders or the Trustee under this Indenture or the Notes shall be paid in full or performed, all in accordance with the terms hereof and thereof; and (ii) in case of any extension of time of payment or renewal of any Notes or of any such other obligations, the same shall be paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Stated Maturity, by acceleration or otherwise. Each of the Guarantees shall be a guarantee of payment and not of collection. (b) Each Guarantor hereby agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Guarantor. (c) Each Guarantor hereby waives the benefits of diligence, presentment, demand for payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company or any other Person, protest, notice and all demands whatsoever and covenants that the Guarantee of such Guarantor shall not be discharged as to any Note or this Indenture except by complete performance of the obligations contained in such Note and this Indenture and such Guarantee. Each of the Guarantors hereby agrees that, in the event of a Default in payment of principal or premium, if any, or interest on any Note, whether at its Stated Maturity, by acceleration, call for redemption, purchase or otherwise, legal proceedings may be instituted by the Trustee on behalf of, or by, the Holder of such Note, subject to the terms and conditions set forth in this Indenture, directly against each of the Guarantors to enforce each such Guarantor’s Guarantee without first proceeding against the Company or any other Guarantor. Each Guarantor agrees that if, after the occurrence and during the continuance of an Event of Default, the Trustee or any of the Holders are prevented by applicable law from exercising their respective rights to accelerate the maturity of the Notes, to collect interest on the Notes, or to enforce or exercise any other right or remedy with respect to the Notes, such Guarantor shall pay to the Trustee for the account of the Holders, upon demand therefor, the amount that would otherwise have been due and payable had such rights and remedies been permitted to be exercised by the Trustee or any of the Holders and any other amounts due and owing to the Trustee under this Indenture. (d) If any Holder or the Trustee is required by any court or otherwise to return to the Company or any Guarantor, or any custodian, trustee, liquidator or other similar official acting in relation to the Company or any Guarantor, any amount paid by any of them to the Trustee or such Holder, the Guarantee of each of the Guarantors, to the extent theretofore discharged, shall be reinstated in full force and effect. This Section 10.01(d) shall remain effective notwithstanding any contrary action that may be taken by the Trustee or any Holder in reliance upon such amount required to be returned. This Section 10.01(d) shall survive the termination of this Indenture.

85 (e) Each Guarantor further agrees that, as between each Guarantor, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 for the purposes of the Guarantee of such Guarantor, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any acceleration of such obligations as provided in Article 6, such obligations (whether or not due and payable) shall forthwith become due and payable by each Guarantor for the purpose of the Guarantee of such Guarantor. (f) Each Guarantor that makes a payment for distribution under its Note Guarantee is entitled upon payment in full of all guaranteed obligations under this Indenture to seek contribution from each other Guarantor in a pro rata amount of such payment based on the respective net assets of all the Guarantors at the time of such payment in accordance with GAAP. Section 10.02. Execution and Delivery of Guarantee. To evidence its Guarantee set forth in Section 10.01 hereof, each Guarantor agrees that this Indenture or a supplemental indenture in substantially the form attached hereto as Exhibit B shall be signed on behalf of such Guarantor by an Officer of such Guarantor (or, if an Officer is not available, by a board member or director) on behalf of such Guarantor by manual, facsimile or other electronic signature. Each Guarantor hereby agrees that its Guarantee set forth in Section 10.01 hereof shall remain in full force and effect notwithstanding the absence of the endorsement of any notation of such Guarantee on the Notes. In case the Officer, board member or director of such Guarantor whose signature is on this Indenture or supplemental indenture, as applicable, no longer holds such or an office at the time the Trustee authenticates any Note, the Guarantee shall be valid nonetheless. The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Guarantee set forth in this Indenture on behalf of the Guarantors. Section 10.03. Severability. In case any provision of any Guarantee shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby. Section 10.04. Limitation of Guarantors’ Liability. Each Guarantor and by its acceptance hereof each Holder confirms that it is the intention of all such parties that the Guarantee of such Guarantor not constitute a fraudulent transfer or conveyance for purposes of the Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law or the provisions of its local law relating to fraudulent transfer or conveyance. To effectuate the foregoing intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that the obligations of such Guarantor under its Guarantee shall be limited to the maximum amount that will not, after giving effect to all other contingent and fixed liabilities of such Guarantor and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Guarantee, result in the obligations of such Guarantor under its Guarantee constituting a fraudulent transfer or conveyance. Section 10.05. Termination, Release and Discharges. Any Guarantee of a Guarantor shall be automatically and unconditionally released and discharged upon:

86 (a) a sale, exchange, transfer or other disposition (including by way of merger, amalgamation, consolidation, dividend distribution or otherwise) of (x) the Capital Stock of such Guarantor (including any sale, exchange, transfer or other disposition) following which such Guarantor is no longer a Subsidiary of the Company, or (y) all or substantially all of the assets of the Guarantor to a Person other than to the Company or a Subsidiary and as otherwise permitted by this Indenture; (b) defeasance or discharge of the Notes pursuant to Article 8 of this Indenture; (c) in the case of a Note Guarantee made by a Guarantor as a result of its Guarantee of Indebtedness under the Credit Agreement or any other Credit Facility or any capital markets debt securities of the Company pursuant to Section 4.10, such Guarantor being (or being substantially concurrently) released or discharged from its Guarantee with respect to such Indebtedness, except a release as a result of payment under such Guarantee (it being understood that a release subject to a contingent reinstatement is still considered a release). (d) the merger, amalgamation or consolidation of any Guarantor with and into the Company or another Guarantor or upon the liquidation of such Guarantor, in each case, in compliance with the applicable provisions of this Indenture; (e) the achievement of Investment Grade Status by the Notes, provided that such Guarantee shall be reinstated upon the Reversion Date; (f) entry into a supplemental indenture pursuant to Section 9.01(h) to confirm and evidence the release, termination, discharge or retaking of any Guarantee with respect to the Notes when such release, termination, discharge or re-taking is provided for under this Indenture; (g) if such Guarantor was not required to create a Guarantee but did so at its option, the request of such Guarantor of a release at any time (if such Guarantor would not then otherwise be required to Guarantee the Notes pursuant to this Indenture); and (h) payment in full of principal of, accrued and unpaid interest and premium, if any, on all of the Notes. Upon delivery to the Trustee of an Officer’s Certificate and an Opinion of Counsel (which may be subject to certain qualifications) to the effect that such condition obtained or that such sale or other disposition was made by the Company in accordance with the provisions of this Indenture, including without limitation Section 4.11 hereof, the Trustee shall execute any documents reasonably requested by the Company in order to evidence the release of any Guarantor from its obligations under its Guarantee. Any Guarantor not released from its obligations under its Guarantee shall remain liable for the full amount of principal of and interest on the Notes and for the other obligations of any Guarantor under this Indenture as provided in this Article 10. Section 10.06. Benefits Acknowledged. Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this

87 Indenture and that its guarantee and waivers pursuant to its Guarantee are knowingly made in contemplation of such benefits. ARTICLE 11 MISCELLANEOUS Section 11.01. Concerning the Trust Indenture Act. The Trust Indenture Act of 1939, as amended, shall not be applicable to, and shall not govern, this Indenture, the Notes or the Guarantees. Section 11.02. Notices. Any notice, request, direction, instruction or communication by the Company, any Guarantor or the Trustee to the others is duly given if in writing and delivered in person or mailed by first class mail (registered or certified, return receipt requested), facsimile or overnight air courier guaranteeing next day delivery, to the addresses set forth below: if to the Company: Zebra Technologies Corporation 3 Overlook Point, Lincolnshire, Illinois, 60069 Attention: Corporate Secretary if to the Trustee: U.S. Bank Trust Company, National Association Global Corporate Trust 100 Wall Street, Suite 600 New York, New York 10005 Attention: C. Grell (Zebra Technologies) The parties hereto, by written notice to the others, may designate additional or different addresses for subsequent notices or communications. All notices and communications (other than those sent to Holders and the Trustee) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five (5) Business Days after being deposited in the mail, postage prepaid, if mailed; on the date of delivery, if telecopied or otherwise electronically delivered; and the next Business Day after timely delivery to the courier, if sent by overnight air courier promising next Business Day delivery. Any notice or communication to a Holder and the Trustee shall be electronically delivered or mailed by first class mail or by overnight air courier promising next Business Day delivery to its address shown on the register kept by the Registrar. Notwithstanding the foregoing, as long as the Notes are Global Notes, notices to be given to the Holders shall be given to the Depositary, in accordance with its applicable policies as in effect from time to time. Failure to electronically deliver or mail a notice or communication to a Holder or any defect in it

88 shall not affect its sufficiency with respect to other Holders. Any notice mailed or delivered to a Holder in the aforesaid manner shall be conclusively deemed to have been received by such Holder, whether or not such Holder actually receives such notice. In respect of this Indenture, the Trustee shall not have any duty or obligation to verify or confirm that the Person sending instructions, directions, reports, notices or other communications or information by electronic transmission is, in fact, a Person authorized to give such instructions, directions, reports, notices or other communications or information on behalf of the party purporting to send such electronic transmission; and the Trustee shall not have any liability for any losses, liability, costs or expenses incurred or sustained by any party as a result of such reliance upon or compliance with such instructions, directions, reports, notices or other communications or information. Each other party agrees to assume all risks arising out of the use of electronic methods to submit instructions, directions, reports, notices or other communications or information to the Trustee, including without limitation the risk of the Trustee acting on unauthorized instructions, notices, reports or other communications or information, and the risks of interception and misuse by third parties. If a notice or communication is delivered in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it, except in the case of notices or communications given to the Trustee, which shall be effective only upon actual receipt. If the Company delivers a notice or communication to Holders, it shall electronically deliver or mail a copy to the Trustee at the same time. In case, by reason of the suspension of or irregularities in regular mail service or by reason of any other cause, it shall be impractical to mail or electronically deliver notice of any event to Holders when such notice is required to be given pursuant to any provision of this Indenture, then any manner of giving such notice as shall be reasonably satisfactory to the Trustee shall be deemed to be sufficient giving of such notice for every purpose hereunder. Any request, demand, authorization, direction, notice, consent or waiver required or permitted under this Indenture shall be in the English language, except that any published notice may be in an official language of the country of publication. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver. Section 11.03. Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Company to the Trustee to take any action under this Indenture (other than in connection with the issuance of the Initial Notes), the Company shall furnish to the Trustee upon request: (a) an Officer’s Certificate (which shall include the statements set forth in Section 11.04) stating that, in the opinion of the signer, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

89 (b) an Opinion of Counsel (which shall include the statements set forth in Section 11.04) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied. In case of any application or request as to which the furnishing of other specified documents is specifically required by any provision of this Indenture relating to such particular application or request, no additional Officer’s Certificate or Opinion of Counsel need be furnished. Section 11.04. Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than any certificate required by Section 4.04 hereof) shall include substantially: (a) a statement that the Person making such certificate or opinion has read and understands such covenant or condition; (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based; (c) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been satisfied; and (d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied. In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one Person may certify or give an opinion with respect to some matters and one or more other Persons as to other matters, and any one Person may certify or give an opinion as to such matters in one or several documents. Any certificate or opinion of an Officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such Officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his or her certificate or opinion is based are erroneous. Any such certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an Officer or Officers of the Company stating that the information with respect to such factual matters is in the possession of the Company, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous. Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

90 Section 11.05. Rules by Trustee and Agents. The Trustee may make reasonable rules for action by or at a meeting of Holders. Each of the Agents may make reasonable rules and set reasonable requirements for its functions. Section 11.06. No Personal Liability of Directors, Officers, Employees and Stockholders. No director, officer, employee, incorporator, partner, member or stockholder of the Company or any of its Subsidiaries or Affiliates, as such, will have any liability for any indebtedness, obligations or liabilities of the Company under the Notes or this Indenture, of any Guarantor under its Guarantee or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes and the Guarantees. Section 11.07. Governing Law; Consent to Jurisdiction. THE LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE, THE NOTES AND THE GUARANTEES. The Company and the Guarantor hereby irrevocably submit to the non-exclusive jurisdiction of any New York State or federal court sitting in the Borough of Manhattan in the City of New York in any action or proceeding arising out of or relating to the Notes, the Guarantees or this Indenture, and the Company and the Guarantor hereby irrevocably agree that all claims in respect of such action or proceeding may be heard and determined in such New York State or federal court and hereby irrevocably waives, to the fullest extent that they may legally do so, the defense of an inconvenient forum to the maintenance of such action or proceeding. The Guarantor hereby irrevocably designates and appoints the Company, located at the address stated for the Company in its most recent filing with the Commission as its authorized agent (the “Authorized Agent”), as its agent for service of process in any suit, action or proceeding with respect to this Indenture, the Notes and the Note Guarantees and for actions brought under the U.S. federal or state securities laws brought in any federal or state court located in the Borough of Manhattan in the City of New York and will submit to such jurisdiction. The Guarantor represents and warrants that the Authorized Agent has agreed to act as such agent for service of process and agrees to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect as aforesaid. Service of process upon the Authorized Agent and written notice of such service to the Guarantor shall be deemed, in every respect, effective service of process upon the Guarantor. In relation to any legal action or proceedings arising out of or in connection with this Indenture, the Notes and the Note Guarantees, the Company, any Guarantors and the Trustee hereby irrevocably submit to the non-exclusive jurisdiction of the U.S. federal and state courts in the Borough of Manhattan in the City of New York, County and State of New York, United States of America. To the extent that the Company or any Guarantor has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process with respect to itself or its property, it hereby irrevocably waives such immunity in respect of its obligations under each of this Indenture, the Notes and the Note Guarantees. In addition, the Company and any Guarantor irrevocably waives and agrees not to assert, by way of motion, as a defense, or otherwise in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of the above-mentioned courts for any reason whatsoever, that such suit, action or proceeding is brought in an inconvenient forum or that the venue for such suit is improper, or that this Indenture, the Notes or the Note Guarantees or the subject matter hereof or thereof may not be enforced in such courts. The Company and any Guarantors

91 agree that a final judgment in any such suit, action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Section 11.07 shall affect the right of the Trustee to serve legal process in any other manner permitted by law or affect the right of the Trustee to bring any action or proceeding against the Company or any Guarantor or its property in the courts of any other jurisdictions. Section 11.08. No Adverse Interpretation of Other Agreements. This Indenture may not be used to interpret any other indenture, loan agreement or debt agreement of the Company or any of its Subsidiaries or of any other Person. Any such indenture, loan agreement or debt agreement may not be used to interpret this Indenture. Section 11.09. Successors. All agreements of the Company and the Guarantors in this Indenture and the Notes and the Guarantees, as applicable, shall bind their respective successors and assigns. All agreements of the Trustee in this Indenture shall bind their respective successors and assigns. Section 11.10. Severability. In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby. Section 11.11. Execution in Counterparts. This Indenture may be executed in two or more counterparts, which when so executed shall constitute one and the same agreement. The exchange of copies of this Indenture and of signature pages by facsimile, PDF or other electronic transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile, PDF or other electronic shall be deemed to be their original signatures for all purposes. Section 11.12. Table of Contents, Headings, Etc. The Table of Contents and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof. Section 11.13. Force Majeure. In no event shall the Trustee or any other Agent be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, fire, riots, strikes, or stoppages for any reason, embargoes, governmental actions, epidemics, pandemics, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services, it being understood that the Trustee and each of the Agents shall use reasonable efforts which are consistent with accepted practices in the U.S. banking industry to resume performance as soon as practicable under the circumstances. Section 11.14. Legal Holidays. If any scheduled payment date with respect to the payment of principal, premium, if any, or interest on the Notes, including, without limitation, any interest payment date, redemption date, Stated Maturity or maturity date, falls on a day that is not

92 a Business Day, then notwithstanding any other provision of this Indenture or of the Notes, the payment to be made on such payment date will be made on the next succeeding Business Day with the same force and effect as if made on such payment date, and no additional interest will accrue solely as a result of such delayed payment. Neither the Company, nor the Trustee (nor their respective agents) has any responsibility or liability for any act or omission of DTC. Section 11.15. Benefit of the Indenture. Nothing in this Indenture or in the Notes, express or implied, shall give to any Person, other than the parties hereto, any Authenticating Agent, any Paying Agent, any Registrar and their successors hereunder and the Holders, any benefit or any legal or equitable right, remedy or claim under this Indenture. Section 11.16. U.S.A. Patriot Act. The parties hereto acknowledge that in accordance with Section 326 of the U.S.A. Patriot Act, the Trustee is required to obtain, verify and record information that identifies each person that establishes a relationship or opens an account with the Trustee. The Company agrees that it will provide the Trustee with such information as the Trustee may reasonably request in order for the Trustee to satisfy the requirements of the U.S.A. Patriot Act. For purposes of this Section 11.16, “U.S.A. Patriot Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Pub. L. 107-56, as amended, and signed into law October 26, 2001. The provisions of this Section 11.16 are for the sole and exclusive benefit of the Trustee and no failure by the Company to comply with, or any breach of, this Section 11.16 shall constitute a Default, Event of Default or other default with respect to the Notes or under this Indenture, nor shall any person other than the Company and the Trustee have any rights under this Section 11.16. Section 11.17. Withholdings and Deductions. The Trustee and each Paying Agent will be entitled to make any withholding or deduction from payments to the extent necessary to comply with applicable law for which the Trustee and each Paying Agent shall not have any liability to the Company or any Holder or beneficial owner of the Notes. [Signatures on following page]

[Signature Page to the Indenture] IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the day and year first above written. ZEBRA TECHNOLOGIES CORPORATION By: /s/ Nathan Winters Name: Nathan Winters Title: Chief Financial Officer TEMPTIME CORPORATION By: /s/ Derek M. Spychalski Name: Derek Spychalski Title: Vice President and Secretary ZEBRA TECHNOLOGIES INTERNATIONAL LLC By: /s/ Derek M. Spychalski Name: Derek M. Spychalski Title: Vice President and Assistant Secretary

[Signature Page to the Indenture] IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the day and year first above written. U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee By: /s/ Christopher J. Grell Name: Christopher J. Grell Title: Vice President

APPENDIX A Provisions Relating to Initial Notes and Additional Notes Section 1.01 Definitions. (a) Capitalized Terms. Capitalized terms used but not defined in this Appendix A have the meanings given to them in the Indenture. The following capitalized terms have the following meanings: “Applicable Procedures” means, with respect to any transfer or transaction involving a Global Note or beneficial interest therein, the rules and procedures of the Depositary for such Global Note, Euroclear or Clearstream, in each case to the extent applicable to such transaction and as in effect from time to time. “Clearstream” means Clearstream Banking, Société Anonyme, or any successor securities clearing agency. “Distribution Compliance Period,” with respect to any Note, means the period of 40 consecutive days beginning on and including the later of (a) the day on which such Note is first offered to persons other than distributors (as defined in Regulation S) in reliance on Regulation S, notice of which day shall be promptly given by the Company to the Trustee, and (b) the date of issuance with respect to such Note or any predecessor of such Note. “Euroclear” means Euroclear Bank S.A./N.Y., as operator of Euroclear Clearance System or any successor securities clearing agency. “QIB” means a “qualified institutional buyer” as defined in Rule 144A. “Regulation S” means Regulation S promulgated under the Securities Act (including any successor provision thereto), as it may be amended from time to time. “Rule 144” means Rule 144 promulgated under the Securities Act (including any successor provision thereto), as it may be amended from time to time. “Rule 144A” means Rule 144A promulgated under the Securities Act (including any successor provision thereto), as it may be amended from time to time. “Transfer Restricted Notes” means Notes that bear or are required to bear the Restricted Notes Legend. “Unrestricted Global Note” means any Note in global form that does not bear or is not required to bear the Restricted Notes Legend. “U.S. person” means a “U.S. person” as defined in Regulation S.

2 (b) Other Definitions. Term: Defined in Section: “Agent Member” 2.01(c) “Definitive Notes Legend” 2.02(e)(i) “ERISA Legend” 2.02(e)(i) “Global Note” 2.01(b) “Global Notes Legend” 2.02(e)(i) “Regulation S Global Note” 2.01(b) “Regulation S Notes” 2.01(a)(ii)(B) “Restricted Notes Legend” 2.02(e)(i) “Rule 144A Global Note” 2.01(b) “Rule 144A Notes” 2.01(a)(ii)(A) Section 2.01 Form and Dating. (a) The Notes shall be issued initially in the form of one or more Global Notes, which shall be deposited on behalf of the purchasers of the Notes represented thereby with the Custodian, and registered in the name of the Depositary or a nominee of the Depositary, duly executed by the Company and authenticated by the Trustee as provided herein. The Initial Notes issued on the date hereof shall be (i) offered and sold by the Company to the initial purchasers thereof and (ii) resold, initially, only to (A) QIBs in reliance on Rule 144A (“Rule 144A Notes”) and (B) Persons other than U.S. persons in reliance on Regulation S (“Regulation S Notes”). Additional Notes may also be considered to be Rule 144A Notes or Regulation S Notes, as applicable. (b) Global Notes. Rule 144A Notes shall be issued initially in the form of one or more permanent Global Notes in definitive, fully registered form, numbered 144A-001 upward (collectively, the “Rule 144A Global Note”) and Regulation S Notes shall be issued initially in the form of one or more Global Notes, numbered S-001 upward (collectively, the “Regulation S Global Note”), in each case without interest coupons and bearing the Global Notes Legend and the Restricted Notes Legend, which shall be deposited on behalf of the purchasers of the Notes represented thereby with the Custodian, and registered in the name of the Depositary or a nominee of the Depositary, duly executed by the Company and authenticated by the Trustee (or an Authenticating Agent appointed by the Trustee in accordance with the Indenture) as provided in the Indenture. The Rule 144A Global Note, the Regulation S Global Note and any Unrestricted Global Note are each referred to herein as a “Global Note” and are collectively referred to herein as “Global Notes.” Each Global Note shall represent such of the outstanding Notes as shall be specified in the “Schedule of Exchanges of Interests in the Global Note” attached thereto and each shall provide that it shall represent the aggregate principal amount of Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as applicable, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby shall be made by the Trustee or the Custodian, at the direction of the Trustee, in

3 accordance with instructions given by the Holder thereof as required by Section 2.06 of the Indenture and Section 2.02(c) of this Appendix A. (c) Book-Entry Provisions. This Section 2.01(c) shall apply only to a Global Note deposited with or on behalf of the Depositary. The Company shall execute and the Trustee shall, in accordance with this Section 2.01(c) and Section 2.02Section 2.02 of the Indenture and pursuant to an order of the Company signed by one Officer of the Company, authenticate and deliver initially one or more Global Notes that (i) shall be registered in the name of the Depositary for such Global Note or Global Notes or the nominee of such Depositary and (ii) shall be delivered by the Trustee to such Depositary or pursuant to such Depositary’s instructions or held by the Trustee as Custodian. Members of, or participants and current holders in, the Depositary, Euroclear and Clearstream (“Agent Members”) shall have no rights under the Indenture with respect to any Global Note held on their behalf by the Depositary or by the Trustee as Custodian or any other custodian of the Depositary or under such Global Note, and the Depositary or its nominee may be treated by the Company, the Trustee and any agent of the Company, the Guarantors or the Trustee as the absolute owner of such Global Note for all purposes whatsoever. Subject to any provisions contained in the Indenture, the registered Holder of a Global Note may grant proxies and otherwise authorize any Person, including Agent Members, to take any action that a Holder is entitled to take under the Indenture or the Notes. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Guarantors, the Trustee or any agent of the Company, the Guarantors or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices of such Depositary governing the exercise of the rights of a holder of a beneficial interest in any Global Note. (d) Definitive Notes. Except as provided in Section 2.02 or Section 2.03 of this Appendix A, owners of beneficial interests in Global Notes shall not be entitled to receive physical delivery of Definitive Notes. Section 2.02 Transfer and Exchange. (a) Transfer and Exchange of Definitive Notes for Definitive Notes. When Definitive Notes are presented to the Registrar with a request: (i) to register the transfer of such Definitive Notes; or (ii) to exchange such Definitive Notes for an equal principal amount of Definitive Notes of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however, that the Definitive Notes surrendered for transfer or exchange:

4 (1) shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing; and (2) in the case of Transfer Restricted Notes, must be transferred or exchanged pursuant to an effective registration statement under the Securities Act or pursuant to Section 2.02(b) of this Appendix A or otherwise in accordance with the Restricted Notes Legend, and be accompanied by a certification from the transferor in the form provided on the reverse side of the Form of Note in Exhibit A for exchange or registration of transfers and, as applicable, delivery of such legal opinions, certifications and other information as may be requested pursuant thereto. (b) Restrictions on Transfer of a Definitive Note for a Beneficial Interest in a Global Note. A Definitive Note may not be exchanged for a beneficial interest in a Global Note except upon satisfaction of the requirements set forth below. Upon receipt by the Trustee of a Definitive Note, duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Registrar, together with: (i) a certification from the transferor in the form provided on the reverse side of the Form of Note in Exhibit A for exchange or registration of transfers and, as applicable, delivery of such legal opinions, certifications and other information as may be requested pursuant thereto; and (ii) written instructions directing the Trustee to make, or to direct the Custodian to make, an adjustment on its books and records with respect to such Global Note to reflect an increase in the aggregate principal amount of the Notes represented by the Global Note, such instructions to contain information regarding the Depositary account to be credited with such increase, the Trustee shall cancel such Definitive Note and cause, or direct the Custodian to cause, in accordance with the standing instructions and procedures existing between the Depositary and the Custodian, the aggregate principal amount of Notes represented by the Global Note to be increased by the aggregate principal amount of the Definitive Note to be exchanged and shall credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Global Note equal to the principal amount of the Definitive Note so canceled. If the applicable Global Note is not then outstanding, the Company shall issue and the Trustee shall authenticate, upon an Authentication Order, a new applicable Global Note in the appropriate principal amount. (c) Transfer and Exchange of Global Notes. (i) The transfer and exchange of Global Notes or beneficial interests therein shall be effected through the Depositary, in accordance with the Indenture (including applicable restrictions on transfer set forth in Section 2.02(d) of this Appendix A, if any) and the procedures of the Depositary therefor. A transferor of a beneficial interest in a Global Note shall deliver to the Registrar a written order given in accordance with the Depositary’s procedures containing information regarding the participant account of the

5 Depositary to be credited with a beneficial interest in such Global Note, or another Global Note, and such account shall be credited in accordance with such order with a beneficial interest in the applicable Global Note and the account of the Person making the transfer shall be debited by an amount equal to the beneficial interest in the Global Note being transferred. (ii) If the proposed transfer is a transfer of a beneficial interest in one Global Note to a beneficial interest in another Global Note, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Global Note to which such interest is being transferred in an amount equal to the principal amount of the interest to be so transferred, and the Registrar shall reflect on its books and records the date and a corresponding decrease in the principal amount of the Global Note from which such interest is being transferred. (iii) Notwithstanding any other provisions of this Appendix A (other than the provisions set forth in Section 2.03 of this Appendix A), a Global Note may not be transferred except as a whole and not in part if the transfer is by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. (d) Restrictions on Transfer of Global Notes; Voluntary Exchange of Interests in Transfer Restricted Global Notes for Interests in Unrestricted Global Notes. (i) Transfers by an owner of a beneficial interest in a Rule 144A Global Note to a transferee who takes delivery of such interest through another Transfer Restricted Global Note shall be made in accordance with the Applicable Procedures and the Restricted Notes Legend and only upon receipt by the Trustee of a certification from the transferor in the form provided on the reverse side of the Form of Note in Exhibit A for exchange or registration of transfers and, as applicable, delivery of such legal opinions, certifications and other information as may be requested pursuant thereto. (ii) During the Distribution Compliance Period, beneficial ownership interests in the Regulation S Global Note may only be sold, pledged or transferred through Euroclear or Clearstream in accordance with the Applicable Procedures, the Restricted Notes Legend on such Regulation S Global Note and any applicable securities laws of any state of the U.S. Prior to the expiration of the Distribution Compliance Period, transfers by an owner of a beneficial interest in the Regulation S Global Note to a transferee who takes delivery of such interest through a Rule 144A Global Note shall be made only in accordance with the Applicable Procedures and the Restricted Notes Legend and upon receipt by the Trustee of a written certification from the transferor of the beneficial interest in the form provided on the reverse side of the Form of Note in Exhibit A for exchange or registration of transfers. Such written certification shall no longer be required after the expiration of the Distribution Compliance Period. Upon the expiration of the Distribution Compliance Period, beneficial ownership interests in the Regulation S Global Note shall be transferable in accordance with applicable law and the other terms of the Indenture.

6 (iii) Upon the expiration of the Distribution Compliance Period, beneficial interests in the Regulation S Global Note may be exchanged for beneficial interests in an Unrestricted Global Note upon certification in the form provided on the reverse side of the Form of Note in Exhibit A for an exchange from a Regulation S Global Note to an Unrestricted Global Note. (iv) Beneficial interests in a Transfer Restricted Note that is a Rule 144A Global Note may be exchanged for beneficial interests in an Unrestricted Global Note if the Holder certifies in writing to the Registrar that its request for such exchange is in respect of a transfer made in reliance on Rule 144 (such certification to be in the form set forth on the reverse side of the Form of Note in Exhibit A) and/or upon delivery of such legal opinions, certifications and other information as the Company or the Trustee may reasonably request. (v) If no Unrestricted Global Note is outstanding at the time of a transfer contemplated by the preceding clauses (iii) and (iv), the Company shall issue and the Trustee shall authenticate, upon an Authentication Order, a new Unrestricted Global Note in the appropriate principal amount. (e) Legends. (i) Except as permitted by Section 2.02(d) and this Section 2.02(e) of this Appendix A, each Note certificate evidencing the Global Notes and the Definitive Notes (and all Notes issued in exchange therefor or in substitution thereof) shall bear a legend in substantially the following form (each defined term in the legend being defined as such for purposes of the legend only) (“Restricted Notes Legend”): THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) THAT IS [IN THE CASE OF RESTRICTED GLOBAL NOTES: ONE YEAR AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF, THE ORIGINAL ISSUE DATE OF THE ISSUANCE OF ANY ADDITIONAL NOTES AND THE LAST DATE ON WHICH THE ISSUER OR ANY AFFILIATE OF THE ISSUER WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY)] [IN THE CASE OF REGULATION S NOTES: 40 DAYS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF, THE ORIGINAL

7 ISSUE DATE OF THE ISSUANCE OF ANY ADDITIONAL NOTES AND THE DATE ON WHICH THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY) WAS FIRST OFFERED TO PERSONS OTHER THAN DISTRIBUTORS (AS DEFINED IN RULE 902 OF REGULATION S) IN RELIANCE ON REGULATION S], ONLY (A) TO THE ISSUER OR ANY SUBSIDIARY THEREOF, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT THAT IS NOT A QUALIFIED INSTITUTIONAL BUYER AND THAT IS PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ANOTHER INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT OF SECURITIES of $250,000 OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUER’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (C), (D), (E) or (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/ OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE. [IN THE CASE OF REGULATION S NOTES: BY ITS ACQUISITION HEREOF, THE HOLDER HEREOF REPRESENTS THAT IT IS NOT A U.S. PERSON NOR IS IT PURCHASING FOR THE ACCOUNT OF A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT.] Each Definitive Note shall bear the following additional legend (“Definitive Notes Legend”): IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH REGISTRAR AND TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

8 Each Global Note shall bear the following additional legend (“Global Notes Legend”): UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN. TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO DTC, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF. Each Note shall bear the following additional legend (“ERISA Legend”): BY ITS ACQUISITION OF THIS SECURITY (INCLUDING ANY INTEREST THEREIN), THE HOLDER THEREOF WILL BE DEEMED TO HAVE REPRESENTED AND WARRANTED THAT EITHER (1) NO PORTION OF THE ASSETS USED BY SUCH HOLDER TO ACQUIRE OR HOLD THIS SECURITY (INCLUDING ANY INTEREST THEREIN) CONSTITUTES THE ASSETS (A) OF AN EMPLOYEE BENEFIT PLAN THAT IS SUBJECT TO TITLE I OF THE U.S. EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), (B) OF A PLAN, INDIVIDUAL RETIREMENT ACCOUNT OR OTHER ARRANGEMENT THAT IS SUBJECT TO (I) SECTION 4975 OF THE U.S. INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), OR (II) PROVISIONS UNDER ANY OTHER FEDERAL, STATE, LOCAL, NON-U.S. OR OTHER LAWS OR REGULATIONS THAT ARE SIMILAR TO SUCH PROVISIONS OF ERISA OR THE CODE (“SIMILAR LAWS”), OR (C) OF AN ENTITY OR ACCOUNT WHOSE UNDERLYING ASSETS ARE CONSIDERED TO INCLUDE “PLAN ASSETS” OF ANY SUCH PLAN, ACCOUNT OR ARRANGEMENT, OR (2) SUCH HOLDER’S ACQUISITION AND HOLDING OF THIS SECURITY (INCLUDING ANY INTEREST THEREIN) WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR A VIOLATION OF ANY APPLICABLE SIMILAR LAWS.

9 (ii) Upon any sale or transfer of a Transfer Restricted Note that is a Definitive Note, the Registrar shall permit the Holder thereof to exchange such Transfer Restricted Note for a Definitive Note that does not bear the Restricted Notes Legend and the Definitive Notes Legend and rescind any restriction on the transfer of such Transfer Restricted Note if the Holder certifies in writing to the Registrar that its request for such exchange is in respect of a transfer made in reliance on Rule 144 (such certification to be in the form set forth on the reverse side of the Form of Note in Exhibit A) and provides such legal opinions, certifications and other information as the Company or the Trustee may reasonably request. (iii) Any Additional Notes sold in a registered offering shall not be required to bear the Restricted Notes Legend. (f) Cancellation or Adjustment of Global Note. At such time as all beneficial interests in a Global Note have either been exchanged for Definitive Notes, transferred in exchange for an interest in another Global Note, redeemed, repurchased or canceled, such Global Note shall be returned by the Depositary to the Trustee for cancellation or retained and canceled by the Trustee. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for Definitive Notes, transferred in exchange for an interest in another Global Note, redeemed, repurchased or canceled, the principal amount of Notes represented by such Global Note shall be reduced and an adjustment shall be made on the books and records of the Registrar (if it is then the Custodian for such Global Note) with respect to such Global Note, by the Registrar or the Custodian, to reflect such reduction. (g) Obligations with Respect to Transfers and Exchanges of Notes. (i) To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate, Definitive Notes and Global Notes at the Registrar’s request. (ii) No service charge shall be imposed in connection with any registration of transfer or exchange of the Notes (other than pursuant to Section 2.07 of the Indenture), but the Company may require payment of a sum sufficient to cover any documentary, stamp, similar issue or transfer tax or similar governmental charge payable in connection therewith (other than any such documentary, stamp, similar issue or transfer tax or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.10, 3.06, 4.08, and 9.05 of the Indenture). (iii) Prior to the due presentation for registration of transfer of any Note, the Company, the Trustee, the Paying Agent or the Registrar may deem and treat the person in whose name a Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal, premium, if any, and interest on such Note and for all other purposes whatsoever, whether or not such Note is overdue, and none of the Company, the Trustee, the Paying Agent or the Registrar shall be affected by notice to the contrary.

10 (iv) All Notes issued upon any transfer or exchange pursuant to the terms of the Indenture shall evidence the same debt and shall be entitled to the same benefits under the Indenture as the Notes surrendered upon such transfer or exchange. (v) In order to effect any transfer or exchange of an interest in any Transfer Restricted Note for an interest in a Note that does not bear the Restricted Notes Legend and has not been registered under the Securities Act, if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel, in form reasonably acceptable to the Registrar to the effect that no registration under the Securities Act is required in respect of such exchange or transfer or the re-sale of such interest by the beneficial holder thereof, shall be required to be delivered to the Registrar and the Trustee. (h) No Obligation of the Trustee. (i) The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Note, a member of, or a participant in the Depositary or any other Person with respect to the accuracy of the records of the Depositary or its nominee or of any participant or member thereof, with respect to any ownership interest in the Notes or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depositary) of any notice (including any notice of redemption or repurchase) or the payment of any amount, under or with respect to such Notes. All notices and communications to be given to the Holders and all payments to be made to Holders under the Notes shall be given or made only to the registered Holders (which shall be the Depositary or its nominee in the case of a Global Note). The rights of beneficial owners in any Global Note shall be exercised only through the Depositary subject to the applicable rules and procedures of the Depositary. The Trustee may rely and shall be fully protected in relying upon information furnished by the Depositary with respect to its members, participants and any beneficial owners. (ii) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under the Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Depositary participants, members or beneficial owners in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of the Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof. Section 2.03 Definitive Notes. (a) A Global Note deposited with the Depositary or with the Trustee as Custodian pursuant to Section 2.01 may be transferred to the beneficial owners thereof in the form of Definitive Notes in an aggregate principal amount equal to the principal amount of such Global Note, in exchange for such Global Note, only if such transfer complies with Section 2.02 of this Appendix A and (i) the Depositary notifies the Company that it is unwilling or unable to continue as a Depositary for such Global Note or at any time the Depositary ceases to be a “clearing agency” registered under the Exchange Act and, in each case, a successor depositary is

11 not appointed by the Company within 90 days of such notice or after the Company becomes aware of such cessation, or (ii) an Event of Default has occurred and is continuing and the Registrar has received a request from the Depositary. In addition, any Affiliate of the Company or any Guarantor that is a beneficial owner of all or part of a Global Note may have such Affiliate’s beneficial interest transferred to such Affiliate in the form of a Definitive Note by providing a written request to the Company and the Trustee and such Opinions of Counsel, certificates or other information as may be required by the Indenture or the Company or Trustee. (b) Any Global Note that is transferable to the beneficial owners thereof pursuant to this Section 2.03 shall be surrendered by the Depositary to the Trustee, to be so transferred, in whole or from time to time in part, without charge, and the Trustee shall authenticate and deliver, upon such transfer of each portion of such Global Note, an equal aggregate principal amount of Definitive Notes of authorized denominations. Any portion of a Global Note transferred pursuant to this Section 2.03 shall be executed, authenticated and delivered only in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof and registered in such names as the Depositary shall direct. Any Definitive Note delivered in exchange for an interest in a Global Note that is a Transfer Restricted Note shall, except as otherwise provided by Section 2.02(e) of this Appendix A, bear the Restricted Notes Legend. (c) The registered Holder of a Global Note may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under the Indenture or the Notes. (d) In the event of the occurrence of any of the events specified in Section 2.03(a) of this Appendix A, the Company shall promptly make available to the Trustee a reasonable supply of Definitive Notes in fully registered form without interest coupons.

Exhibit A-1 EXHIBIT A FORM OF NOTE 6.500% Senior Notes due 2032 [Insert the Restricted Notes Legend, if applicable, pursuant to the provisions of the Indenture] [Insert the Global Notes Legend, if applicable, pursuant to the provisions of the Indenture] [Insert the Definitive Notes Legend, if applicable, pursuant to the provisions of the Indenture] [Insert the ERISA Legend, if applicable, pursuant to the provisions of the Indenture] [Face of Note] No. _______ ISIN No. _____________ [Initially]1 $[_________] CUSIP ____________2 Zebra Technologies Corporation 6.500% Senior Notes due 2032 Zebra Technologies Corporation, a Delaware corporation, promises to pay to Cede & Co., or registered assigns, the principal sum [as set forth in the “Schedule of Exchanges of Interests in the Global Note” attached hereto]3 [of $[_______]]4 on June 1, 2032. Interest Payment Dates: June 1 and December 1 commencing on December 1, 2024. Record Dates: May 15 and November 15 Additional provisions of this Note are set forth on the other side of this Note. Dated: ___________ 1 Include if a global note. 2 Rule 144A Note CUSIP: 989207AD7 Rule 144A Note ISIN: US989207AD75 Regulation S Note CUSIP: U98868AB5 Regulation S Note ISIN: USU98868AB54 3 Include if a global note. 4 Include if a physical note.

[Signature Page to Note] IN WITNESS HEREOF, the Company has caused this instrument to be duly executed. ZEBRA TECHNOLOGIES CORPORATION By: Name: Title:

[Signature Page to Note] CERTIFICATE OF AUTHENTICATION This is one of the Notes referred to in the within-mentioned Indenture: U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee By: Authorized Signatory

Exhibit A-3 [Back of Note] 6.500% Senior Notes due 2032 Capitalized terms used herein have the meanings assigned to them in the Indenture referred to below unless otherwise indicated. (1) Interest. Zebra Technologies Corporation, a Delaware corporation (the “Issuer”), promises to pay interest on the principal amount of this Note at 6.500% per annum from May 28, 2024 until maturity. The Issuer shall pay interest semi-annually in arrears on June 1 and December 1 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each, an “Interest Payment Date”). Interest on the Notes shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided further that the first Interest Payment Date shall be December 1, 2024. The Issuer shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at the interest rate on the Notes to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the interest rate on the Notes to the extent lawful. Interest shall be computed on the basis of a 360-day year comprised of twelve 30-day months. (2) Method of Payment. The Issuer shall pay interest on the Notes to the Persons who are registered Holders of Notes at the close of business on the May 15 or November 15 (whether or not a Business Day), as the case may be, immediately preceding the related Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12(b) of the Indenture with respect to defaulted interest. Principal, premium, if any, and interest on the Notes shall be payable at the office or agency of the Issuer maintained for such purpose within the contiguous United States, or, at the option of the Issuer, payment of interest and premium, if any, may be made by check mailed to the Holders at their respective addresses set forth in the Note Register; provided that payment by wire transfer of immediately available funds shall be required with respect to principal, premium, if any, and interest on all Global Notes and all other Notes the Holders of which shall have provided wire transfer instructions to the Issuer or the Paying Agent at least five Business Days prior to the applicable payment date. Such payment shall be in such coin or currency of the United States as at the time of payment is legal tender for payment of public and private debts. (3) Paying Agent and Registrar. Initially, U.S. Bank Trust Company, National Association, the Trustee under the Indenture, shall act as Paying Agent and Registrar. The Issuer may change any Paying Agent or Registrar without notice to any Holder. The Issuer or any of its Subsidiaries may act in the capacity of Paying Agent or Registrar. (4) Indenture. The Issuer issued the Notes under an Indenture, dated as of May 28, 2024 (as amended or supplemented from time to time, the “Indenture”), among the Issuer, the Guarantors named therein and the Trustee. The terms of this Note include those stated in the

Exhibit A-4 Indenture. The Notes are subject to all such terms, and Holders are referred to the Indenture for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The Notes are unsecured obligations of the Issuer. (5) Optional Redemption. (a) Other than as set forth below, the Notes are not redeemable prior to maturity. (b) At any time prior to June 1, 2027, the Issuer may redeem the Notes in whole or in part, at its option, upon notice pursuant to Section 3.03 of the Indenture, at a redemption price equal to 100% of the principal amount of such Notes plus the Applicable Premium as of, and accrued and unpaid interest, if any, to, but not including, the redemption date. At any time and from time to time, the Issuer may redeem Notes with the net cash proceeds received by the Issuer from any Equity Offering completed prior to June 1, 2027 at a redemption price equal to 106.500% of the principal amount of such Notes, plus accrued and unpaid interest, if any, to, but not including, the redemption date, in an aggregate principal amount for all such redemptions not to exceed 40% of the aggregate principal amount of the Notes issued under the Indenture on the Issue Date (together with Additional Notes); provided that: (1) in each case, the redemption takes place not later than 180 days after the closing of the related Equity Offering; and (2) not less than 50% of the aggregate principal amount of the then- outstanding Notes issued under the Indenture remains outstanding immediately thereafter (including Additional Notes but excluding Notes held by the Issuer or any of its Subsidiaries), unless all such Notes are redeemed substantially concurrently. (c) At any time and from time to time on or after June 1, 2027, the Issuer may redeem the Notes in whole or in part, upon notice pursuant to Section 3.03 of the Indenture, at a redemption price equal to the percentage of principal amount set forth below plus accrued and unpaid interest, if any, on the Notes redeemed, to, but excluding, the applicable redemption date, if redeemed during the twelve-month period beginning on June 1 of the year indicated below: Year Percentage 2027 103.250% 2028 101.625% 2029 and thereafter 100.000% (d) Notwithstanding the foregoing, in connection with any tender offer for the Notes, including a Change of Control Offer, if Holders of not less than 90% in aggregate

Exhibit A-5 principal amount of the outstanding Notes validly tender and the Issuer or a third-party in lieu of the Issuer, purchases all of the Notes validly tendered and not withdrawn by such Holders, the Issuer or such third party will have the right upon not less than 10 nor more than 60 days’ prior notice, given not more than 30 days following such purchase date, to redeem all Notes that remain outstanding following such purchase at a redemption price equal to the price offered to each other Holder (excluding any early tender or incentive fee) in such tender offer plus, to the extent not included in the tender offer payment, accrued and unpaid interest, if any, thereon, to, but not including, the date of such redemption. (e) If the optional redemption date is on or after a record date and on or before the corresponding Interest Payment Date, the accrued and unpaid interest up to, but not including, the redemption date will be paid on the redemption date to the Holder in whose name the Note is registered at the close of business on such record date in accordance with the applicable procedures of DTC, and no additional interest will be payable to Holders whose Notes will be subject to redemption by the Issuer. (f) Any redemption pursuant to this paragraph 5 shall be made pursuant to the provisions of Article 3 of the Indenture. (6) Repurchase at the Option of Holder. (a) In the event that the Issuer or a Subsidiary is required to commence an offer to all Holders to purchase Notes pursuant to Section 4.08 of the Indenture, it will comply with the terms set forth in the Indenture. (b) If a Change of Control Triggering Event occurs, unless a third party makes a Change of Control Offer as described below or the Issuer has previously or substantially concurrently therewith delivered a redemption notice with respect to all the outstanding Notes pursuant to Section 3.07 of the Indenture, the Issuer will make an offer to purchase all of the Notes pursuant to the offer described below (the “Change of Control Offer”) at a price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest, if any, to but not including the date of repurchase; provided that if the repurchase date is on or after the record date and on or before the corresponding Interest Payment Date, then Holders in whose name the Notes are registered at the close of business on such record date will receive the interest due on the repurchase date. Within 30 days following any Change of Control Triggering Event, the Issuer will deliver or cause to be delivered a notice of such Change of Control Offer electronically in accordance with the applicable procedures of DTC or by first-class mail, with a copy to the Trustee, to each Holder of Notes at the address of such Holder appearing in the security register or otherwise in accordance with the applicable procedures of DTC, describing the transaction or transactions that constitute the Change of Control Triggering Event and offering to repurchase the Notes for the specified purchase price on the date specified in the notice, which date will be no earlier than 10 days and no later than 60 days from the date such notice is delivered, pursuant to the procedures required by the Indenture and described in such notice, except in the case of a

Exhibit A-6 conditional Change of Control Offer made in advance of a Change of Control Triggering Event as described below. (7) Notice of Redemption. Notice of redemption will be delivered at least 10 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed at its registered address, except that redemption notices may be delivered more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of the Indenture. Notes in denominations larger than $2,000 may be redeemed in part but only in whole multiples of $1,000 unless all of the Notes held by a Holder are to be redeemed and provided that any unredeemed portion of a Note is equal to $2,000 or a multiple of $1,000 in excess thereof. On and after the redemption date, interest will cease to accrue on the Notes or portions thereof called for redemption as long as the Issuer has deposited with the Paying Agent funds in satisfaction of the applicable redemption price. Notices of redemption will be delivered electronically or, at the Issuer’s option, mailed by first-class mail at least 10 days but not more than 60 days before the redemption date to each Holder of Notes to be redeemed at the address of such Holder appearing in the security register or otherwise in accordance with the applicable procedures of DTC (with a copy to the Trustee), except that redemption notices may be delivered electronically or mailed more than 60 days prior to a redemption date if the notice is issued in connection with a legal or covenant defeasance of the Notes or a satisfaction and discharge of the Indenture (8) Denominations, Transfer, Exchange. The Notes shall be issuable only in fully registered form in minimum denominations of principal amount of $2,000 and any integral multiple of $1,000 in excess thereof. A Holder may transfer or exchange Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay a sum sufficient to cover any tax and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange of any Note (A) for a period beginning (1) fifteen (15) calendar days before the mailing of a notice of an offer to repurchase or redeem Notes and ending at the close of business on the day of such mailing or (2) fifteen (15) calendar days before an Interest Payment Date and ending on such Interest Payment Date or (B) called for redemption, except the unredeemed portion of any Note being redeemed in part. (9) Persons Deemed Owners. The registered Holder of a Note may be treated as its owner for all purposes. (10) Amendment, Supplement and Waiver. Subject to certain exceptions contained in the Indenture, the Indenture and the Notes may be amended, or a Default thereunder may be waived, with the consent of the Holders of a majority in principal amount of the outstanding Notes. Without notice to or the consent of any Holder, the Issuer, the Guarantors and the Trustee may amend or supplement the Indenture and the Notes as provided in the Indenture. (11) Defaults and Remedies. If an Event of Default (other than an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Issuer or certain Guarantors) occurs and is continuing, the Trustee by notice to the Issuer, or the Holders of at

Exhibit A-7 least 30% in aggregate principal amount of the outstanding Notes by notice to the Issuer and the Trustee, may declare the principal of and accrued and unpaid interest, and any other monetary obligations on all the Notes to be due and payable immediately. Upon the effectiveness of such declaration, such principal, interest, and other monetary obligations will be due and payable immediately. If a bankruptcy, insolvency or reorganization of the Issuer or a Significant Subsidiary (or group of Subsidiaries, that taken together as of the latest audited consolidated financial statements for the Issuer and its Subsidiaries, would constitute a Significant Subsidiary) occurs and is continuing, the principal of and accrued and unpaid interest and any other monetary obligations on all the Notes will become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holders. Under certain circumstances, the Holders of a majority in principal amount of the outstanding Notes may rescind any such acceleration with respect to the Notes and its consequences. (12) Trustee Dealings with the Issuer. The Trustee, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Issuer, the Guarantors or their Affiliates of the Issuer with the same rights it would have if it were not Trustee. In addition, the Trustee shall be permitted to engage in transactions with the Issuer and its Affiliates and Subsidiaries. (13) No Recourse Against Others. No director, officer, employee, incorporator or shareholder of the Issuer or any of its Subsidiaries or Affiliates, as such (other than the Issuer and the Guarantors), shall have any liability for any obligations of the Issuer or the Guarantors under the Notes, the Guarantees or the Indenture or for any claim based on, in respect of, or by reason of such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy. (14) Authentication. This Note will not be valid until authenticated by the manual signature of the Trustee or an authenticating agent. (15) Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act). (16) CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuer has caused CUSIP numbers to be printed on the Notes, and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption, and reliance may be placed only on the other identification numbers placed thereon. (17) Governing Law. THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THE INDENTURE AND THIS NOTE WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF

Exhibit A-8 LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY. The Issuer will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to: Zebra Technologies Corporation 3 Overlook Point Lincolnshire, Illinois 60069 Attention: Corporate Secretary

Exhibit A-9 ASSIGNMENT FORM To assign this Note, fill in the form below: (I) or (we) assign and transfer this Note to: (Insert assignee’s legal name) (Insert assignee’s soc. sec. or tax I.D. no.) (Print or type assignee’s name, address and zip code) and irrevocably appoint to transfer this Note on the books of the Issuer. The agent may substitute another to act for him. Date: Your Signature: (Sign exactly as your name appears on the face of this Note) Signature Guarantee*: * PARTICIPANT IN A RECOGNIZED SIGNATURE GUARANTEE MEDALLION PROGRAM (OR OTHER SIGNATURE GUARANTOR ACCEPTABLE TO THE TRUSTEE).

Exhibit A-10 OPTION OF HOLDER TO ELECT PURCHASE If you want to elect to have this Note purchased by the Issuer pursuant to Section 4.08 (Change of Control Offer) of the Indenture, check the box below: ☐ Section 4.08 If you want to elect to have only part of the Note purchased by the Issuer pursuant to Section 4.08 of the Indenture, state the amount you elect to have purchased: $___________ Date: ______________ Your Signature: Your Signature: (Sign exactly as your name appears on the face of this Note) Tax Identification No.: Signature Guarantee*: * PARTICIPANT IN A RECOGNIZED SIGNATURE GUARANTEE MEDALLION PROGRAM (OR OTHER SIGNATURE GUARANTOR ACCEPTABLE TO THE TRUSTEE).

Exhibit A-11 CERTIFICATE OF TRANSFER U.S. Bank Trust Company, National Association Global Corporate Trust 100 Wall Street, Suite 600 New York, New York 10005 Attention: C. Grell (Zebra Technologies) Re: Zebra Technologies Corporation 6.500% Senior Notes due 2032 (the “Notes”) Reference is hereby made to that certain Indenture dated May 28, 2024 by and among Zebra Technologies Corporation (the “Issuer”) and U.S. Bank Trust Company, National Association, as trustee (the “Indenture”). Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture. _______________ (the “Transferor”) owns and proposes to transfer the Note/Notes or interest in such Note/Notes (the “Book-Entry Interest”) specified in Annex A hereto, in the principal amount of $_____________ in such Note/Notes or interests (the “Transfer”), to _______________ (the “Transferee”), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that: [CHECK ALL THAT APPLY] 1. Check if Transfer is Pursuant to Rule 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the U.S. Securities Act of 1933 (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the Book- Entry Interest or Definitive Note is being transferred to a Person that the Transferor reasonably believed and believes is purchasing the Book-Entry Interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A to whom notice was given that the Transfer was being made in reliance on Rule 144A and such Transfer is in compliance with any applicable securities laws of any state of the United States or any other jurisdiction. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred Book-Entry Interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Restricted Notes Legend printed on the Rule 144A Global Note and/or the Rule 144A Definitive Note and in the Indenture and the Securities Act. 2. Check if Transfer is pursuant to Regulation S. The Transfer is being effected pursuant to and in accordance with Regulation S under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a person in the United States and (A) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (B) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United

Exhibit A-12 States; (ii) no directed selling efforts have been made in contravention of the requirements of Regulation S under the Securities Act; (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the U.S. Securities Act; and (iv) the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer printed on the Regulation S Global Note and/or the Regulation S Definitive Note and contained in the Securities Act, the Indenture and any applicable securities laws of any state of the United States or any other jurisdiction. 3. Check if Transfer is Pursuant to Other Exemption. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144 or Regulation S and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Restricted Notes Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Restricted Notes Legend. 4. Check if Transfer is Pursuant to Rule 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable securities laws of any state of the United States or any other jurisdiction; (ii) the Transferor is not (and during the three months preceding the Transfer was not) an Affiliate of the Issuer, (iii) at least one year has elapsed since such Transferor (or any previous transferor of such Book-Entry Interest or Definitive Note that was not an Affiliate of the Issuer) acquired such Book-Entry Interest or Definitive Note from the Issuer or an Affiliate of the Issuer, and (iv) the restrictions on transfer contained in the Indenture and the Restricted Notes Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred Book-Entry Interest or Rule 144A Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Restricted Notes Legend printed on the Rule 144A Global Note and/or the Rule 144A Definitive Note and in the Indenture. This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer and the Trustee. [Insert Name of Transferor] By: Name: Title: Dated: _________________________

Exhibit A-13 ANNEX A TO CERTIFICATE OF TRANSFER 1. The Transferor owns and proposes to transfer the following: CHECK ONE: (a) a Book-Entry Interest held through DTC Account No. _____, in the: (i) Rule 144A Global Note ([CUSIP/ISIN] __________); or (ii) Regulation S Global Note ([CUSIP/ISIN] __________);. or (b) a Rule 144A Definitive Note; or (c) a Regulation S Definitive Note. 2. After the Transfer the Transferee will hold: [CHECK ONE] (a) a Book-Entry Interest through DTC Account No. _____ in the: (i) Rule 144A Global Note ([CUSIP/ISIN] _________); or (ii) Regulation S Global Note ([CUSIP/ISIN] ________) or (b) a Rule 144A Definitive Note; or (c) a Regulation S Definitive Note.

Exhibit A-14 SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE* The initial principal amount of this Global Note is ___________ DOLLARS ($___________). The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made: Date of Exchange Amount of decrease in Principal Amount of this Global Note Amount of increase in Principal Amount of this Global Note Principal Amount of this Global Note following such decrease (or increase) Signature of authorized officer of Trustee or Custodian * This schedule should be included only if the Note is issued in global form.

Exhibit B-1 EXHIBIT B FORM OF SUPPLEMENTAL INDENTURE TO BE DELIVERED BY SUBSEQUENT GUARANTORS _________ Supplemental Indenture (this “Supplemental Indenture”), dated as of ________, 20__, among (the “Guaranteeing Subsidiary”), a subsidiary of Zebra Technologies Corporation, a Delaware corporation (the “Issuer”), and U.S. Bank Trust Company, National Association, as trustee (the “Trustee”). W I T N E S S E T H WHEREAS, each of the Issuer and the Guarantors (as defined in the Indenture referred to below) has heretofore executed and delivered to the Trustee an indenture (the “Indenture”), dated as of May 28, 2024, providing for the issuance of an unlimited aggregate principal amount of 6.500% Senior Notes due 2032 (the “Notes”); WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall unconditionally Guarantee all of the Issuer’s Obligations under the Notes and the Indenture on the terms and conditions set forth herein and under the Indenture; and WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture without the consent of Holders of the Notes. NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties mutually covenant and agree for the equal and ratable benefit of the Holders as follows: 1. Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture. 2. Guarantor. The Guaranteeing Subsidiary hereby agrees to be a Guarantor under the Indenture and to be bound by the terms of the Indenture applicable to Guarantors, including Article 10 thereof. 3. Governing Law. THIS SUPPLEMENTAL INDENTURE WILL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. 4. Waiver of Jury Trial. EACH OF THE GUARANTEEING SUBSIDIARY AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS SUPPLEMENTAL INDENTURE, THE INDENTURE, THE NOTES, THE GUARANTEES OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

Exhibit B-2 5. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. 6. Headings. The headings of the Sections of this Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part of this Supplemental Indenture and shall in no way modify or restrict any of the terms or provisions hereof. 7. The Trustee. The Trustee makes no representation or warranty as to the validity or sufficiency of this Supplemental Indenture or with respect to the recitals contained herein, all of which recitals are made solely by the other parties hereto. [Signature Pages Follow]

Exhibit B-3 IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first above written. [NAME OF GUARANTEEING SUBSIDIARY] By: Name: Title:

Exhibit B-4 IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first above written. U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee By: Name: Title: